                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-78841

PROSPECTUS SUPPLEMENT
---------------------
(To prospectus dated April 6, 2000)

                                  ACE LIMITED
                          6,000,000 FELINE PRIDES/SM/
                  (Consisting initially of Income PRIDES/SM/)
                                                                          [LOGO
                                                                         OF ACE]

                               ----------------

      This is an offering of 6,000,000 FELINE PRIDES by ACE Limited. The FELINE PRIDES will initially consist of units referred to as Income PRIDES. A component of each Income PRIDES, that will not trade separately from Income PRIDES unless and until transformation is made into a Growth PRIDES/SM/, will be one 8.25% Cumulative Redeemable Preferred Share, Series A, $1.00 par value per preferred share, of ACE Limited. A component of both an Income PRIDES and a Growth PRIDES is a purchase contract pursuant to which you will agree to purchase from us ordinary shares on May 16, 2003, as described in this prospectus supplement. After the initial date of issuance of the Income PRIDES, you may transform your Income PRIDES into Growth PRIDES by substituting the preferred share component of your Income PRIDES for certain zero-coupon U.S. Treasury securities, as described in this prospectus supplement.

      ACE's ordinary shares are traded on the New York Stock Exchange under the symbol "ACL." On April 6, 2000, the closing price of our ordinary shares on the NYSE was $21.0625 per share. The Income PRIDES have been approved for listing on the NYSE under the symbol "ACLPrI."

      Investing in FELINE PRIDES involves risks. Please review the section entitled "Risk Factors" beginning on page S-15 of this prospectus supplement.

                               ----------------

                                                              Per
                                                             Income
                                                             PRIDES    Total
                                                             ------    -----
     Public offering price(1)............................... $50.00 $300,000,000
     Underwriting commission................................  $1.50   $9,000,000
     Proceeds, before expenses, to ACE...................... $48.50 $291,000,000

    (1) Plus accumulated distributions from April 12, 2000, if settlement occurs after that date

      The underwriters may also purchase up to an additional 900,000 Income PRIDES, at the public offering price less the underwriting commission, within 30 days of the date of this prospectus supplement in order to cover over-allotments. If this option is exercised in full, the total public offering price, underwriting commission and proceeds to ACE, before expenses, will be $345,000,000, $10,350,000 and $334,650,000, respectively.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

      The securities will be ready for delivery in book-entry form through The Depository Trust Company on or about April 12, 2000.

                               ----------------

Merrill Lynch & Co.
                         Banc of America Securities LLC
                                                    Donaldson, Lufkin & Jenrette

                               ----------------

            The date of this prospectus supplement is April 6, 2000.

--------
"FELINE PRIDES," "Income PRIDES" and "Growth PRIDES" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           ----
Forward-Looking Statements...............................................   S-4
Prospectus Supplement Summary............................................   S-5
  The Offering--Q&A......................................................   S-5
  Explanatory Diagrams...................................................  S-10
  Summary Historical Consolidated Financial Data of ACE..................  S-14
Risk Factors.............................................................  S-15
ACE Limited..............................................................  S-18
Use of Proceeds..........................................................  S-24
Capitalization of ACE....................................................  S-24
Unaudited Pro Forma Condensed Consolidated Financial Information of ACE..  S-25
Management...............................................................  S-29
Price Range of Our Ordinary Shares And Dividends.........................  S-32
Description of the FELINE PRIDES.........................................  S-33
Description of the Purchase Contracts....................................  S-37
Provisions of the Purchase Contract Agreement and the Pledge Agreement...  S-45
Description of Preferred Shares..........................................  S-47
Material Tax Consequences................................................  S-54
Underwriting.............................................................  S-60
Legal Matters............................................................  S-62
Experts..................................................................  S-62

                                   Prospectus

About this Prospectus....................................................     2
ACE Limited..............................................................     3
ACE INA..................................................................     3
The ACE Trusts...........................................................     4
Use of Proceeds..........................................................     5
Ratio of Earnings to Fixed Charges and Preferred Share Dividends of ACE..     5
General Description of the Offered Securities............................     6
Description of ACE Capital Stock.........................................     6
Description of the Depositary Shares.....................................    19
Description of ACE Debt Securities.......................................    22
Description of ACE INA Debt Securities and ACE Guarantee.................    37
Description of the Warrants to Purchase Ordinary Shares or Preferred
 Shares..................................................................    56
Description of the Warrants to Purchase Debt Securities..................    58
Description of Preferred Securities......................................    59
Description of Preferred Securities Guarantees...........................    70
Description of Stock Purchase Contracts and Stock Purchase Units.........    75
Plan of Distribution.....................................................    75
Legal Opinions...........................................................    77
Experts..................................................................    78
Enforcement of Civil Liabilities Under United States Federal Securities
 Laws....................................................................    78
Where You Can Find More Information......................................    78

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which we describe in more detail elsewhere in this prospectus supplement and the accompanying prospectus and in our SEC filings that we have incorporated by reference) include, but are not limited to:

     . uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);

     . the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding our estimates;

     .  legal developments;

     . the uncertainties of the loss reserving process, including the difficulties associated with assessing environmental and latent injuries;

     . the actual amount of new and renewal business and market acceptance of expansion plans;

     .  the loss of the services of any of our executive officers;

     .  changing rates of inflation and other economic conditions;

     .  losses due to foreign currency exchange rate fluctuations;

     .  the ability to collect reinsurance recoverables;

     . the competitive environment in which we operate, related trends and associated pricing pressures and developments;

     . the impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for ACE's capital, and the risk of undisclosed liabilities;

     . the development of significant Year 2000 related claims or liabilities;

     . developments in and risks associated with global financial markets which could affect our investment portfolio and financing plans; and

     . risks associated with the introduction of new products and services.

      The words "believe," "anticipate," "estimate," "project," "plan," "expect," "intend," "hope," "will likely result" or "will continue" and variations thereof and similar expressions identify forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information about ACE Limited and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase FELINE PRIDES. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference, prior to deciding whether to purchase FELINE PRIDES. You should pay special attention to the "Risk Factors" section beginning on page S-15 of this prospectus supplement to determine whether an investment in the FELINE PRIDES and our ordinary shares is appropriate for you. Unless the context otherwise requires, the terms "ACE," "we," "our," "us" and other similar terms mean ACE Limited and all of its subsidiaries. Capitalized terms used in this prospectus supplement that are not otherwise defined have the same meanings as in the accompanying prospectus. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option.

     On July 2, 1999, ACE acquired CIGNA Corporation's domestic property and casualty insurance operations and its international property and casualty insurance companies and branches, including most of the accident and health business written through those companies. These businesses are now operated as subsidiaries of ACE INA Holdings, Inc. For convenience of reference, we refer to this acquisition and the businesses acquired as the "ACE INA acquisition" and the "ACE INA businesses," respectively.

                               The Offering--Q&A

What are FELINE PRIDES?

     FELINE PRIDES consist of Income PRIDES and Growth PRIDES. The FELINE PRIDES being offered will initially consist only of Income PRIDES. After the initial issue date of the Income PRIDES, you may transform your Income PRIDES into Growth PRIDES as described below.

     Income PRIDES being offered contain two components:

    (1) A purchase contract under which you will agree to purchase our ordinary shares, $0.041666667 par value per ordinary share, on May 16, 2003.

    (2) A preferred share under which you will be paid 8.25% of the liquidation preference of $50 per preferred share per year (or $4.125,) to but excluding, May 16, 2003 and, after that date, at the reset rate described below. The preferred shares will be pledged to us to secure your obligations to purchase our ordinary shares under the purchase contract. On the fifth business day immediately preceding May 16, 2003, you may elect to either:

           . pay $50 cash to settle the purchase contract and obtain the release of the pledged preferred share; or

           . permit the preferred share to be sold on your behalf in a remarketing process and the cash proceeds from that sale to be used to settle the purchase contract.

     Growth PRIDES that may be created as described in this prospectus supplement will contain two components:

    (1) A purchase contract under which you will agree to purchase our ordinary shares on May 16, 2003.

    (2) A 1/20th undivided beneficial interest in a zero-coupon U.S. Treasury security (CUSIP No. 912833 FS4) with a principal amount at maturity equal to $1,000 and maturing on May 16, 2003. The zero-coupon treasury security will be pledged to us to secure your obligations under the purchase contract.

How do I transform my Income PRIDES into Growth PRIDES?

     Until the fifth business day immediately prior to May 16, 2003, for each Income PRIDES you hold, you may transform that Income PRIDES into a Growth PRIDES by depositing with The Bank of New York, as collateral agent, certain zero-coupon U.S. Treasury securities in exchange for obtaining the release of the pledged preferred shares with a stated liquidation preference equal to the principal amount at maturity of the zero-coupon U.S. Treasury securities being deposited as described in this prospectus supplement under the section entitled "Description of the FELINE PRIDES--Substitution of Pledged Securities--Creation of the Growth PRIDES." You may make any such transformation only in integral multiples of 20 Income PRIDES.

     In addition, as a holder of Growth PRIDES, until the fifth business day immediately prior to May 16, 2003, you may recreate Income PRIDES by delivering 20 Growth PRIDES to The Bank of New York, the purchase contract agent, and pledging 20 preferred shares in exchange for $1,000 principal amount at maturity of zero-coupon U.S. Treasury securities as described under the section entitled "Description of the FELINE PRIDES--Substitution of Pledged Securities--Recreation of Income PRIDES." The preferred share component of those Income PRIDES will be pledged to secure your obligations to purchase our ordinary shares under the purchase contract.

What payments am I entitled to as a holder of Income PRIDES?

     Holders of Income PRIDES will be entitled to receive total cash distributions at a rate of 8.25% per $50 per year (or $4.125 per Income PRIDES), payable quarterly in arrears. These cash distributions will consist of cumulative cash dividends on the preferred shares, payable at a dividend rate of 8.25% of the liquidation preference of $50 per preferred share per year to but excluding May 16, 2003, and thereafter, at the reset rate subject to our ability to defer payments of these dividends as described below.

What payments am I entitled to as a holder of Growth PRIDES?

     Holders of Growth PRIDES will not receive periodic payments. Original issue discount, referred to as OID in this prospectus supplement, will accrue on each related U.S. Treasury security. For the United States federal income tax consequences of holding Growth PRIDES, see "Material Tax Consequences-- United States Taxation of U.S. and Non-U.S. Shareholders."

Can payments be deferred?

     We will only pay dividends on the preferred shares if our board of directors or an authorized committee of our board declares those dividends payable and we have funds legally available to pay those dividends. In the event dividends on the preferred shares are not declared with respect to any payment date, the corresponding quarterly dividends to holders of the Income PRIDES will not be paid. During any period for which dividends on the preferred shares are not declared or paid, those dividends will continue to accumulate until paid at the dividend rate of 8.25% per year through and including May 16, 2003, and thereafter, at the reset rate. If we do not declare or pay dividends on the preferred shares through May 16, 2003, on May 16, 2003, instead of a cash payment in respect of such dividends, subject to shareholder approval, you will receive a number of ordinary shares equal to (x) the aggregate of all accumulated and unpaid dividends divided by (y) the applicable market value. If we do not receive shareholder approval to make that payment in ordinary shares, we will pay you cash in respect of such dividends.

     If we do not declare or pay dividends on the preferred shares for any quarterly period, we will be restricted from, among other things, declaring and paying dividends on our ordinary shares. See "Description of Preferred Shares-- Payment Restrictions."

What are the payment dates for the securities?

     The dividend payments described above in respect of the Income PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, a payment date), commencing May 16, 2000, to holders of record on the business day immediately preceding the payment dates. Dividends on the preferred shares will be payable from April 12, 2000 or the most recent payment date on which dividends have been paid.

What is the settlement rate?

     The settlement rate is the number of newly issued ordinary shares we are obligated to sell and you are obligated to buy (for a purchase price of $50) upon settlement of each purchase contract on May 16, 2003.

     The settlement rate for each purchase contract will be as follows, subject to adjustment under the circumstances described under "Description of the Purchase Contracts--Anti-Dilution Adjustments":

    (a) If the applicable market value of our ordinary shares is equal to or greater than $26.3281 per ordinary share, the settlement rate will be
        1.8991 ordinary shares.

    (b) If the applicable market value of our ordinary shares is less than $26.3281 per ordinary share, but greater than $18.9563 per ordinary share, the settlement rate will be equal to $50 divided by the applicable market value per ordinary share.

    (c) If the applicable market value is less than or equal to $18.9563 per ordinary share, the settlement rate will be 2.6376 ordinary shares.

What is remarketing?

     The preferred shares of Income PRIDES holders who have failed to notify the purchase contract agent, on or prior to the fifth business day immediately preceding May 16, 2003, of their intention to pay cash to satisfy their obligations under the related purchase contracts will be remarketed on the third business day immediately preceding May 16, 2003.

     The remarketing agent will use its reasonable efforts to remarket those preferred shares (bearing the reset rate) on that date for settlement on May 16, 2003. The remarketing agent will use its reasonable efforts to obtain a price of approximately 100.5% of the aggregate stated liquidation preference of those preferred shares, plus any related accumulated and unpaid dividends.

     The portion of the proceeds from the remarketing equal to the aggregate stated liquidation preference of those preferred shares will be automatically applied to satisfy in full those Income PRIDES holders' obligations to purchase our ordinary shares under the related purchase contracts. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation preference of the remarketed preferred shares from any amount of those proceeds in excess of the aggregate stated liquidation preference of the remarketed preferred shares plus any accumulated and unpaid dividends. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of that holder.

What happens if the remarketing agent does not sell the preferred shares?

     We will exercise our rights as a secured party to dispose of the preferred shares in accordance with applicable law and the proceeds of that disposition automatically will be applied to satisfy in full your obligation to purchase ordinary shares under the related purchase contracts if:

     . the remarketing agent cannot remarket the related preferred shares of your Income PRIDES, other than to us, at a price not less than 100% of the total stated liquidation preference of those preferred shares plus accumulated and unpaid dividends; or

     . if the remarketing has not occurred because a condition precedent to the remarketing, as described in the remarketing agreement, has not been fulfilled.

If I am not a party to a purchase contract, may I still participate in a remarketing of my preferred shares?

     Holders of preferred shares that are not components of Income PRIDES may elect, in the manner described below, to have their preferred shares remarketed by the remarketing agent.

Besides participating in a remarketing, how else will my obligations under the purchase contracts be satisfied?

     You may satisfy your obligations under the purchase contracts:

     . in the case of Income PRIDES or Growth PRIDES, by settling the related purchase contracts by paying cash no later than the business day immediately preceding May 16, 2003 with prior notification to the purchase contract agent as described below under "Description of the Purchase Contracts--Notice to Settle with Cash;"

     . in the case of Growth PRIDES, by applying the principal of the related treasury security when paid at maturity to settle the related purchase contracts;

     . through the early delivery of cash to the purchase contract agent in the manner described below under "Description of the Purchase Contracts--Early Settlement;" or

     . upon the termination of purchase contracts due to our bankruptcy, insolvency or reorganization.

What are the preferred shares?

     The preferred shares are a class of our capital stock. The preferred shares will rank senior to our ordinary shares as to the payment of dividends and rights upon liquidation and will rank junior to all our indebtedness.

What dividends will I receive on the preferred shares?

     Dividends on the preferred shares will be payable initially at an annual dividend rate of 8.25% of the liquidation preference of $50 per preferred share (or $4.125 per preferred share) to, but excluding, May 16, 2003. On and after May 16, 2003, dividends on these preferred shares will be payable at the reset rate from May 16, 2003 to, but excluding, June 16, 2003.

When will I receive dividends on the preferred shares?

     Dividends on the preferred shares will be payable, if declared, quarterly in arrears on each February 16, May 16, August 16 and November 16 , commencing May 16, 2000, to holders of record on the business day preceding each dividend payment date.

What is the reset rate?

     The reset rate is the dividend rate on the preferred shares on and after May 16, 2003. Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as the reset agent, will determine on the third business day immediately preceding May 16, 2003 the dividend rate that the preferred shares should bear in order for a preferred share to have an approximate market value of 100.5% of $50, except that we may limit the reset rate to be no higher than the rate on a one-month U.S. Treasury bill plus 200 basis points (2%), and the reset rate may not exceed the maximum rate permitted by applicable law.

When will the reset rate on the preferred shares be determined?

     The reset rate on the preferred shares will be determined on the third business day immediately preceding May 16, 2003.

When will the preferred shares be redeemed?

     The preferred shares are not redeemable prior to June 16, 2003. On June 16, 2003, we will redeem the preferred shares in whole.

What are the United States federal income tax consequences related to the Income PRIDES, Growth PRIDES and preferred shares?

     Investors that purchase FELINE PRIDES and continue to hold the FELINE PRIDES may be considered to have received consideration to assume the obligations under the related purchase contract and to have paid that amount, in addition to the purchase price, for the related preferred shares or treasury securities, but those investors should consult their tax advisors concerning the tax consequences associated with the acquisition of the FELINE PRIDES.

     A beneficial owner of Income PRIDES and preferred shares will include in gross income its proportionate share of the stated dividend on the preferred shares when that dividend income is paid or accrued in accordance with the beneficial owner's regular method of tax accounting. A beneficial owner of Growth PRIDES will be required to include in gross income any OID with respect to the treasury securities as it accrues on a constant yield to maturity basis.

What will be the accounting impact of the FELINE PRIDES on ACE's earnings per share?

     Before the issuance of ordinary shares upon settlement of the purchase contracts, the FELINE PRIDES will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the incremental number of ordinary shares used in calculating diluted earnings per share is deemed to be the excess, if any, of the number of ordinary shares issued upon settlement of the purchase contracts over the number of ordinary shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement.

                              Explanatory Diagrams

     The following diagrams demonstrate some of the key features of the purchase contracts, the Income PRIDES, the Growth PRIDES and the preferred shares, and the transformation of Income PRIDES into Growth PRIDES and preferred shares.

FELINE PRIDES Purchase Contract

     . Income PRIDES and Growth PRIDES both include a purchase contract component under which you will agree to purchase our ordinary shares on May 16, 2003.


    (1) For each of the percentage categories shown, the percentage of our ordinary shares to be delivered at maturity to an investor in Income PRIDES or Growth PRIDES is determined by dividing the related number of our ordinary shares to be delivered, as indicated in the footnote for each category, by an amount equal to $50 divided by the closing price of our ordinary shares on April 6, 2000.

    (2) If the applicable market value of our ordinary shares is less than or equal to $18.9563 per ordinary share, the number of ordinary shares to be delivered will be calculated by dividing $50 by $18.9563. The applicable market value means the average of the closing price per ordinary share on each of the twenty consecutive trading days ending on the third trading day immediately preceding May 16, 2003.

    (3) If the applicable market value of our ordinary shares is between $18.9563 and $26.3281 per ordinary share, the number of ordinary shares to be delivered will be calculated by dividing $50 by the applicable market value per ordinary share.

    (4) If the applicable market value of our ordinary shares is equal to or greater than $26.3281 per ordinary share, the number of shares to be delivered will be calculated by dividing $50 by $26.3281.

    (5) The Threshold Depreciation Price is $18.9563, which is 90% of the closing price of our ordinary shares on the NYSE on April 6, 2000.

    (6) The Threshold Appreciation Price is equal to $26.3281, which is 125% of the closing price of our ordinary shares on the NYSE on April 6, 2000.

Income PRIDES

     Income PRIDES consist of two components as described below:


     . You will own the preferred share component of your Income PRIDES but will pledge it to us to secure your obligation to purchase our ordinary shares under the related purchase contract.

Growth PRIDES

     Growth PRIDES consist of two components as described below:


     . You will own the zero-coupon treasury security component of your Growth PRIDES but will pledge it to us to secure your obligation to purchase our ordinary shares under the related purchase contract. A treasury security is defined as a 1/20th undivided beneficial interest in a zero-coupon U.S. treasury security (CUSIP No. 912833 FS4) with a principal amount at maturity equal to $1,000 and maturing on May 16, 2003.

Preferred Shares

     The preferred shares have the terms described below:


     . The holder of preferred shares that are components of Income PRIDES has an option exercisable on the fifth business day immediately preceding May 16, 2003 to either:

           . pay $50 cash to settle the purchase contract and obtain the release of the pledged preferred shares; or

           . permit the preferred shares to be sold on its behalf in a remarketing process and use the cash proceeds from that sale to settle the related purchase contracts.

     . The holder of preferred shares that are separate and not components of Income PRIDES has the option exercisable on the fifth business day immediately preceding May 16, 2003 to either:

           . continue to hold the preferred shares whose dividend rate will be reset on May 16, 2003; or

           . deliver the preferred shares to the collateral agent, to be sold on its behalf in a remarketing process.

Transforming Income PRIDES Into Growth PRIDES and Preferred Shares

     . To create a Growth PRIDES, you may separate an Income PRIDES into its components--the purchase contract and the preferred share--and then combine the purchase contract with a treasury security that matures concurrently with the maturity of the purchase contract.

     . You will own the treasury security component but will pledge it to us to secure your obligations under the purchase contract.

     . The treasury security and the purchase contract together constitute a Growth PRIDES. The preferred share, which is no longer a component of the Income PRIDES, is tradeable as a separate security.

     . The investor can also transform Growth PRIDES and preferred shares into Income PRIDES.

     . The minimum transaction amounts required to transform the Income
       PRIDES into Growth PRIDES and preferred shares is 20 Income PRIDES, and the minimum transaction amount required to transform the Growth PRIDES and preferred shares into Income PRIDES is 20 preferred shares.

             Summary Historical Consolidated Financial Data of ACE

     The following table sets forth summary historical consolidated financial and other data of ACE. The year-end financial data have been derived from our audited financial statements. The financial data for the interim periods have been derived from our unaudited financial statements and include, in the opinion of our management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial data. The results for the interim periods do not necessarily indicate the results to be expected for the full fiscal year. On July 2, 1999, we completed the acquisition of CIGNA's property and casualty business. The actual results of those operations since the acquisition date have been included in our results for the year ended December 31, 1999. On July 9, 1998, we completed the acquisition of Tarquin Limited, which we accounted for on a pooling-of-interests basis. We have restated all prior financial information presented to include the results of operations and financial position of the combined entities. For the historical annual periods prior to 1999 presented below, our fiscal year ended on September 30. From and after July 2, 1999, our fiscal year was changed to December 31. You should read the following information in conjunction with our financial statements and the related notes and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

                                         Three Months
                          Year Ended         Ended
                         December 31,    December 31,               Year Ended September 30,
                         ------------  ------------------  ----------------------------------------------
                             1999        1998      1997       1998        1997        1996        1995
                         ------------  --------  --------  ----------  ----------  ----------  ----------
                                                   (dollars in thousands)
Operations data:
Net premiums written.... $ 2,495,348   $154,103  $153,149  $  880,973  $  789,773  $  781,884  $  544,880
Net premiums earned.....   2,485,737    218,007   205,330     894,303     805,372     755,840     473,133
Net investment income...     493,337     85,095    63,672     324,254     253,440     213,701     184,041
Net realized gain on
 investments............      37,916    130,154    27,493     188,385     127,702      55,229      50,765
Losses and loss
 expenses...............   1,639,543    111,169   122,255     516,892     486,140     520,277     366,322
Acquisition costs,
 administrative and
 other expenses.........     833,312     69,030    44,630     271,566     153,486     138,343      81,976
Amortization of
 goodwill...............      45,350      4,435     2,271      12,834       7,325       1,507        (437)
Interest expense........     105,138      4,741     1,361      25,459      11,657      10,481       5,036
Income taxes............      28,684      5,342     3,768      20,040      25,181      26,543       7,673
                         -----------   --------  --------  ----------  ----------  ----------  ----------
Net income.............. $   364,963   $238,539  $122,210  $  560,151  $  502,725  $  327,619  $  247,369
                         ===========   ========  ========  ==========  ==========  ==========  ==========
Balance sheet data (at end of
 period):
Total investments and
 cash................... $12,875,535         NM        NM  $6,201,074  $4,787,916  $4,342,781  $3,225,786
Total assets............  30,122,888         NM        NM   8,788,753   5,647,596   5,077,780   3,514,946
Net unpaid losses and
 loss expenses..........   8,908,817         NM        NM   2,678,341   2,006,873   1,892,302   1,452,299
Total shareholders'
 equity.................   4,450,560         NM        NM   3,714,270   2,785,155   2,367,003   1,524,123
Selected Other Data:
Loss and loss expense
 ratio..................        66.0%      51.0%     59.5%       57.8%       60.4%       68.8%       77.4%
Underwriting and
 administrative expense
 ratio(1)...............        33.5%      31.7%     21.7%       25.0%       19.0%       18.3%       17.2%
Combined ratio(1).......        99.5%      82.7%     81.2%       82.8%       79.4%       87.1%       94.6%
Net loss reserves to
 capital and surplus
 ratio..................       200.2%        NM        NM        72.1%       72.1%       79.9%       95.3%
Net premiums written to
 capital and surplus
 ratio..................        56.1%        NM        NM        23.7%       28.4%       33.0%       35.8%

-------
NM--Not meaningful
(1) Excluding non-recurring and non-insurance expenses.

                                  RISK FACTORS

      Your investment in the FELINE PRIDES will involve risks. You should carefully consider the following discussion of risks as well as other information contained in this prospectus supplement and the accompanying prospectus.

You assume the risk that the market value of our ordinary shares may decline

      Although as a holder of FELINE PRIDES you will be the beneficial owner of the related preferred shares or treasury securities, you have an obligation under the purchase contract to buy our ordinary shares. Prior to May 16, 2003, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, either the proceeds derived from the remarketing of the preferred shares, in the case of Income PRIDES, or the principal of the related treasury securities when paid at maturity, in the case of Growth PRIDES, will automatically be used to purchase a specified number of our ordinary shares on your behalf. We cannot assure you that the market value of the ordinary shares you will receive on May 16, 2003, will be equal to or greater than the effective price per ordinary share of $21.0625 paid by you for our ordinary shares on the date hereof. As a holder of FELINE PRIDES, if the applicable market value of the ordinary shares is less than $21.0625, the aggregate market value of the ordinary shares issued to you under each purchase contract on May 16, 2003, will be less than the price you paid for the FELINE PRIDES and the market value per share of those ordinary shares will be less than the effective price per share paid by you for such ordinary shares on that date, in which case you will suffer an economic loss as of May 16, 2003. Accordingly, you assume the risk that the market value of the ordinary shares may decline, and that decline could be substantial.

The opportunity for equity appreciation provided by an investment in the FELINE PRIDES is less than that provided by a direct investment in our ordinary shares

      Your opportunity for equity appreciation afforded by investing in the FELINE PRIDES is less than your opportunity for equity appreciation if you were to directly invest in our ordinary shares. This opportunity is less because the market value of the ordinary shares to be received by you under the purchase contract on May 16, 2003, assuming that the market value is the same as the applicable market value of such ordinary shares, will only exceed the effective price per share you paid if the applicable market value of the ordinary shares exceeds $26.3281, which represents an appreciation of approximately 25% over $21.0625. This situation occurs because, in such event, you would receive on May 16, 2003, only approximately 80%, the percentage equal to $21.0625 divided by $26.3281, of the ordinary shares that you would have received if you had made a direct investment in the ordinary shares on the date hereof. Therefore, you would receive on May 16, 2003, only approximately 80% of the appreciation in the value of the ordinary shares in excess of $26.3281.

The trading prices for the FELINE PRIDES will be directly affected by the trading prices for our ordinary and preferred shares

      The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of our preferred shares and ordinary shares and the general level of interest rates. We cannot predict whether the prices of our preferred shares and ordinary shares and interest rates will rise or fall. Trading prices of the preferred shares and ordinary shares will be influenced by our operating results and prospects and by economic, financial, industry and other factors. In addition, general market conditions can affect the capital markets generally, therefore affecting the price of our preferred shares and ordinary shares, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of preferred shares and ordinary shares by us in the market after the offering of the FELINE PRIDES or the perception that those sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the ordinary shares underlying the purchase contracts and of the other components of the FELINE PRIDES. The arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, preferred shares and ordinary shares.

You may not receive periodic payments on your securities

      If our board does not declare or pay dividends on the preferred shares, you will not receive the corresponding distributions on your Income PRIDES. Non-payment of dividends would be expected to adversely affect the trading value of your Income PRIDES. If we do not make cash dividend payments through May 16, 2003, subject to shareholder approval, you will receive ordinary shares in lieu of such cash payments.

Limited rights including limited voting rights

      If you hold preferred shares you will generally have no voting rights except as described under "Description of ACE Capital Stock--Preferred Shares-- Voting Rights" in the accompanying prospectus. If you hold FELINE PRIDES you will not be entitled to any rights with respect to the ordinary shares, including, without limitation, voting rights and rights to receive any dividends or other distributions on the ordinary shares. You will only be entitled to rights as a holder of the ordinary shares when we deliver ordinary shares for FELINE PRIDES on May 16, 2003 or as a result of early settlement and only if the applicable record date, if any, for the exercise of these rights occurs after that date. For example, if an amendment is proposed to our Memorandum of Association or Articles of Association and the record date for determining the shareholders of record entitled to vote on that amendment occurs prior to the delivery, you will not be entitled to vote on that amendment.

Dilution of the ordinary shares may affect the settlement rate and the FELINE PRIDES trading prices

      The number of ordinary shares you are entitled to receive upon settlement of your purchase contract and the trading prices of Income PRIDES and Growth PRIDES may be adversely affected due to dilution of our ordinary shares resulting from the issuance of additional ordinary shares or other equity interests.

      The number of ordinary shares that you are entitled to receive on May 16, 2003 or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and other actions by us that modify our capital structure. However, we will not adjust the number of ordinary shares that you are to receive on May 16, 2003 or as a result of early settlement of a purchase contract for other events, including offerings of ordinary shares for cash by us or most other issuances of ordinary shares. We are not restricted from issuing additional ordinary shares during the term of the purchase contracts and have no obligation to consider your interests for any reason.

      If we issue additional ordinary shares, the price of the ordinary shares may be materially and adversely affected and, because of the relationship of the number of shares to be received on May 16, 2003 to the price of the ordinary shares, these events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

      In connection with the issuance of trust preferred securities in June 1999, we agreed to use our reasonable best efforts to complete one or more firm commitment underwritings of our ordinary shares with an aggregate public offering price of $400 million on or before June 30, 2002.

The secondary market for the FELINE PRIDES may be illiquid

      We are unable to predict how Income PRIDES, Growth PRIDES and preferred shares will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Income PRIDES, Growth PRIDES and preferred shares. The Income PRIDES have been approved for listing on the NYSE. Neither the preferred shares nor the Growth PRIDES will initially be listed on any national securities exchange; however, in the event that they are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will use our reasonable best efforts to cause those securities to be listed on the exchange on which the Income PRIDES are then listed.

      We have been advised by the underwriters that they presently intend to make a market for the Income PRIDES, the Growth PRIDES and the preferred shares; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the preferred shares, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that you or others were to substitute treasury securities or preferred shares for preferred shares or treasury securities, respectively, thereby converting your or their Income PRIDES to Growth PRIDES or your or their Growth PRIDES to Income PRIDES, as the case may be, the liquidity of the Income PRIDES, Growth PRIDES or preferred shares could be adversely affected.

      There can be no assurance that the Income PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES will not be suspended as a result of holders' elections to create Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES to fall below the minimum number of outstanding securities required for listing on the NYSE.

Your rights to the pledged securities will be subject to our security interest

      Your rights to the preferred shares or treasury securities (together, the "pledged securities"), as applicable, will be subject to our security interest. Although you will be the beneficial owners of the applicable pledged securities, those pledged securities will be pledged with The Bank of New York, in its capacity as our collateral agent, to secure your obligations under the related purchase contracts.

The United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PRIDES are unclear

      No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear.

                                  ACE LIMITED

General

      ACE Limited is a holding company incorporated with limited liability in the Cayman Islands, which maintains its business office in Bermuda. We provide a broad range of specialty property and casualty insurance and reinsurance products to a diverse group of clients worldwide. Our long-term business strategy focuses on achieving underwriting profits and providing value to our clients and shareholders through the utilization of our growing capital base within the insurance and reinsurance markets. To date, we have achieved this objective through a combination of product and geographic diversification, as well as through a number of strategic acquisitions. The ACE INA acquisition was a significant step forward in this strategy and makes us one of a handful of truly global insurance enterprises. We now operate in 47 countries. We operate through six main business segments: ACE Bermuda, ACE USA, ACE International, ACE Global Markets, ACE Global Reinsurance and ACE Financial Services.

Strategy

      Our long-term business strategy focuses on achieving underwriting profits and providing value to our clients and shareholders through the utilization of our substantial capital base within the global insurance and reinsurance markets. To date, we have achieved this objective through a combination of product and geographic diversification as well as through a number of strategic acquisitions. The ACE INA acquisition was a significant step forward in this strategy and makes us one of only a handful of truly global insurance enterprises.

      For an acquired company to be strategic, it must be operationally accretive in addition to being financially accretive. The ACE INA acquisition provides ACE with a considerably expanded competitive profile in the U.S. market and a significant international presence in 46 other countries. The ACE INA acquisition also provides ACE with attractive opportunities for growth not only in the U.S. but also in Europe, Asia and Latin America. The ACE INA businesses complement the other businesses of ACE, resulting in significant further diversification benefits. This diversification is important to accommodate the needs of ACE's expanding, global client base of multinational clients in a dynamic insurance marketplace.

Our Operating Subsidiaries

ACE Bermuda

      ACE Bermuda provides property and casualty insurance and reinsurance coverage across a broad range of business including: excess liability, professional lines, satellite, tailored risk solutions, aviation, excess property and political risk. The nature of the coverage provided is generally expected to result in low frequency but high severity of individual losses. We use the reinsurance market as an integral part of the risk management strategy of ACE Bermuda and we have secured reinsurance coverage on all of our major lines of business.

      ACE Bermuda also conducts its business through the following joint ventures:

      Sovereign Risk Insurance Limited, a Bermuda-based managing general agency, issues subscription policies for political risk insurance coverage, with ACE Bermuda assuming 50 percent of each risk underwritten with a 10 percent retrocession. ACE Bermuda also participates, on a quota share basis, in two other political risk programs: co-reinsurance of MIGA (the insurance arm of the World Bank) and Exporter's Credit, which is reinsurance of trade credit risks.

      In March 1998, ACE Bermuda formed two companies with Capital Re Corporation ("Capital Re"): ACE Capital Re International and ACE Capital Re Managers Ltd. ACE Capital Re International, a

Bermuda-domiciled insurance company, writes both traditional and custom-designed programs covering financial guaranty, mortgage guaranty and a broad range of financial risks. Operations are underwritten and managed in Bermuda by a managing agency, ACE Capital Re Managers Ltd. During the year ended December 31, 1999, ACE Bermuda purchased Capital Re's share of ACE Capital Re International and provided further capital of $85 million. On December 30, 1999, ACE acquired Capital Re.

      In March 1999, ACE Bermuda, together with a major broker and a UK based insurance company, formed a joint venture named Intrepid Re Limited. The joint venture underwrites alternative risk business.

ACE INA

      On July 2, 1999, we acquired the ACE INA businesses from CIGNA. ACE INA operates in 47 countries providing property and casualty insurance to businesses and individuals on a global basis. One of ACE INA's primary domestic insurance companies, Insurance Company of North America, traces its origins to 1792. Today, ACE INA benefits from significant domestic and international brand recognition, long-standing domestic and international operations and the accumulated results of CIGNA's marketing and promotional efforts.

      The ACE INA acquisition provides us with a number of strategic benefits and growth opportunities. Most importantly, the ACE INA acquisition significantly furthers our strategy of diversifying both geographically and by product line. Prior to the acquisition, we operated from our bases in Bermuda, the United States, the United Kingdom and Ireland. With the acquisition, we have become one of a very few truly global property and casualty insurance companies, with operations in 47 countries and all 50 states. This global presence has been built over a significant period of time and would be difficult, if not impossible, to duplicate cost and time effectively.

      In addition, the ACE INA acquisition greatly expands our product range and our customer base. This product line diversification allows us to diversify our risk and income streams and to offer a wider product range to a broader customer base worldwide. This diversification should also decrease the volatility of our revenues and income.

      ACE INA is organized into two operating segments, ACE USA and ACE International.

      ACE USA

      The principal business of ACE USA is the combined business of ACE US Holdings, which we acquired in 1998, and the domestic operations of ACE INA, which we acquired on July 2, 1999. The domestic operations of ACE INA include ongoing domestic operations as well as the run-off operations of Brandywine Holdings, Inc., which does not write new policies. The ongoing operations provide specialty property and casualty products and services including: aerospace, diversified products, marine, professional risk services, property, special risk, U.S., international, warranty, Westchester Specialty and "other" operations. The other operations include all remaining insurance operations of ACE USA and insurance related operations. The business unit's insurance results include residual market workers' compensation business, pools and syndicates not attributable to a single business unit and the runoff of open market facilities business. Insurance related operations include those of ESIS Inc. ("ESIS"), our in-house third party claims administrator, and Recovery Services International ("RSI"), which sells salvage, subrogation and premium collection services.

      During 1999, we sold all of the renewal rights to the Commercial Insurance Services business, a business unit acquired as part of the ACE INA acquisition, under two separate agreements. In October, 1999, we reached an agreement with Wausau Commercial Insurance to sell the renewal rights to the CIS middle market, commercial business, as well as non-California workers compensation business. In

November 1999, we reached an agreement with Superior National Insurance Group to sell the renewal rights to the CIS California worker's compensation business. We have not yet sold the existing insurance reserves for the CIS book.

      The Brandywine run-off operation was created in 1995 by the restructuring of ACE INA's domestic operations into two separate operations, ongoing and run-off. Brandywine contains substantially all of ACE INA's asbestos and environmental exposures, as well as various run-off insurance and reinsurance businesses. The run-off operations do not actively sell insurance products but are responsible for the management of run-off policies and environmental pollution exposures.

      ACE International

      ACE International's operations provide insurance coverage and services on a worldwide basis, excluding the United States. Its principal business operations are property & casualty and accident & health. Operating management is carried out through four regional teams: Europe, Far East, Asia/Pacific and Latin America.

      Our international property and casualty operations are conducted through a specialist insurance organization offering capacity and technical expertise in the underwriting of large and unique risks for targeted commercial customer segments, as well as individual coverages in selected markets. Our property insurance products include traditional commercial fire coverage as well as energy industry-related and other technical coverages. Our principal casualty products are commercial general liability and liability coverage for multinational organizations. Marine cargo and hull coverages are written in the London market, as well as in marine markets throughout the world. Our international operations also design and implement risk-financing alternatives for customers whose approach to risk management includes some form of self-insurance.

      Our international accident and health insurance operations provide products that are designed to meet the insurance needs of individuals and groups outside of U.S. insurance markets. These products include accidental death, medical, hospital indemnity and income protection coverages.

      We reduce our exposure to economic loss arising from foreign exchange fluctuations in ACE International by maintaining invested assets abroad in the same currency as the related liabilities.

ACE Global Markets

      ACE Global Markets primarily encompasses our operations in the Lloyd's market. We own five managing agencies that operate in Lloyd's. These managing agencies receive fees and profit commissions in respect of the underwriting and administrative services they provide to the syndicates. For the calendar 2000 year of account, our managing agencies will manage two active syndicates with total capacity under management of approximately $1 billion. As our participation in the syndicates under management grows, the amount of third party fees and profit commissions received by our managing agencies will decrease.

      We also provide funds at Lloyd's to support underwriting by Lloyd's syndicates managed by our managing agencies. For the 1999 year of account, through four corporate members, we participated on all four of the ACE managed syndicates which together had an underwriting capacity of approximately
$725 million out of the total $1.05 billion of capacity. Included in the four syndicates is Syndicate 2488, a dedicated corporate syndicate whose capital is provided solely by us, and which underwrites in parallel with Syndicate 488 comprising capacity provided by Names and other corporate members. The syndicates on which we participate provide liability, specialty marine, property, casualty and aviation insurance.

      For the 2000 year of account, we have merged our syndicates into one so that only Syndicate 2488 will underwrite in 2000. This does not include the syndicates managed by Capital Re's Lloyd's operations which we discuss below. The capacity of this syndicate will be approximately $990 million of which approximately 84 percent, or $829 million, will be provided by our corporate members.

      On December 30, 1999, we acquired RGB Underwriting Agency Limited ("RGBUA") as part of the acquisition of Capital Re. Capital Re also owns a corporate member at Lloyd's through which it participates on two syndicates managed by RGBUA for the 1999 year of account. Prior to our acquisition of Capital Re, one of the syndicates was ceased, such that for the 2000 year of account the Capital Re corporate member will participate in the remaining active syndicate. During 2000, it is envisaged the Lloyd's operations of Capital Re will transfer to ACE Global Markets.

ACE Global Reinsurance

      The principal business of our ACE Global Reinsurance segment is the operations of Tempest Reinsurance Company Limited ("Tempest Re") which provides property catastrophe reinsurance worldwide to insurers of commercial and personal property. Property catastrophe reinsurance protects a ceding company against an accumulation of losses covered by the insurance policies it has issued arising from a common event or "occurrence." Tempest Re underwrites reinsurance principally on an excess of loss basis.

      On April 1, 1998, we acquired CAT Limited, another Bermuda-based property catastrophe reinsurer. CAT's underwriting operations were immediately combined with those of Tempest Re, and on January 1, 1999, CAT was merged into Tempest Re.

      In early 2000, Tempest Re initiated plans to expand its operations to become a multiline global reinsurer. This expansion is expected to reduce volatility and enable Tempest Re to diversify its business and offer integrated risk solutions to satisfy client demand. We consider such an integrated approach vital to capturing an increasing share of the future reinsurance market.

      Business growth will require expansion outside of Bermuda, with our initial emphasis on the major markets of the United States and the United Kingdom. We may consider further global expansion in a subsequent phase of this strategy. We will seek business development opportunities by combining the strengths of our client relationship skills, underwriting expertise, rational pricing and capital base. We will add new lines of business in accordance with our strategy to offer risk protection across all lines of insurance and to be able to package insurance risk with financial, investment and operational risk.

ACE Financial Services

      Our ACE Financial Services segment primarily includes the companies acquired in the Capital Re acquisition on December 30, 1999 and ACE Capital Re International, a subsidiary of ACE Bermuda. Following the acquisition, Capital Re was renamed ACE Financial Services Inc. The companies in our ACE Financial Services segment provide value-added insurance and reinsurance products in several specialty insurance markets which emphasize protection from credit or financial risks through financial guaranty coverages and financial risk coverages. The financial guaranty business is composed of municipal and non-municipal financial guaranty reinsurance and credit default swaps. The financial risks business is composed of mortgage guaranty reinsurance, trade credit reinsurance, title reinsurance and financial solutions.

      ACE Financial Services' financial guaranty division is dedicated to serving the U.S. domestic and international financial guaranty insurance markets and has established itself as a leading specialty reinsurer (by market share) of financial guaranties of investment grade debt obligations, principally municipal and non-municipal debt obligations.

      Financial guaranty insurance is a type of credit enhancement in the form of a surety or insurance which is regulated under the insurance laws of various jurisdictions. The insurance provides an unconditional and irrevocable guaranty which indemnifies the insured against nonpayment of principal and interest when due by an obligor on an insured debt obligation. Additionally, the financial guaranty business sells municipal and non-municipal credit risk protection on a facultative basis to a wide variety of counterparties through credit default swap transactions. Although structured as financial derivatives, credit default swaps are functionally equivalent to financial guaranty insurance.

      The financial risk solutions business is focused on providing highly structured solutions to problems of financial and risk management through reinsurance, including credit enhancement, excess of loss and surplus management covers.

      The financial risk solutions business includes the reinsurance of mortgage guaranty insurance, trade credit reinsurance and title insurance. Mortgage guaranty insurance is a specialized class of credit insurance, providing protection to mortgage lending institutions against the default of borrowers on mortgage loans which at the time of the advance had a loan-to-value ("LTV") ratio in excess of 80 percent. Trade credit insurance protects sellers of goods and services from the risk of non-payment of trade receivables and is a large, well-established specialty insurance product, particularly in Western Europe. Policyholders are generally covered for short-term exposures (generally less than 180 days and averaging 60-90 days) to insolvency or payment defaults by domestic and/or foreign buyers. Some export credit policies also cover political events which can disrupt either the flow of goods and services or payment for goods and services. Title insurance essentially provides the acquirer or the mortgagee of real property with two forms of coverage: the first assures that the search and examination of the real estate records upon which the acquirer or mortgagee is relying for good and clean title were properly performed, and the second form of coverage assures that all previously existing mortgages and liens will be paid off from the proceeds of the sale or refinancing of the property.

We Compete Vigorously in Our Various Markets

      Competitive forces in the international property and casualty insurance and reinsurance business are substantial. Results are a function of underwriting and investment performance, direct costs associated with the delivery of insurance products, including the costs of regulation, the frequency and severity of both natural and man-made disasters, as well as inflation (actual, social and judicial), which impact loss costs. Decisions made by insurers concerning their mix of business (offering certain types of coverage but declining to write other types), their methods of operations and the quality and allocation of their assets (including any reinsurance recoverable balances) will all affect their competitive position. The relative size and reputation of insurers may influence purchasing decisions of present and prospective customers and will contribute to both geographic and industrial sector market penetration. Oversupply of available capital has historically had the effect of encouraging competition and depressing prices. ACE's competitive position in the property and casualty insurance industry is influenced by all of these factors.

We Enjoy Strong Insurance Ratings

      All of our operating subsidiaries have received ratings from A.M. Best Company and Standard & Poor's Ratings Services, except for our Financial Services companies and our Ireland-based companies. The Lloyd's market has also received ratings from A.M. Best and S&P. These ratings are based upon factors relevant to policyholders, agents and intermediaries and are not directed toward the protection of investors. Such ratings are not recommendations to buy, sell or hold securities. ACE Bermuda has received a group rating of A+ from A.M. Best and an A+ claims paying ability rating from S&P. ACE INA has received a group rating of A- from A.M. Best and an A+ claims paying ability rating from S&P. The Lloyd's market, including ACE Global Markets, has received a rating of A from A.M. Best and a claims paying ability rating of A+ from S&P. Tempest Re and ACE USA's insurance subsidiaries have received ratings of A from A.M. Best and claims paying ability ratings of A+ from S&P. The financial strength of ACE Guaranty Re Company, the primary reinsurance company in the Financial Services group, is rated AAA by S&P and Aa2 by Moody's Investors Service Inc. The financial strength of Capital Mortgage Reinsurance Company, ACE Capital Re Bermuda Ltd. and ACE Capital Title Reinsurance Company, three other companies in the Financial Services group, are rated AA by S&P.

How We Estimate and Provide For Unpaid Losses and Loss Expenses

      We are required to make provisions in our financial statements for the estimated unpaid liability for losses and loss expenses for claims made against us under the terms of our policies and agreements. Estimating the ultimate liability for losses and loss expenses is an imprecise science subject to variables that are influenced by both internal and external factors. This is true because claim settlements to be made in the future may be impacted by changing rates of inflation and other economic conditions, changing legislative, judicial and social environments and changes in our claims handling procedures. In any liability cases, significant periods of time, ranging up to several years or more, may elapse between the occurrence of an insured loss, the reporting of the loss to us and the settlement of our liability for that loss.

      Losses and loss expenses are charged to income as incurred. The reserve for unpaid losses and loss expenses represents the estimated ultimate losses and loss expenses less paid losses and loss expenses and is composed of case reserves, loss expense reserves and IBNR loss reserves. During the loss settlement period, which can be many years in duration, additional facts regarding individual claims and trends often will become known. As these become apparent, case reserves may be adjusted by allocation from the IBNR loss reserve without any change in the overall reserve. In addition, application of statistical and actuarial methods may require the adjustment of the overall reserves upward or downward from time to time. The final liability nonetheless may be significantly greater than or less than the prior estimates.

      At December 31, 1999, the net reserve for unpaid losses, including IBNR loss reserves, was $8.9 billion. We continually evaluate our reserves in light of developing information and in light of discussions and negotiations with our insureds. While we are unable at this time to determine whether additional reserves (which could have a material adverse effect upon our financial condition, results of operations and cash flows) may be necessary in the future, we believe that our reserves for unpaid losses and loss expenses are adequate as of December 31, 1999.

How We Invest Our Assets

      Our primary investment objectives are to ensure that funds will be available to meet our insurance and reinsurance obligations, and then to maximize our rate of return on invested funds within specifically approved constraints as to credit quality, liquidity and volatility. Accordingly, our investment portfolio is invested primarily in fixed income instruments of high credit quality.

      Written investment guidelines, approved by the Finance Committee of our Board of Directors, document standards to ensure portfolio liquidity and diversification, maintain credit quality and limit volatility within approved asset allocation guidelines. The use of financial futures, forwards and options contracts, as well as certain mortgage derivative securities which do not provide a planned stable structure of principal and interest payments, require prior approval from the Finance Committee.

      Our consolidated investment portfolio is divided into three segments. Assets which are required to match and offset certain specifically identified liabilities are segregated in an asset-liability management segment. The second segment, the core portfolio, supports the current general insurance exposures and is structured to have low to moderate investment risk. The remainder of the portfolio, the discretionary segment, is invested to enhance total return and return on equity by taking on additional investment risks within prudent limits. The core and discretionary portfolios are managed by professional outside managers whose performance is measured against certain recognized broad market indices.

      Funds are invested in both U.S. and non-U.S. dollar denominated high-quality, fixed maturity and equity securities. The approved asset allocation targets 20 percent of the consolidated investment portfolio to have an exposure to equities, with international equities limited to no more than 35 percent of total equities. The asset allocation target allows 5 percent of the consolidated investment portfolio (excluding the assets of ACE INA) to be invested in alternative investments. The remainder of the consolidated portfolio is to be invested predominantly in U.S. dollar fixed income securities.

                                USE OF PROCEEDS

      We currently anticipate using all the net proceeds from the sale of the Income PRIDES, estimated to be approximately $290.0 million, after deducting the underwriting commission and other expenses ($333.65 million if the underwriters exercise their over-allotment option in full), to repay a portion of our commercial paper indebtedness incurred to finance our acquisition of the ACE INA businesses. At March 31, 2000, ACE Limited had outstanding approximately $408 million of commercial paper, with a weighted average maturity of approximately 15 days and bearing a weighted average interest rate of approximately 6.2%.

                             CAPITALIZATION OF ACE

      The following table sets forth, as of December 31, 1999, our short-term debt and capitalization (1) on a historical basis, and (2) as adjusted to give effect to the sale of $300 million of the 9.70% Capital Securities of ACE Capital Trust II on March 31, 2000 and the Income PRIDES offered hereby (assuming no exercise by the underwriters of their over-allotment option), and the application of the estimated net proceeds from such sales to repay short-term debt. You should read this table in conjunction with our historical consolidated financial statements and the related notes and our unaudited pro forma condensed consolidated financial information.

                                                         As of December 31,
                                                                1999
                                                        ----------------------
                                                                        As
                                                          Actual     Adjusted
                                                        ----------  ----------
                                                             (dollars in
                                                             thousands)
Short-Term Debt........................................ $1,074,585  $  488,585
                                                        ==========  ==========
Long-Term Debt:
  7.75% debentures due 2002............................     74,894      74,894
  8.20% notes due 2004.................................    400,000     400,000
  8.30% notes due 2006.................................    299,334     299,334
  8.63% notes due 2008.................................    250,000     250,000
  8.875% debentures due 2029...........................    100,000     100,000
  11.2% notes due 2009.................................    300,000     300,000
                                                        ----------  ----------
    Total long-term debt...............................  1,424,228   1,424,228
Hybrid trust preferred securities......................    575,000     875,000
Income PRIDES offered hereby...........................        --      300,000
Shareholders' equity:
  Ordinary Shares (par value $0.041666667; 300,000,000
   shares authorized, 217,460,515 shares issued and
   outstanding)........................................      9,061       9,061
  Additional paid-in capital...........................  2,214,989   2,214,989
  Unearned stock grant compensation....................    (28,908)    (28,908)
  Accumulated other comprehensive loss.................    (66,152)    (66,152)
  Retained earnings....................................  2,321,570   2,321,570
                                                        ----------  ----------
    Total shareholders' equity.........................  4,450,560   4,450,560
                                                        ----------  ----------
    Total capitalization............................... $6,449,788  $7,049,788
                                                        ==========  ==========

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          FINANCIAL INFORMATION OF ACE

      On July 2, 1999, ACE purchased the international and domestic property and casualty businesses of CIGNA for $3.45 billion in cash. Under the terms of the acquisition agreement, ACE acquired CIGNA's domestic property and casualty insurance operations and also its international property and casualty insurance companies and branches, including most of the accident and health business written through those companies. National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., provided $1.25 billion of reinsurance against unanticipated increases in recorded reserves for insurance losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. ACE financed this acquisition with available cash and the proceeds from the issuance of a hybrid trust preferred security and commercial paper. We repaid a portion of the commercial paper with the proceeds from the sale of $800 million principal amount of senior debt in August 1999, $100 million of trust preferred securities in December 1999, $300 million of notes in December 1999 and $300 million of trust preferred securities in March 2000. The net proceeds from the issuance of the Income PRIDES offered hereby will be used to repay commercial paper.

      On October 26, 1999, ACE, Capital Re and CapRe Acquisition Corp. entered into an amended and restated merger agreement. This agreement replaced the original merger agreement entered into by ACE and Capital Re on June 10, 1999. Under the new agreement, Capital Re stockholders received 0.65 ordinary shares of ACE for each share of common stock of Capital Re at closing plus a cash payment equal to $3.4456. The transaction was completed on December 30, 1999.

      The unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 1999, present operating results of ACE as if these acquisitions had occurred on January 1, 1999. These amounts do not include ACE's estimate of the expected annual operating expense savings from the acquisition of CIGNA's property and casualty businesses.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with ACE's consolidated financial statements included in ACE's Annual Report on Form 10-K for the year ended December 31, 1999, the audited combined financial statements of CIGNA's property and casualty businesses for the year ended December 31, 1998, previously filed as
Exhibit 99.1 to a Form 8-K filed by ACE dated May 19, 1999, the consolidated financial statements of Capital Re included in the Capital Re Annual Report on Form 10-K for the year ended December 31, 1998 and the unaudited consolidated financial statements of Capital Re included in the Capital Re Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. The unaudited pro forma condensed consolidated financial information is not intended to be indicative of the consolidated results of operations or financial position of ACE that would have been reported if these acquisitions had occurred at the dates indicated or of the consolidated results of future operations or of future financial position.

      The acquisitions of CIGNA's property and casualty businesses and Capital Re have both been accounted for as purchases in accordance with generally accepted accounting principles. Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Twelve Months Ended December 31, 1999
                  -----------------------------------------------------------------------------------------------------------
                                                                                                                 Pro Forma
                                                             Pro Forma                                          Combined for
                                                              Combined                                             CIGNA
                                                             for CIGNA                                            P&C and
                                 CIGNA    Pro Forma             P&C                       Pro forma               Capital
                     ACE(1)     P&C(2)   Adjustments Notes  Acquisition   Capital  Re(8) Adjustments   Notes   Re Acquisition
                  ------------  -------  ----------- ------ ------------  -------------- -----------  -------  --------------
                                                       (In million of U.S. dollars)
Net Premiums
 Written........  $      2,495  $ 1,448     $               $      3,943      $ 165                             $      4,108
Net Premiums
 Earned.........         2,486    1,411                            3,897        157                                    4,054
Net investment
 income.........           493      268       (71)   (3)(4)          690         69               (6)     (12)           753
Other revenues..                    136                              136          5                                      141
Losses and loss
 expenses.......        (1,640)  (1,073)       41       (4)       (2,672)      (250)                                  (2,922)
Acquisition
 costs and
 administrative
 expenses.......          (833)    (845)                          (1,678)       (87)                                  (1,765)
Other expenses..          (150)     (16)      (92)   (5)(6)         (258)        (7)             (4)      (11)          (269)
Income tax......           (29)      28        21       (7)           20         37                                       57
                  ------------  -------     -----           ------------      -----      -----------            ------------
Income (loss)
 excluding net
 realized gains
 (losses) and
 the cumulative
 effect of
 accounting
 change.........           327      (91)     (101)                   135        (76)             (10)                     49
Net realized
 gains (losses)
 on
 investments....            38       48                               86         (6)                                      80
Cumulative
 effect of
 accounting
 change for
 guaranty fund
 and other
 insurance
 related
 assessments,
 net of taxes...                    (85)                             (85)                                                (85)
                  ------------  -------     -----           ------------      -----      -----------            ------------
Income (loss)
 from continuing
 operations.....           365     (128)     (101)                   136        (82)             (10)                     44
Loss from
 discontinued
 operations, net
 of tax.........                                                                (71)                                     (71)
                  ------------  -------     -----           ------------      -----      -----------            ------------
Net Income
 (loss).........  $        365  $  (128)    $(101)          $        136      $(153)     $       (10)           $        (27)
                  ============  =======     =====           ============      =====      ===========            ============
Basic earnings
 per share from
 continuing
 operations,
 excluding net
 realized gains
 (losses) and
 cumulative
 effect of
 accounting
 change.........  $       1.66                              $        .70                                                0.23
                  ============                              ============                                        ============
Basic earnings
 per share from
 continuing
 operations.....  $       1.88                              $        .70                                        $        .20

                  ============                              ============                                        ============
Basic earnings
 per share......  $       1.88                              $        .70                                        $       (.13)

                  ============                              ============                                        ============
Weighted average
 shares
 outstanding--
 basic..........   194,028,374                               194,028,374                  20,807,836      (9)    214,836,210

                  ============                              ============                 ===========            ============
Diluted earnings
 per share from
 continuing
 operations,
 excluding net
 realized gains
 (losses) and
 cumulative
 effect of
 accounting
 change.........  $       1.66                              $        .68                                        $       0.22

                  ============                              ============                                        ============
Diluted earnings
 per share from
 continuing
 operations.....  $       1.85                              $        .69                                        $        .20

                  ============                              ============                                        ============
Diluted earnings
 per share......  $       1.85                              $        .69                                        $       (.12)

                  ============                              ============                                        ============
Weighted average
 shares
 outstanding--
 diluted........   197,626,354                               197,626,354                  22,064,080  (9)(10)    219,690,434

                  ============                              ============                 ===========            ============

       PRO FORMA FOOTNOTES FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

 (1) On July 2, 1999, ACE changed its fiscal year-end from September 30 to December 31. This change was implemented retroactively.

 (2) The actual results of operations have been included with ACE since the acquisition date (July 2, 1999). Therefore the combined statements of operations of CIGNA's property and casualty businesses reflect its results of operations for the six months ended June 30, 1999.

 (3) ACE funded part of the purchase price with $1.025 billion of cash on hand. The estimated investment income on this $1.025 billion of the purchase price has been eliminated (based on a yield of 5.8% that approximates the yield on the ACE portfolio for the fiscal year ended December 31, 1999).

 (4) Under the terms of the acquisition agreement, CIGNA agreed to provide a guarantee to ACE to indemnify against unanticipated increases in recorded reserves for losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. CIGNA had the option to replace its guarantee with reinsurance obtained from a mutually agreed upon third party reinsurer. Contemporaneous with the consummation of the acquisition, CIGNA exercised its option and replaced its guarantee with reinsurance by directing certain subsidiaries being acquired to transfer $1.25 billion of investments to a reinsurer for aggregate coverage of $2.5 billion. Such coverage attached at an amount equal to the net recorded reserves of the certain subsidiaries acquired, on the closing date, minus $1.25 billion. The estimated investment income on this $1.25 billion has been eliminated (based on a yield of 6.5% that approximates the yield on the applicable portion of the acquired businesses' portfolio for the fiscal year ended December 31, 1998). The pro forma adjustment to losses and loss expenses reflects the estimated historical adverse development recorded during the period on the guaranteed reserves.

 (5) In addition to the $1.025 billion of cash on hand, ACE funded the purchase price with $400 million from a hybrid trust preferred security and the remainder with commercial paper (the "initial financing"). Interest on the hybrid trust preferred security and commercial paper has been calculated at rates of 8.5% and 5.3%, respectively. A portion of the commercial paper was repaid with the proceeds from the sale of $800 million principal amount of senior debt in August 1999, $100 million of trust preferred securities in December 1999, $300 million of senior notes in December 1999 and $300 million of capital securities in March 2000. The net proceeds from the issuance of the Income PRIDES offered hereby will be used to repay commercial paper. These pro forma financial statements reflect the initial financing described above.

 (6) Any excess between the purchase price and the fair value of acquired net tangible assets will be allocated to goodwill. These pro forma financial statements reflect all of the excess purchase price over net tangible assets as goodwill. This entry reflects the amortization of goodwill for the period.

 (7) The estimated income tax savings is based on the estimated reduction in net income before tax as a result of interest expense on the initial financing.

 (8) The Capital Re consolidated statements of operations reflect its results of operations for the twelve months ended December 31, 1999.

 (9) The amended and restated merger agreement among Capital Re, ACE and Cap Re Acquisition Corp. dated October 26, 1999 provides that, at the effective time of the merger, each Capital Re common share issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.65 ACE ordinary shares plus a cash payment equal to the greater of $1.30 and the difference (if positive) between the market value of 0.65 of an ACE ordinary share and $14.00, subject to a maximum amount of cash of $4.68 per Capital Re share. On December 30, 1999, ACE issued (with a total value of $368 million) 20,865,000 shares which were recorded at a share price of $17.625. The actual cash consideration, which was based on the average closing price of an ACE share on the NYSE as reported in The Wall Street Journal (NYC edition) for the five consecutive trading days ending three trading days prior to the closing date, subject to the limits noted above, was $110 million.

(10) All of the outstanding options to purchase Capital Re common shares were cancelled and replaced with options to purchase ACE ordinary shares. This adjustment represents the weighted average number of ordinary share equivalents outstanding related to the newly issued ACE options.

(11) Amortization of goodwill created by the acquisition of Capital Re, amounting to $105 million, is being amortized over 25 years.

(12) ACE funded part of the Capital Re purchase with $110 million of cash. Estimated investment income on the $110 million of the purchase price has been eliminated (based on a yield of 5.8% which approximates the yield on the ACE portfolio for the fiscal year ended December 31, 1999).

                                   MANAGEMENT

      The table below sets forth the names and positions of ACE's executive officers.

 Name                          Position
 ----                      --- --------
 Brian Duperreault........     Chairman, Chief Executive Officer & Director

 Donald Kramer............     Vice Chairman and Director

 Dominic J. Frederico.....     President and Chief Operating Officer

 John Charman.............     Chief Executive Officer of ACE Global Markets

 John Engestrom...........     President and Chief Executive Officer, Tempest
                               Reinsurance Company Limited

 Jerome F. Jurschak.......     President and Chief Executive Officer, Capital
                               Re Corporation

 Dennis B. Reding.........     President and Chief Executive Officer of ACE USA

 Gary Schmalzriedt........     President and Chief Executive Officer of ACE
                               Bermuda Insurance, Ltd.

 B. Kingsley Schubert.....     President and Chief Executive Officer of ACE
                               International

 Christopher Z. Marshall..     Chief Financial Officer

 Peter N. Mear............     General Counsel & Secretary

 Keith P. White...........     Chief Administration Officer

 Robert Blee..............     Chief Accounting Officer

 John C. Burville.........     Chief Actuary

 Robin J.W. Masters.......     Chief Investment Officer (through May 31, 2000)

      Brian Duperreault has been a director of ACE since October 1994. Mr. Duperreault has served as Chairman and Chief Executive Officer of ACE since November 1999 and as Chairman, President and Chief Executive Officer of ACE from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault had been employed with American International Group ("AIG") since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of American International Underwriters Inc., a subsidiary of AIG, from April 1994 to September 1994. Mr. Duperreault was President of American International Underwriters Inc. from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991.

      Donald Kramer has been a director and Vice Chairman of ACE since July 1996 following the acquisition of Tempest Re. Mr. Kramer served as Chairman or Co-Chairman of the Board of Tempest from its formation in September 1993 until July 1996 and was President of Tempest Re from 1996 until 1999. Tempest Re was acquired by the Company on July 1, 1996. Prior to the formation of Tempest Re, he was President of Kramer Capital Corporation (venture capital investments) from March to September 1993, President of Carteret Federal Savings Bank (banking) from August 1991 to March 1993, Chairman of the Board of NAC Re Corporation (reinsurance) from June 1985 to June 1993, Chairman of the Board and Chief Executive Officer of KCP Holding Company (insurance) from July 1986 to August 1991 and of its affiliates, KCC Capital Managers (insurance investments) and Kramer Capital Consultants, Inc. (insurance investments), as well as Chairman of the Board of its subsidiary, National American Insurance Company of California (insurance) from September 1988 to August 1991.

      Dominic J. Frederico has served as President and Chief Operating Officer of ACE and Chairman of ACE INA since November 1999. Mr. Frederico has also served as Chairman, President and Chief Executive Officer of ACE INA from May 1999 through November 1999. Mr. Frederico previously served as President of ACE Bermuda since July 1997, Executive Vice President, Underwriting since December 1996, and as Executive Vice President, Financial Lines from January 1995 to December 1996. Mr. Frederico served in various capacities at AIG in Europe and the U.S. from 1982 to January 1995, most recently as Senior Vice President and Chief Financial Officer of an AIG subsidiary, with multi-regional general management responsibilities.

      John Charman has served as Chief Executive Officer of ACE Global Markets since July 1998, and continues to act as Active Underwriter to Lloyd's Syndicate 488/2488. Mr. Charman has been the Active Underwriter of Syndicate 488 since July 1986. Mr. Charman previously served as Managing Director of Charman Underwriting Agencies Limited, and since 1994, as Chief Executive of Tarquin Underwriters Limited, the corporate capital provider of Syndicate 2488.

      John Engestrom has served as President and Chief Executive Officer of Tempest Re since May 1999. From 1997 to May 1999, Mr. Engestrom served as Chief Executive Officer of Liberty Re in London. From 1992 to 1997, Mr. Engestrom served as Group Chief Executive of Mercantile and General Reinsurance Company. Mr. Engestrom began his reinsurance career at Skandia where he held various positions including Chief Operating Officer Treaty Division Europe, Chief Underwriting Officer North America and finally head of Reinsurance Skandia Group worldwide.

      Jerome F. Jurschak joined ACE in December 1999 as President and Chief Executive Officer of ACE Financial Services when ACE acquired Capital Re. Mr. Jurschak previously served as Chief Executive Officer and President of Capital Re from 1998 to 1999. Mr. Jurschak joined Capital Re in 1987 and served as its Chief Underwriting Officer from 1987 to 1998. Prior to joining Capital Re, Mr Jurschak was Senior Vice President and Chief Underwriting Officer of financial guaranty reinsurance for Guaranty Holdings Corporation, a subsidiary of the Old Republic Insurance Company.

      Dennis B. Reding joined ACE in 1998 as President and Chief Executive Officer of ACE USA when the company acquired Westchester Specialty Group Inc. ("WSG"). In July 1999, his role as President and Chief Executive Officer of ACE USA expanded to include the domestic operations of ACE INA. Mr. Reding previously served as President and Chief Executive Officer of WSG, a position he held since July 1993. Prior to joining WSG, Mr. Reding served in various senior positions at Fireman's Fund Insurance Company.

      Gary Schmalzriedt has been President and Chief Executive Officer of ACE Bermuda since July 1999. Since 1991, Mr. Schmalzriedt has served in several senior capacities with CIGNA, most recently, since 1998, serving as Chairman and Chief Executive Officer of CIGNA Europe. Mr. Schmalzriedt originally joined CIGNA as Senior Vice President, Property Underwriting and later became responsible for managing CIGNA International's property and casualty related businesses. Prior to joining CIGNA, Mr. Schmalzriedt spent nearly 20 years in various positions of increasing responsibility with AIG, including assignments in the U.K. and South Africa and most recently, Senior Vice President and Senior Underwriting Officer of American International Underwriters, where he managed AIG's foreign operations.

      B. Kingsley Schubert has served as President and Chief Executive Officer of ACE International since July 1999. Mr. Schubert previously served as President of CIGNA International Property and Casualty since January 1999, and as President of CIGNA International from February 1996 to January 1999. Mr. Schubert served as Senior Vice President of CIGNA International (Asia-Pacific) from March 1995 to February 1996, and as President of CIGNA Insurance Company in Japan from June 1992 to February 1996.

      Christopher Z. Marshall joined ACE in 1986 and has held a number of senior positions at ACE, most recently as Chief Financial Officer of ACE since November 1992 and as Senior Vice President, Finance from January 1990 to November 1992.

      Peter N. Mear has served as General Counsel and Secretary of ACE since April 1996. Mr. Mear served as Vice President and Claims Counsel of Aetna Casualty and Surety Company from February 1991 to April 1996 and Counsel and Litigation Section Head of Aetna Life & Casualty from September 1977 to February 1991.

      Keith P. White has served as Chief Administration Officer of ACE since July 1, 1997. Mr. White previously served as Senior Vice President, Administration of ACE since January 1990.

      Robert A. Blee has served as Chief Accounting Officer of ACE since October 1998. Mr. Blee served as Group Controller of ACE from January 1997 to October 1998, Vice President--Finance of ACE from July 1996 to January 1997, Assistant Vice President and Assistant Controller from October 1994 to July 1996 and Chief Accountant from August 1993 to October 1994.

      John C. Burville has served as Chief Actuary of ACE since January 1992. Mr. Burville served as Managing Actuarial Consultant with Tillinghast, Nelson & Warren (Bermuda) Ltd. (management consulting and actuaries) from March 1986 to December 1991.

      Robin J. W. Masters has served as Chief Investment Officer of ACE since July 1, 1997. Ms. Masters previously served as Senior Vice President since February 1995 and as Treasurer of ACE since October 1992. Mrs. Masters has resigned from ACE effective May 31, 2000.

                PRICE RANGE OF OUR ORDINARY SHARES AND DIVIDENDS

      Our ordinary shares are listed for trading on the NYSE under the symbol "ACL." The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our ordinary shares as reported on the NYSE Composite Tape for the quarters indicated, as adjusted for the three for one stock split of ACE's ordinary shares in March 1998, and dividends.

                              ORDINARY SHARES
                         -------------------------
                          HIGH     LOW   DIVIDENDS
                         ------- ------- ---------
1998
Quarter ended March 31,
 1998................... $40.938 $30.417   $0.08
Quarter ended June 30,
 1998...................  40.313  34.438   $0.08
Quarter ended September
 30, 1998...............  42.125  26.938   $0.09
Quarter ended December
 31, 1998...............  34.813  26.438   $0.09
1999
Quarter ended March 31,
 1999................... $33.625 $25.938   $0.09
Quarter ended June 30,
 1999...................  34.875  27.375   $0.09
Quarter ended September
 30, 1999...............  28.438  16.563   $0.11
Quarter ended December
 31, 1999...............  21.563  15.500   $0.11
2000
Quarter ended March 31,
 2000................... $22.875 $14.688   $0.11
Quarter ended June 30,
 2000 (through April 6,
 2000).................. $22.500 $21.063     --

      The closing price of our ordinary shares on the NYSE on April 6, 2000 was $21.0625.

      As of March 23, 2000, there were 2,608 holders of record of our ordinary shares. This number excludes beneficial owners of ordinary shares held in street name.

                        DESCRIPTION OF THE FELINE PRIDES

      The summaries of the provisions of the documents described below are not necessarily complete, and in each instance reference is made to the copies of those documents, including the definitions of terms, which have been filed as exhibits to documents incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Wherever particular sections of, or terms defined in, those documents are referred to in this prospectus supplement, those sections or defined terms are incorporated by reference.

      Each FELINE PRIDES will be issued under the purchase contract agreement between us and the purchase contract agent. The FELINE PRIDES will initially consist of 6,000,000 units referred to as Income PRIDES. After the initial issue date of the Income PRIDES, you may transform your Income PRIDES into Growth PRIDES as described below.

      Each Income PRIDES will consist of a unit comprised of:

    (a) a purchase contract under which the holder will agree to purchase from us, for an amount of cash equal to $50, on May 16, 2003 the number of newly issued ordinary shares equal to the settlement rate described below; and

    (b) beneficial ownership of one share of our 8.25% Cumulative Redeemable Preferred Shares, Series A, $1.00 par value per preferred share, liquidation preference $50 per preferred share ("preferred share"). Each preferred share will be pledged to us and held by the collateral agent to secure your obligation under the purchase contract to purchase our ordinary shares on May 16, 2003.

      Each Growth PRIDES, when created, will consist of a unit comprised of:

    (a) a purchase contract under which the holder will agree to purchase from us for an amount in cash equal to $50, on May 16, 2003 the number of newly issued ordinary shares equal to the settlement rate described below; and

    (b) a 1/20th undivided beneficial interest in a zero-coupon U.S. Treasury security (CUSIP No. 912833 FS4) with a principal amount at maturity equal to $1,000 and maturing on May 16, 2003 ("treasury securities"). Each treasury security will be pledged to us and held by the collateral agent to secure your obligation under the purchase contract to purchase our ordinary shares on May 16, 2003.

      The purchase price of each FELINE PRIDES will be allocated between the related purchase contract and the related preferred share, in the case of an Income PRIDES, or the related treasury security, in the case of a Growth PRIDES, in proportion to their respective fair market values at the time of purchase. We will treat the entire purchase price of a FELINE PRIDES as being allocated to the related preferred share or interest in a treasury security, as the case may be, and no amount will be allocated to the related purchase contract. This position generally will be binding on each beneficial owner of each Income PRIDES, but not on the United States Internal Revenue Service. As long as FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related preferred shares or treasury securities, as applicable, will be pledged to the collateral agent to secure your obligation to purchase our ordinary shares under the related purchase contracts.

Substitution of Pledged Securities

      Creation of the Growth PRIDES. Each holder of an Income PRIDES will have the right, at any time on or prior to the fifth business day immediately preceding May 16, 2003, to transform each Income PRIDES into a Growth PRIDES by depositing with the collateral agent treasury securities in exchange for obtaining the release of the pledged preferred shares with a stated liquidation preference equal to the principal amount at maturity of the treasury securities being deposited.

      The treasury securities will be pledged with the collateral agent to secure the holder's obligation to purchase our ordinary shares under the related purchase contracts. Because treasury securities are issued in integral multiples of $1,000, holders of Income PRIDES may make the substitution only in integral multiples of 20 Income PRIDES.

      To create 20 Growth PRIDES you must:

    (a) deposit with the collateral agent a treasury security having a principal amount at maturity of $1,000; and

    (b) transfer 20 Income PRIDES to the purchase contract agent accompanied by a notice stating that you have deposited a treasury security with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the 20 preferred shares relating to the 20 Income PRIDES.

      Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the related 20 preferred shares from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will:

    (a) cancel the 20 Income PRIDES;

    (b) transfer to you the 20 related preferred shares; and

    (c) deliver to you 20 Growth PRIDES.

      The treasury security will be substituted for the preferred shares and will be pledged with the collateral agent to secure your obligation to purchase our ordinary shares under the related purchase contracts. The related preferred shares released to you will trade separately from the resulting Growth PRIDES. In addition, OID for United States federal income tax purposes will accrue on the related treasury securities. Dividends on any preferred shares, up to but not including May 16, 2003, including after a substitution of collateral resulting in the creation of Growth PRIDES, will continue to be payable quarterly at the rate of 8.25% of $50 per year (or $4.125 per preferred share), subject to our rights of deferral as described below. On and after May 16, 2003, dividends on any preferred shares will be payable at the reset rate.

      Recreation of Income PRIDES. Each holder of a Growth PRIDES will have the right, at any time on or prior to the fifth business day immediately preceding May 16, 2003, to substitute for the related treasury securities held by the collateral agent preferred shares in an aggregate liquidation preference equal to the aggregate principal amount at maturity of those treasury securities being substituted, thereby creating Income PRIDES.

      The preferred shares will be pledged with the collateral agent to secure the holder's obligation to purchase our ordinary shares under the related purchase contract. Because treasury securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make those substitutions only in integral multiples of 20 Growth PRIDES.

      To create 20 Income PRIDES you must:

    (a) deposit with the collateral agent 20 preferred shares; and

    (b) transfer 20 Growth PRIDES certificates to the purchase contract agent accompanied by a notice stating that you had deposited 20 preferred shares with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the treasury security relating to those Growth PRIDES.

      Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the related treasury security from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will:

    (a) cancel the 20 Growth PRIDES;

    (b) transfer to you the related treasury security; and

    (c) deliver to you 20 Income PRIDES.

      The substituted preferred shares will be pledged with the collateral agent to secure your obligation to purchase our ordinary shares under the related purchase contracts. Cumulative cash dividends, payable quarterly at a rate of 8.25% of $50 per year (or $4.125 per Income PRIDES), subject to our ability to defer these payments, will be payable by us on those Income PRIDES on each payment date from the later of April 12, 2000 and the last payment date on which those cumulative cash dividends, if any, were paid.

      Holders who elect to substitute pledged securities, creating or recreating Growth PRIDES or Income PRIDES, will be responsible for any fees or expenses payable in connection with any substitution.

Periodic Payments and Distributions

      Holders of Income PRIDES are entitled to receive aggregate cash distributions at a rate of 8.25% of $50 per year (or $4.125 per Income PRIDES) from and after April 12, 2000 to but excluding May 16, 2003, payable quarterly in arrears. The quarterly distributions on the Income PRIDES (subject to our ability to defer these payments) will consist of cumulative cash dividends on the related preferred shares payable at the dividend rate of 8.25% of the liquidation preference of $50 per preferred share per year (or $4.125 per preferred share).

      Holders of Growth PRIDES will not receive any periodic payments. However, OID will accrue on the related treasury securities.

      We will only pay dividends on the preferred shares if our board of directors or an authorized committee of our board declares those dividends payable and we have funds legally available to pay those dividends. In the event dividends on the preferred shares are not declared on any payment date, the corresponding quarterly distributions to holders of the Income PRIDES will not be paid. During any period for which dividends on the preferred shares are not declared or paid, those dividends will continue to accumulate until paid at the dividend rate of 8.25% of the liquidation preference of $50 per preferred share per year through and including May 16, 2003, and thereafter, at the reset rate. If we do not declare or pay dividends on the preferred shares, we will be restricted from, among other things, declaring and paying dividends on our ordinary shares. See "Description of Preferred Shares--Payment Restrictions" in this prospectus supplement.

Voting and Other Rights

      Holders of purchase contracts relating to the Income PRIDES or Growth PRIDES will have no voting or other rights, in that capacity, in respect of our ordinary shares.

Listing of the Securities

      The Income PRIDES have been approved for listing on the NYSE under the symbol "ACLPrI." If Growth PRIDES are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will use our reasonable best efforts to cause the Growth PRIDES to be listed on the same exchange that the Income PRIDES are then listed, including, if applicable, on the NYSE.

NYSE Symbol of Ordinary Shares

      Our ordinary shares are listed on the NYSE under the symbol "ACL."

Accounting Impact on Our Diluted Earnings per Share

      Before the issuance of ordinary shares upon settlement of the purchase contracts, the FELINE PRIDES will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the incremental number of ordinary shares used in calculating diluted earnings per ordinary share is deemed to be the excess, if any, of the number of ordinary shares issuable upon settlement of the purchase contracts over the number of ordinary shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement.

Miscellaneous

      We and our affiliates may from time to time purchase any of the securities offered in this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

General

      Each purchase contract underlying a FELINE PRIDES, unless earlier terminated, or earlier settled at your option, will obligate you to purchase, and us to sell, on May 16, 2003, for an amount in cash equal to $50, a number of newly issued ordinary shares at the settlement rate.

      The settlement rate, which is the number of newly issued ordinary shares issuable upon settlement of a purchase contract on May 16, 2003, will be calculated for the FELINE PRIDES, subject to adjustment under certain circumstances, as follows:

    (a) if the applicable market value (as defined below) is equal to or greater than the threshold appreciation price of $26.3281, which is 25% above $21.0625, the closing price of the ordinary shares on April 6, 2000, the settlement rate, which is equal to $50 divided by $26.3281, will be 1.8991 ordinary shares; accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for the ordinary shares increases to an amount that is higher than $26.3281, the aggregate market value of the ordinary shares issued upon settlement of each purchase contract, assuming that the market value of the ordinary shares on May 16, 2003 is the same as the applicable market value, will be higher than $50, and if the market price of the ordinary shares on May 16, 2003, equals $26.3281, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value, will equal $50;

    (b) if the applicable market value is less than the threshold appreciation price but greater than the threshold depreciation price of $18.9563, the settlement rate will be equal to $50 divided by the applicable market value; accordingly, if the market price for the ordinary shares increases between the date of this prospectus supplement and the period during which the applicable market value is measured but that market price is less than $26.3281, the aggregate market value of the ordinary shares issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value, will equal $50; and

    (c) if the applicable market value is less than or equal to the threshold depreciation price, the settlement rate, which is equal to $50 divided by $18.9563, will be 2.6376 ordinary shares; accordingly, if the market price for the ordinary shares decreases to an amount that is less than $18.9563 between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the ordinary shares issued upon settlement of each purchase contract, assuming that the market value is the same as the applicable market value, will be less than $50, and if the market price of the ordinary shares on May 16, 2003 equals $18.9563, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the ordinary shares, will equal $50.

      The applicable market value means the average of the closing prices per share of our ordinary shares on each of the twenty consecutive trading days ending on the third trading day immediately preceding May 16, 2003.

      The closing price of the ordinary shares on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of the ordinary shares on the NYSE on that date. If the ordinary shares are not listed for trading on the NYSE on any of those dates, the closing price of the ordinary shares on any date of determination means the closing sales price as reported in the composite transactions for the principal U.S. securities exchange on which the ordinary shares are so listed, or if the ordinary shares are not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if the ordinary shares are not so reported, the last quoted bid price for the ordinary shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the ordinary shares as of

4:00 p.m., New York City time, on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

      A trading day is a day on which the ordinary shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the ordinary shares.

      No fractional ordinary shares will be issued by us pursuant to the purchase contracts. In place of fractional shares otherwise issuable, calculated on an aggregate basis, in respect of the purchase contracts you are settling, you will be entitled to receive an amount of cash equal to the fractional share times the applicable market value.

      On the business day immediately preceding May 16, 2003, unless:

    (a) you have settled the related purchase contracts prior to May 16, 2003 through the early delivery of cash to the purchase contract agent, in the manner described under "--Early Settlement";

    (b) in the case of Income PRIDES, you have settled the related purchase contracts with separate cash on the business day immediately preceding May 16, 2003 having given prior notice in the manner described under "--Notice to Settle with Cash";

    (c) you have had the preferred shares related to your purchase contracts remarketed in the manner described in this prospectus supplement; or

    (d) an event described under "--Termination of Purchase Contracts" below has occurred;

then: (1) in the case of Income PRIDES we will exercise our rights as a secured party to dispose of the preferred shares in accordance with applicable law and
(2) in the case of Growth PRIDES, the principal amount at maturity of the related treasury securities, when paid at maturity, will automatically be applied to satisfy in full your obligation to purchase ordinary shares under the related purchase contracts. The ordinary shares will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the FELINE PRIDES and payment by you of any transfer or similar taxes payable in connection with the issuance of the ordinary shares to any person other than you. Where a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related purchase contracts through the delivery of cash or, in the case of Income PRIDES, settles the related purchase contracts with cash on the business day immediately preceding May 16, 2003, the related preferred shares or treasury securities, as the case may be, will be released to the holder as described in this prospectus supplement. The funds received by the collateral agent on the business day immediately preceding May 16, 2003, upon cash settlement of a purchase contract, will be promptly invested in overnight permitted investments and paid to us on May 16, 2003. Any funds received by the collateral agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the purchase contract agent for payment to the holders.

      Prior to the date on which ordinary shares are issued in settlement of purchase contracts, the ordinary shares underlying the related purchase contracts will not be deemed to be outstanding for any purpose and the holders of those purchase contracts will not have any voting rights, rights to dividends or other distributions, rights or privileges of a stockholder of ACE by virtue of holding the purchase contracts.

      As a holder of an Income PRIDES or Growth PRIDES, you will, by acceptance and under the terms of the purchase contract agreement and the related purchase contracts, be deemed to have:

    (a) irrevocably agreed to be bound by the terms of the related purchase contracts and the pledge agreement for so long as you remain a holder of that FELINE PRIDES; and

    (b) duly appointed the purchase contract agent as your attorney-in-fact to enter into and perform the related purchase contracts on your behalf and in your name.

      In addition, as a beneficial owner of Income PRIDES or Growth PRIDES, you, by acceptance of the interest, will be deemed to have agreed to treat, for United States federal, state and local income and franchise tax purposes, yourself as the owner of the related preferred shares or treasury securities, as the case may be.

Remarketing

      Under the remarketing agreement and subject to the terms of the remarketing underwriting agreement between the remarketing agent, the purchase contract agent and us, the preferred shares of Income PRIDES holders who have failed to notify the purchase contract agent on or prior to the fifth business day immediately preceding May 16, 2003 of their intention to settle the related purchase contracts with separate cash on the business day immediately preceding May 16, 2003, will be remarketed on the third business day immediately preceding May 16, 2003.

      The remarketing agent will use its reasonable efforts to remarket those preferred shares on that date at a price of approximately 100.5% of the aggregate liquidation preference of those preferred shares, plus accumulated and unpaid dividends. The portion of the proceeds from that remarketing equal to the aggregate liquidation preference of those preferred shares will automatically be applied to satisfy in full those Income PRIDES holders' obligations to purchase ordinary shares under the related purchase contracts. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate liquidation preference of the remarketed preferred shares from any amount of those proceeds in excess of the aggregate liquidation preference of the remarketed preferred shares plus any accumulated and unpaid dividends, the remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of that holder. Income PRIDES holders whose preferred shares are so remarketed will not otherwise be responsible for the payment of any remarketing fee.

      If, despite using its reasonable efforts, the remarketing agent cannot remarket the related preferred shares of those holders of Income PRIDES at a price not less than 100% of the aggregate liquidation preference of those preferred shares plus accumulated and unpaid dividends, or if the remarketing does not occur because a condition precedent to the remarketing has not been fulfilled, and thus resulting in a failed remarketing, we will exercise our rights as a secured party to dispose of the preferred shares in accordance with applicable law and satisfy in full, from the proceeds of that disposition, that holder's obligation to purchase ordinary shares under the related purchase contracts. However, if we exercise those rights as a secured creditor, any accumulated and unpaid dividends on those preferred shares will be paid in cash by us to the holders of record of those preferred shares. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding May 16, 2003 by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal (NYC edition). In addition, we will request, not less than ten nor more than 15 calendar days prior to the remarketing date, that the depository notify its participants holding preferred shares, Income PRIDES and Growth PRIDES of the remarketing and of the procedures that must be followed if a holder of preferred shares wishes to exercise its right to "put its preferred shares to us" as described in this prospectus supplement under the section entitled "Description of Preferred Shares--Put Option." If required by applicable law, we will endeavor to ensure that a registration statement with regard to the full amount of the preferred shares to be remarketed shall be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process. Merrill Lynch, Pierce, Fenner & Smith Incorporated initially will be appointed to act as remarketing agent.

Early Settlement

      A holder of Income PRIDES may settle the related purchase contracts on or prior to the fifth business day immediately preceding May 16, 2003 by presenting and surrendering the FELINE PRIDES certificate evidencing those Income PRIDES at the offices of the purchase contract agent with the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to the product of $50 and the number of purchase contracts being settled.

      A holder of Growth PRIDES may settle the related purchase contracts on or prior to the second business day immediately preceding May 16, 2003 by presenting and surrendering the FELINE

PRIDES certificate evidencing the Growth PRIDES at the offices of the purchase contract agent with the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to the product of $50 and the number of purchase contracts being settled.

      So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

      Upon early settlement of the purchase contracts related to any Income PRIDES or Growth PRIDES:

    (a) as a holder of FELINE PRIDES, you will receive 1.8991 newly issued ordinary shares per Income PRIDES or Growth PRIDES, regardless of the market price of the ordinary shares on the date of the early settlement. The number of newly issued ordinary shares in both cases will be subject to adjustment under the circumstances described in "--Anti-Dilution Adjustments" below; and

    (b) the preferred shares or the treasury securities related to the Income PRIDES or Growth PRIDES, as applicable, will then be transferred to you free and clear of our security interest.

      If the purchase contract agent receives a FELINE PRIDES certificate, accompanied by the completed election to settle early form and the requisite amount of immediately available funds, from you by 5:00 p.m., New York City time, on a business day, that day will be considered the early settlement date. If the purchase contract agent receives those documents after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

      Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the FELINE PRIDES certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related ordinary shares to any person other than the holder of the Income PRIDES or Growth PRIDES, we will cause the ordinary shares being purchased to be issued, and the related preferred shares, or the treasury securities, as the case may be, securing those purchase contracts to be released from the pledge under the pledge agreement and transferred, within three business days following the settlement date, to you or your designee.

Notice to Settle with Cash

      If you want to settle the purchase contract underlying a FELINE PRIDES with separate cash on the business day immediately preceding May 16, 2003, you must notify the purchase contract agent by presenting and surrendering the FELINE PRIDES certificate evidencing those FELINE PRIDES. You must present the certificates at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated. You must present the documents on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding May 16, 2003 if you are a Growth PRIDES holder. If you are an Income PRIDES holder, you must present the document on the fifth business day immediately preceding May 16, 2003.

      If you have given notice of your intention to settle the related purchase contract with separate cash but failed to deliver the cash on the business day immediately preceding May 16, 2003, then we will exercise our right as a secured party to dispose of, in accordance with applicable law, the related preferred shares or the treasury securities, as the case may be, to satisfy in full from the proceeds of that disposition your obligation to purchase ordinary shares under the related purchase contract.

Anti-Dilution Adjustments

      The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

    (a) the payment of dividends and distributions of our ordinary shares on our ordinary shares;

    (b) the issuance to all holders of our ordinary shares of rights, warrants or options, other than any dividend reinvestment or share purchase plans, entitling them, for a period of up to 45 days, to subscribe for or purchase our ordinary shares at less than the current market price;

    (c) subdivisions, splits and combinations of our ordinary shares;

    (d) distributions to all holders of our ordinary shares of our evidences of indebtedness, shares of capital stock, securities, cash or property, excluding any dividend or distribution covered by clause
        (a) or (b) above and excluding any dividend or distribution paid exclusively in cash;

    (e) distributions consisting exclusively of cash to all holders of our ordinary shares in an aggregate amount that, together with:

     .  other all-cash distributions made within the preceding 12 months;
        and

     . any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our ordinary shares concluded within the preceding 12 months, exceeds 5% of our aggregate market capitalization on the date of that distribution; the aggregate market capitalization being the product of the current market price of our ordinary shares multiplied by the number of our ordinary shares then outstanding; and

    (f) the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our ordinary shares which involves an aggregate consideration that, together with:

     . any cash and the fair market value of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our ordinary shares concluded within the preceding 12 months; and

     . the aggregate amount of any all-cash distributions to all holders of our ordinary shares made within the preceding 12 months;

     exceeds 5% of our aggregate market capitalization on the expiration of the tender or exchange offer.

      The current market price per share of our ordinary shares on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the ex date with respect to the issuance or distribution requiring that computation. For purposes of this paragraph, the term ex date, when used with respect to any issuance or distribution, shall mean the first date on which the ordinary shares trade regular way on that exchange or in that market without the right to receive the issuance or distribution.

      In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which our ordinary shares are converted into the right to receive securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, become a contract to purchase only the kind and amount of securities, cash and property receivable upon consummation of the transaction by a holder of the number of ordinary shares which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of that transaction if that holder had then settled that purchase contract.

      If at any time (1) we make a distribution of property to the holders of our ordinary shares which would be taxable to those shareholders as a dividend for United States federal income tax purposes, which includes generally distributions of our evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe to capital stock; and (2) according to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may give rise to a taxable dividend to holders of FELINE PRIDES.

      In addition, we may make increases to the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend, distribution of capital stock, distribution of rights to acquire capital stock or from any event treated similarly for income tax purposes or for any other reasons.

      Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate shall be required unless that adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which by reason of the above sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      We will be required, within ten business days following the adjustment of the settlement rate, to provide written notice to the purchase contract agent of the occurrence of that event and a statement specifying in reasonable detail the method by which the adjustment to the settlement rate was determined and the revised settlement rate.

      Each adjustment to the settlement rate will result in a corresponding adjustment to the number of our ordinary shares issuable upon early settlement of a purchase contract.

Termination of Purchase Contracts

      The purchase contracts, our related rights and obligations and those of the holders of the FELINE PRIDES, including the right and obligation to purchase ordinary shares, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

      Upon termination, the collateral agent will release the related preferred shares in respect of any Income PRIDES, and, in respect of any Growth PRIDES, the treasury securities, held by it to the purchase contract agent for distribution to the holders.

Pledged Securities and Pledge Agreement

      The preferred shares related to the Income PRIDES and the treasury securities related to the Growth PRIDES (collectively, the pledged securities) will be pledged to the collateral agent, for our benefit. According to the pledge agreement, the pledged securities will secure the obligations of holders of FELINE PRIDES to purchase our ordinary shares under the related purchase contracts. Your rights to the related pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the Income PRIDES or Growth PRIDES from the pledge arrangement except:

    (a) to substitute treasury securities for the related preferred shares;

    (b) to substitute preferred shares for the related treasury securities;
        or

    (c) upon the termination or early settlement of the related purchase contracts.

      Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, (1) each holder of Income PRIDES will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related preferred shares, including dividend, voting, redemption and liquidation rights, and (2) each holder of Growth PRIDES will retain beneficial ownership of the related treasury securities pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

      Except as described in "-- General" above, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to the purchase contract agent, which will in turn distribute them to the persons in whose names the related Income PRIDES are registered at the close of business on the record date immediately preceding the date of the distribution.

Book-Entry System

      The Depository Trust Company will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the depositary's nominee). One or more fully-registered global security certificates, representing the total aggregate number of FELINE PRIDES, will be issued and deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

      The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as the FELINE PRIDES are represented by global security certificates.

      The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (participants). Access to the depositary system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly (indirect participants). The rules applicable to the depositary and its participants are on file with the SEC.

      No FELINE PRIDES represented by global security certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless, however, the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates, has ceased to be qualified to act as required by the purchase contract agreement or there is a continuing default by us in respect of our obligations under one or more purchase contracts. All FELINE PRIDES represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

      As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all FELINE PRIDES represented by those certificates for all purposes under the FELINE PRIDES and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the FELINE PRIDES represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES certificates in exchange and will not be considered to be owners or holders of the global security certificates or any FELINE PRIDES represented by those certificates for any purpose under the FELINE PRIDES or the purchase contract agreement. All payments on the FELINE PRIDES represented by the global security certificates and all related transfers and deliveries of preferred shares, treasury securities and ordinary shares will be made to the depositary or its nominee as their holder.

      Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participant with respect to interests of persons held by the participants on their behalf.

      Procedures for settlement of purchase contracts on May 16, 2003 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

      Neither we or any of our agents, nor the purchase contract agent or any of its agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

      The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

     PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

General

      Distributions on the FELINE PRIDES will be payable, purchase contracts and documents related to them will be settled and transfers of the FELINE PRIDES will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at our option, by check mailed to the address of the person entitled to it as shown on the security register.

      The ordinary shares will be delivered on May 16, 2003 or earlier upon early settlement or, if the purchase contracts have terminated, the related pledged securities will be delivered upon presentation and surrender of the FELINE PRIDES certificate at the office of the purchase contract agent.

      If you fail to present and surrender the FELINE PRIDES certificate evidencing the Income PRIDES or Growth PRIDES to the purchase contract agent on May 16, 2003, the ordinary shares issuable in settlement of the related purchase contract will be registered in the name of the purchase contract agent. The ordinary shares, together with any related distributions, will be held by the purchase contract agent as agent for your benefit, until the FELINE PRIDES certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

      If the purchase contracts have terminated prior to May 16, 2003, the related pledged securities have been transferred to the purchase contract agent for distribution to you and you fail to present and surrender the FELINE PRIDES certificate evidencing your Income PRIDES or Growth PRIDES to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and related payments shall be held by the purchase contract agent as agent for your benefit, until the FELINE PRIDES certificate is presented or you provide the evidence and indemnity described above.

      The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution.

      No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any related tax or other governmental charge that may be imposed.

Modification

      The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent or collateral agent with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement. However, we, the purchase contract agent or collateral agent may not, without the consent of the holder of each outstanding purchase contract:

    (a) change any payment date;

    (b) change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities except for the rights of holders of Income PRIDES to substitute treasury securities for the related preferred shares or the rights of holders of Growth PRIDES to substitute preferred shares for the related treasury securities or otherwise adversely affect the holder's rights in or to those pledged securities;

    (c) change the place or currency of payment;

    (d) impair the right to institute suit for the enforcement of the purchase contract;

    (e) reduce the amount of ordinary shares purchasable under the purchase contract, increase the price to purchase ordinary shares on settlement of the purchase contract, change the purchase contract settlement date or otherwise adversely affect the holder's rights under the purchase contract; or

    (f) reduce the above-stated percentage of outstanding purchase contracts the consent of whose holders is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement. However, if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on that amendment or proposal and that amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of that class.

No Consent To Assumption

      You, by your acceptance of the Income PRIDES or Growth PRIDES, will, under the terms of the purchase contract agreement and the Income PRIDES or Growth PRIDES, be deemed expressly to have withheld any consent to the assumption, i.e., affirmance, of the related purchase contracts by us.

Consolidation, Merger, Sale or Conveyance

      We will covenant in the purchase contract agreement that we will not merge or consolidate with any entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person, firm or corporation unless we are the continuing corporation or the successor corporation expressly assumes our obligations under the purchase contracts, the preferred shares, the purchase contract agreement and the pledge agreement, and we are not or the successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of these obligations.

Title

      We, the purchase contract agent and the collateral agent may treat the registered owner of any FELINE PRIDES as its absolute owner for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of FELINE PRIDES Certificates

      In the case that physical certificates have been issued, we will replace any mutilated FELINE PRIDES certificate at the expense of the holder upon surrender of that certificate to the purchase contract agent. We will replace any FELINE PRIDES certificates that become destroyed, lost or stolen at the expense of the holder upon delivery to us and the purchase contract agent of satisfactory evidence of its destruction, loss or theft. In the case of a destroyed, lost or stolen FELINE PRIDES certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the FELINE PRIDES evidenced by that certificate before a replacement will be issued.

      Notwithstanding the above, we will not be obligated to issue any Income PRIDES or Growth PRIDES on or after May 16, 2003, after early settlement or after the purchase contracts have terminated. The purchase contract agreement will provide that, in place of the delivery of a replacement FELINE PRIDES certificate following May 16, 2003, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the ordinary shares issuable pursuant to the purchase contracts included in the Income PRIDES or Growth PRIDES evidenced by that certificate. If the purchase contracts have terminated prior to May 16, 2003, the purchase contract agent will transfer the aggregate liquidation preference or the aggregate principal amount of the pledged securities included in the Income PRIDES or Growth PRIDES evidenced by that certificate.

Governing Law

      The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

      The Bank of New York will initially act as the purchase contract agent and act on behalf of holders of the FELINE PRIDES. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the purchase contract agreement.

      The purchase contract will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. That resignation or replacement would be effective upon the appointment of a successor.

      The Bank of New York maintains commercial banking relationships with us.

Information Concerning the Collateral Agent

      The Bank of New York also will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with you except for the obligations owed by a pledgee of property to the owner under the pledge agreement and applicable law.

      The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. That resignation or replacement would be effective upon the appointment of a successor.

Miscellaneous

      The purchase contract agreement will provide that we will pay all fees and expenses related to:

    (a) the offering of the FELINE PRIDES;

    (b) the retention of the collateral agent; and

    (c) the enforcement by the purchase contract agent of the rights of the holders of the FELINE PRIDES.

      Should you elect to substitute the related pledged securities, creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

                        DESCRIPTION OF PREFERRED SHARES

      The description in this prospectus supplement of the terms of ACE's 8.25% Cumulative Redeemable Preferred Shares, Series A, supplements the description of the preferred shares described in the section entitled "Description of ACE Capital Stock--Preferred Shares" in the accompanying prospectus. Because the following summary of the terms of the preferred shares is not complete, you should refer to our Memorandum of Association, our Articles of Association and the terms of the preferred shares set forth in form of the preferred share certificate for complete information regarding the terms of the preferred shares. A copy of the Memorandum of Association, the Articles of Association and the form of preferred share certificate are incorporated by reference as an exhibit to the registration statement that relates to this prospectus supplement.

General

      Our Articles of Association authorize the issuance of 10,000,000 shares other than ordinary shares, including preferred shares. The preferred shares offered hereby will constitute a new series of preferred shares. See "Description of ACE Capital Stock" in the accompanying prospectus for a description of our capital stock.

      The preferred shares are a single series consisting initially of 6,000,000 preferred shares. The holders of the preferred shares will have no preemptive rights. The preferred shares will be fully paid and non-assessable.

      The preferred shares will rank senior to all ordinary shares now outstanding or that we may issue in the future, as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of ACE.

Dividends

      Dividends on the preferred shares will be cumulative and will accrue from April 12, 2000 and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing May 16, 2000. We will only pay dividends on the preferred shares if our board of directors or an authorized committee of our board declares those dividends payable and we have funds legally available to pay those dividends.

      Dividends on the preferred shares will be fixed initially at a rate per year of 8.25% of the liquidation preference of $50 per preferred share (or $4.125 per preferred share). The dividend rate on the preferred shares will be reset effective May 16, 2003. The term dividend as used here includes any dividend payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable for any period shorter than a full quarterly period for which a dividend is computed will be computed on the basis of the actual number of days elapsed in that 90-day period.

      If we do not declare or pay dividends on the preferred shares to May 16, 2003, on May 16, 2003, instead of a cash payment in respect of such dividends, subject to shareholder approval, you will receive a number of ordinary shares equal to (x) the aggregate of all accumulated and unpaid dividends divided by
(y) the applicable market value. If we do not receive shareholder approval to make that payment in ordinary shares, we will pay you cash in respect of such dividends.

      Dividends on the preferred shares will be payable to holders, including the collateral agent, as they appear on the books and records of ACE on the relevant record dates. As long as the preferred shares remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the certificate of designation, preferences and rights, each payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. With respect to preferred shares not in book-entry form, the board of directors or an authorized committee of the board shall have the right to select relevant record dates, which shall be more than one business day but less than 60 business days prior to the relevant payment dates.

      If any date on which dividends on the preferred shares are to be made is not a business day, payment of the dividends payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay.

Mandatory Redemption

      On June 16, 2003 we will redeem the preferred shares in whole at a redemption price equal to the stated liquidation preference of $50 per preferred share plus accumulated and unpaid dividends.

Payment Restrictions

      Subject to certain exceptions described in the form of the preferred share, if we do not declare or pay a dividend on the preferred shares on any dividend payment date, then, until all accumulated and unpaid dividends are paid and the full quarterly dividend on the preferred shares for the current and all prior dividend periods is declared and paid or set apart for payment:

     . we may not take any of the following actions with respect to any of our capital stock that ranks junior to the preferred shares as to payment of dividends or upon liquidation, including our ordinary shares:

            . declare or pay any dividend or make any distribution of assets on any such junior capital stock or make any guarantee payments with respect to the foregoing, other than dividends, distributions or payments made in such junior capital stock; or

            . redeem, purchase or otherwise acquire such junior capital stock, except upon conversion or exchange for such junior capital stock;

     . we may not declare dividends or make any distributions on any of our capital stock that ranks equally with the preferred shares as to payment of dividends or upon liquidation or make any guarantee payments with respect to the foregoing, unless:

            . the dividends, distributions or payments are of our capital stock that ranks junior to the preferred shares as to payment of dividends or upon liquidation; or

            . all dividends or other distributions on the preferred shares and our equally-ranking capital stock are declared and paid or set apart for payment or made pro rata such that the dividends or distributions on the preferred shares and our equally ranking capital stock will bear the same ratio that accumulated and unpaid dividends per preferred share and the equally-ranking capital stock bear to each other; and

     . we may not redeem, purchase or otherwise acquire our other capital stock that ranks equally with the preferred shares as to the payment of dividends and upon liquidation, except for conversion or exchange for our capital stock that ranks junior to the preferred shares as to payment of dividends or upon liquidation.

Market Rate Reset

      The dividend rate on the preferred shares will be reset effective May 16, 2003 to the reset rate.

      The reset rate will be calculated on the third business day immediately preceding May 16, 2003 and will be equal to the sum of the reset spread and the rate on the one-month U.S. Treasury bill in effect on such date and the reset spread will be determined by the reset agent as the spread required to establish the rate the preferred shares should bear for the preferred shares to have an approximate market value on the third business day immediately preceding May 16, 2003 of 100.5% of $50. However, we may limit the reset rate to be no higher than the rate on the one-month U.S. Treasury bill on May 16, 2003 plus 200 basis points (2%). The market value of the preferred shares may be less than 100.5% if the reset spread is limited to a maximum of 2%.

      In the event of a failed remarketing, the reset rate shall be 8.25% of $50 per year per preferred share until June 16, 2003. See "--Optional Remarketing."

      The one-month U.S. Treasury bill shall mean direct obligations of the United States, which may be obligations traded on a when-issued basis only, having a maturity comparable to the remaining term to the mandatory redemption date of the preferred shares, as agreed upon by us and the reset agent. The rate for the one-month U.S. Treasury bill will be the bid side rate displayed at 10:00 A.M., New York City time, on the third business day immediately preceding May 16, 2003 on the Telerate system. If the Telerate system is (a) no longer available on the third business day immediately preceding May 16, 2003 or (b) in the opinion of the reset agent, after consultation with us, no longer an appropriate system from which to obtain that rate, another nationally recognized quotation system as, in the opinion of the reset agent, after consultation with us, is appropriate, will be used. If that rate is not so displayed, the rate for the one-month U.S. Treasury bill shall be, as calculated by the reset agent, the yield to maturity for the one-month U.S. Treasury bill, expressed as a bond equivalent on the basis of a year of 365 or 366 days, and applied on a daily basis. It shall be computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third business day immediately preceding May 16, 2003, of three leading United States government securities dealers selected by the reset agent, after consultation with us. These dealers may include the reset agent or its affiliate.

      We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the reset agent.

      On the tenth business day immediately preceding May 16, 2003, the one-month U.S. Treasury bill to be used to determine the reset rate on May 16, 2003, will be selected. On that date, the reset agent will establish the reset spread to be added to the rate on the one-month U.S. Treasury bill in effect on the third business day immediately preceding May 16, 2003 and we will announce the reset spread and the one-month U.S. Treasury bill. We will cause a notice of the reset spread and the one-month U.S. Treasury bill to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal (NYC edition). We will request, not less than seven nor more than 15 calendar days prior to the reset announcement date, that the depositary notify its participants holding Income PRIDES, and if applicable, preferred shares or Growth PRIDES, of the reset announcement date and of the procedures that must be followed if any beneficial owner of FELINE PRIDES wants to settle the related purchase contract with cash on the business day immediately preceding May 16, 2003.

Optional Remarketing

      Under the remarketing agreement and subject to the terms of the remarketing underwriting agreement, on or prior to the fifth business day immediately preceding May 16, 2003 but no earlier than the payment date immediately preceding May 16, 2003, holders of preferred shares which are not components of Income PRIDES but which are then separately traded as a result of the creation of Growth PRIDES may elect to have their preferred shares remarketed by delivering their preferred shares along with a notice of such election to the custodial agent. The custodial agent will hold these preferred shares in an account separate from the collateral account in which the pledged securities will be held. Holders of preferred shares electing to have their preferred shares remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding May 16, 2003.

      On the fourth business day immediately preceding May 16, 2003, the custodial agent will deliver these separate preferred shares to the remarketing agent for remarketing. The remarketing agent will use its reasonable efforts to remarket these preferred shares on that date at a price of approximately 100.5% of the aggregate stated liquidation preference of these preferred shares, plus accumulated and unpaid distributions, including any deferred distributions. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation preference of these preferred shares will automatically be remitted by the remarketing agent to the custodial agent for the benefit of the holders of these preferred shares. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation preference of the remarketed securities from any amount of those proceeds in excess of the aggregate stated liquidation preference of the remarketed preferred shares plus any accumulated and unpaid distributions, including any deferred distributions, the remarketing agent will remit to the custodial agent any remaining portion of the proceeds for the benefit of that holder.

      If, despite using its reasonable efforts, the remarketing agent cannot remarket the related preferred shares of these holders at a price not less than 100% of the liquidation preference of the preferred shares plus accumulated and unpaid dividends, including any deferred dividends, or if the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, and thus resulting in a failed remarketing, the remarketing agent will promptly return these preferred shares to the custodial agent to release to these holders. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding May 16, 2003 by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal (NYC edition). In addition, we will request, not less than ten nor more than 15 calendar days prior to the remarketing date, that the depository notify its participants holding Income PRIDES, and if applicable, preferred shares and Growth PRIDES, of the remarketing and of the procedures that must be followed if a preferred share holder wishes to exercise its right to put its preferred share to us. We will endeavor to ensure that a registration statement with regard to the full amount of the preferred shares to be remarketed shall be effective in a form as will enable the remarketing agent to rely on it in connection with the remarketing process. We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.

Put Option

      If a failed remarketing has occurred, holders of preferred shares that are not components of Income PRIDES will have the right to put their preferred shares to us on May 16, 2003 upon at least three business days' prior notice at a price per preferred share equal to $50, plus any accumulated and unpaid dividends. We intend to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase of our preferred shares pursuant to the foregoing put right.

Voting Rights

      The holders of the preferred shares are not entitled to any voting rights, except as required by applicable state law and as described under "Description of ACE Capital Stock--Preferred Shares--Voting Rights" in the accompanying prospectus. Notwithstanding the accompanying prospectus, holders of preferred shares are entitled to vote separately as a class with respect to certain court approved schemes of arrangement or reconstruction in which ACE Limited will not be the surviving entity.

Liquidation Rights

      In the event of the voluntary or involuntary liquidation, dissolution or winding up of ACE, the holders of preferred shares will be entitled to receive out of the assets of ACE available for distribution to shareholders--before any distribution of assets is made on ACE ordinary shares or any other class or series of stock of ACE ranking junior to the preferred shares--a liquidating distribution in the amount of $50 per share, plus an amount equal to the sum of all accumulated and unpaid dividends, whether or not earned or declared, for the then-current dividend period and all prior dividend periods.

      For the purpose of the preceding paragraph, none of the following will constitute a voluntary or involuntary liquidation, dissolution or winding up of
ACE:

     . the sale of all or substantially all of the property or business of ACE;

     . the merger or consolidation of ACE into or with any other corporation; or

     . the merger or consolidation of any other corporation into or with ACE.

      After the payment to the holders of preferred shares of the full preferential amounts provided above, the holders of preferred shares will have no right or claim to any of the remaining assets of ACE.

      In the event the assets of ACE available for distribution to the holders of preferred shares upon any liquidation, dissolution or winding up of ACE, whether voluntary or involuntary, are insufficient to pay in full all amounts to which the holders are entitled as provided above, no such distribution will be made on account of any other stock ranking equally with the preferred shares as to the distribution of assets upon that liquidation, dissolution or winding up unless a pro rata distribution is made on the preferred shares, with the amount allocable to each series of that stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

Book-Entry Only Issuance--The Depository Trust Company

      If the preferred shares are issued as one or more fully-registered global certificates representing the total aggregate number of preferred shares, DTC will act as securities depositary for any preferred shares that are held separately from the Income PRIDES. In that case, the preferred shares will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. However, under some circumstances, we may decide not to use the system of book-entry transfers through DTC with respect to the preferred shares. In that case, certificates of the preferred shares will be printed and delivered to the holders.

      The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global preferred shares as represented by a global certificate.

      Purchases of preferred shares within the depositary's system must be made by or through direct participants, which will receive a credit for the preferred shares on the depositary's records. The beneficial ownership interest of each actual purchaser of each preferred share is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred shares. Transfers of ownership interests in the preferred shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the preferred shares, except if use of the book-entry system for the preferred shares is discontinued.

      To facilitate subsequent transfers, all the preferred shares deposited by participants with the depositary will be registered in the name of the depositary's nominee, Cede & Co. The deposit of preferred shares with the depositary and their registration in the name of Cede & Co. cause no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the preferred shares. The depositary's records reflect only the identity of the direct participants to whose accounts those preferred shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      So long as the depositary or its nominee is the registered owner or holder of a global certificate, the depositary or the nominee will be considered the sole owner or holder of the preferred shares. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the depositary's applicable procedures, in addition to those provided for under the terms of the preferred shares.

      The depositary has advised us that it will take any action permitted to be taken by a holder of preferred shares, including the presentation of preferred shares for exchange, only at the direction of one or more participants to whose account the depositary's interests in the global certificates are credited and only in respect of the portion of the stated liquidation preference of preferred shares as to which such participant or participants has or have given such directions.

      Conveyance of notices and other communications by the depositary to direct participants and indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in force from time to time.

      Although voting with respect to the preferred shares is limited, in those cases where a vote is required, neither the depositary nor Cede & Co. will itself consent or vote with respect to preferred shares. Under its usual procedures, the depositary would mail an omnibus proxy to the direct participants as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred shares are credited on the record date. The direct participants are identified in a listing attached to the omnibus proxy. We believe that the arrangements among the depositary, direct and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a preferred share.

      Dividend payments on the preferred shares issued in the form of one or more global certificates will be made to the depositary in immediately available funds. The depositary's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of the participant and not of the depositary or us, subject to any statutory or regulatory requirements to the contrary that may be in force from time to time. Payment of distributions to the depositary is the responsibility of ACE, disbursement of such payments to direct participants is the responsibility of the depositary, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

      Except as provided here, a beneficial owner in a global preferred share certificate will not be entitled to receive physical delivery of preferred shares. Accordingly, each beneficial owner must rely on the procedures of the depositary to exercise any rights under the preferred shares.

      Although the depositary has agreed to the above procedure to facilitate transfer of interests in the global certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. We will have no responsibility for the performance by the depositary or its participants or indirect participants under the rules and procedures governing the depositary. The depositary may discontinue providing its services as securities depositary with respect to the preferred shares at any time by giving us reasonable notice. Under these circumstances, if a successor securities depositary is not obtained, preferred shares certificates are required to be printed and delivered to holders. Additionally, we may decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary, with respect to the preferred shares. In that case, certificates for the preferred shares will be printed and delivered to holders. In each of the above circumstances, we will appoint a paying agent with respect to the preferred shares.

      The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Listing

      If preferred shares are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will use our reasonable best efforts to cause the preferred shares to be listed on the same exchange that the Income PRIDES are then listed, including, if applicable, the NYSE.

                           MATERIAL TAX CONSEQUENCES

      Statements made below as to Cayman Islands law are based on the opinion of Maples and Calder, Cayman Islands counsel to ACE. Statements made below as to Bermuda law are based on the opinion of Conyers, Dill & Pearman, Bermuda counsel to ACE. Statements made below as to United States law are based on the opinion of Mayer, Brown & Platt, United States counsel to ACE.

Cayman Islands Taxation

      Dividends paid by ACE are not subject to Cayman Islands withholding tax.

Bermuda Taxation

      Currently, there is no Bermuda withholding tax on dividends paid by the Company.

United States Taxation of U.S. and Non-U.S. Shareholders

      In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and disposing of FELINE PRIDES, preferred shares and ordinary shares acquired under a purchase contract. Except where we state otherwise, this summary deals only with FELINE PRIDES, preferred shares and ordinary shares held as capital assets (as defined in the Internal Revenue Code of 1986, as amended) by a U.S. Holder (as defined below) who purchases Income PRIDES, Growth PRIDES or preferred shares for cash at their original offering price upon original issuance.

      We do not address all of the tax consequences that may be relevant to a U.S. Holder. We also do not address any of the tax consequences to holders that are Non-U.S. Holders (as defined below) or to holders that may be subject to special tax treatment such as financial institutions, real estate investment trusts, personal holding companies, tax-exempt organizations, regulated investment companies, insurance companies, S corporations, brokers and dealers in securities or currencies and certain U.S. expatriates. Further, we do not address:


     . the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of FELINE PRIDES, preferred shares or ordinary shares;

     . the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of FELINE PRIDES, preferred shares or ordinary shares;

     . persons who hold FELINE PRIDES, preferred shares or ordinary shares in a "straddle" or as part of a "hedging," "conversion," "constructive sale" or other integrated transaction or whose "functional currency" is not the United States dollar; or

     . any state, local or foreign tax consequences of the purchase, ownership or disposition of FELINE PRIDES, preferred shares or ordinary shares.

Accordingly, you should consult your own tax advisor regarding the tax consequences of purchasing, owning and disposing of FELINE PRIDES, preferred shares or ordinary shares in light of your own circumstances.

      A "U.S. Holder" is a beneficial owner of FELINE PRIDES, preferred shares or ordinary shares who or which is:

     . a citizen or individual resident of the United States, as defined in Section 7701(b) of the Internal Revenue Code;

     . a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise;

     . an estate if its income is subject to United States federal income taxation regardless of its source; or

     . a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

      A "Non-U.S. Holder" is a FELINE PRIDES, preferred shares or ordinary shares holder other than a U.S. Holder. Prospective investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code are urged to consult their own tax advisors regarding the United States federal income tax consequences of an investment in FELINE PRIDES, preferred shares or ordinary shares including potential application of United States withholding taxes.

      This summary is based on the Internal Revenue Code, Treasury regulations (proposed and final) issued under the Internal Revenue Code, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement. These income tax laws and regulations, however, may change at any time, possibly on a retroactive basis. Any such changes may affect this summary.

      No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. No rulings have been sought or are expected to be sought from the IRS with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein.

      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES, PREFERRED SHARES OR ORDINARY SHARES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

FELINE PRIDES

      Allocation of Purchase Price. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components--in the case of an Income PRIDES, the preferred share and the purchase contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the treasury security interest and the purchase contract comprising such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the preferred share or treasury security interest and the purchase contract. We will treat the fair market value of each preferred share and treasury security interest so that the entire purchase price of a FELINE PRIDES will be allocable to the preferred share or treasury security interest, as the case may be, and no amount will be allocable to the purchase contract. This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing and character of income to a U.S. Holder.

      Ownership of Preferred Shares or Treasury Securities. A U.S. Holder will be treated as owning the preferred shares or treasury securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. We and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the preferred shares or treasury securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of FELINE PRIDES will be treated as the owners of the preferred shares or treasury securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the preferred shares or treasury securities are discussed below (see "-- Preferred Shares" and "--Treasury Securities").

Preferred Shares

      Classification of the Preferred Shares. We and, by acquiring Income PRIDES or preferred shares, each U.S. Holder, agree to treat the preferred shares as indebtedness for all United States tax purposes. No assurance can be given that the IRS will agree that the preferred shares should be treated as indebtedness for United States federal income tax purposes, and will not take a contrary position. If the preferred shares are not treated as indebtedness then the timing and character of income recognized by a U.S. Holder as a result of holding or disposing of the preferred shares could differ from the character and timing provided below. The following discussion assumes that the preferred shares will be treated as indebtedness for United States federal income tax purposes.

      Interest Income and Original Issue Discount. Subject to the discussion below regarding our right to defer payments of dividends on the preferred shares, the preferred shares should be treated as "reset bonds" under applicable Treasury regulations, and dividends on the preferred shares should not constitute contingent interest for purposes of the OID rules. Under the Treasury regulations applicable to reset bonds, the preferred shares should be treated, solely for purposes of calculating the accrual of OID, as maturing on the day immediately preceding the purchase contract settlement date for an amount equal to 100.5% of the Stated Amount (the "Reset Amount") and as having been reissued on the purchase contract settlement date for the Reset Amount. If the amount of the initial purchase price for the FELINE PRIDES allocated to the preferred shares is less than the Reset Amount, as is anticipated, the preferred shares should be treated as having been issued with OID equal to the difference between the Reset Amount and the amount so allocated to the preferred shares, unless such difference is less than three-fourths of one-percent of the Reset Amount, as would likely occur, in which case the preferred shares would not be treated as having been issued with OID. If the preferred shares were, however, treated as issued with OID, a U.S. Holder would be required to include such OID in income on an economic accrual basis over the period between the issue date and the day immediately preceding the purchase contract settlement date regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though we would not actually make current cash payments with respect to such OID. Any amount of OID included in a U.S. Holder's gross income would increase such U.S. Holder's tax basis in its preferred shares. In addition, a U.S. Holder will include stated dividends on the preferred shares in income as ordinary income when paid or accrued, in accordance with such U.S. Holder's regular method of accounting, whether or not such U.S. Holder is required to accrue OID.

      We have the right to defer payments of dividends on the preferred shares. Our right to defer payments of dividends could cause the preferred shares to be subject to the OID rules. We believe, however, and intend to take the position, that as of the issue date, the terms and conditions of the preferred shares make the likelihood that we would exercise our option to defer the payment of dividends a "remote" contingency for these purposes. If so treated, except as provided below, the preferred shares would not be subject to the OID rules as a result of our right to defer payments of dividends on the preferred shares.

      If we were to exercise our right to defer payments of dividends, the preferred shares would at that time be treated, solely for purposes of the OID rules, as reissued with OID. In such event, all of a

U.S. Holder's taxable dividend income with respect to the preferred shares would thereafter be accounted for on an economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of dividends would not be reported as taxable income. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though we would not make actual cash payments during a deferral period. Any amount of OID included in a U.S. Holder's gross income would increase such U.S. Holder's tax basis in its preferred shares, and the amount of distributions received by a U.S. Holder with respect to such preferred shares would reduce the tax basis of such preferred shares.

      The IRS could take the position that the likelihood that we would exercise our right to defer payments of dividends is not a "remote" contingency for these purposes, in which case U.S. Holders would be required to accrue OID on the preferred shares on an economic accrual basis under the OID rules described in the preceding paragraph during the entire term of the preferred shares.

      U.S. Holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the preferred shares.

      Sales, Exchanges or Other Dispositions of Preferred Shares. In general, gain or loss will be recognized by a U.S. Holder on a sale, exchange, redemption or other taxable disposition (collectively, a "disposition") of a preferred share (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of that share and the U.S. Holder's adjusted tax basis in the preferred share. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon the sale, exchange or other disposition of the preferred shares. Gain or loss realized by a U.S. Holder on a disposition of a preferred share may be long-term capital gain depending on the holding period of that share. Such amount realized, however, will be taxable as ordinary interest income to the extent that it is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the preferred shares that such U.S. Holder has not previously included in gross income. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

Treasury Securities

      Original Issue Discount. A U.S. Holder of Growth PRIDES will be required to treat the treasury securities interest comprising the Growth PRIDES as an interest in a bond originally issued on the date such Growth PRIDES is purchased and having OID equal to the excess of the stated amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. Holder will be required to include such OID in income on an economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the purchase contract settlement date, regardless of such U.S. Holder's method of tax accounting. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its treasury securities interest.

      Sales, Exchanges or Other Dispositions of Treasury Securities. In the event that a U.S. Holder obtains the release of treasury securities by delivering preferred shares to the collateral agent, gain or loss will be recognized by the U.S. Holder on a subsequent sale, exchange or other taxable disposition of the treasury securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the treasury securities. Such gain or loss may be long-term capital gain or loss depending on the holding period of the treasury securities. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

Purchase Contracts

      Acquisition of Ordinary Shares Under a Purchase Contract. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of ordinary shares under a purchase contract, except with respect to any cash paid in lieu of a fractional ordinary share. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the ordinary shares received under a purchase contract generally should equal the purchase price paid for such ordinary shares plus such U.S. Holder's tax basis in the purchase contract, if any, less the portion of such purchase price and tax basis allocable to the fractional share. The holding period for ordinary shares received under a purchase contract will commence on the day after the acquisition of such ordinary shares.

      Ownership of Ordinary Shares Acquired Under the Purchase Contract. Any dividend on ordinary shares paid by us out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by a U.S. Holder when received. Any such dividend will not be eligible for the dividends received deduction.

      Upon a disposition of ordinary shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the ordinary shares. Such gain or loss may be long-term capital gain or loss depending on the holding period of the ordinary shares. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

      Early Settlement of Purchase Contract. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of preferred shares or treasury securities upon early settlement of a purchase contract and will have the same tax basis in such preferred shares or treasury securities as before such early settlement.

      Termination of Purchase Contract. If a purchase contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis, if any, in the purchase contract at the time of such termination.

      Any such gain or loss may be long-term capital gain or loss depending upon the holding period of the purchase contract. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the preferred shares or treasury securities upon termination of the purchase contract and will have the same tax basis in such preferred shares or treasury securities as before such distribution.

      Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from us if (i) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the ordinary shares. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

Substitution of Treasury Securities to Create or Recreate Growth PRIDES

      A U.S. Holder of an Income PRIDES that delivers treasury securities to the collateral agent in substitution for preferred shares generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the preferred shares to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such treasury securities and preferred shares. Such U.S. Holder's tax basis in the treasury securities, the preferred shares and the purchase contract will not be affected by such delivery and release.

Substitution of Preferred Shares to Recreate Income PRIDES

      A U.S. Holder of a Growth PRIDES that delivers preferred shares to the collateral agent in substitution for treasury securities generally will not recognize gain or loss upon the delivery of such preferred shares or the release of the treasury securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such treasury securities and preferred shares. Such U.S. Holder's tax basis in the treasury securities, the preferred shares and the purchase contract will not be affected by such delivery and release.

Sale or Disposition of FELINE PRIDES

      Upon a sale or other disposition of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the purchase contract and the preferred shares or, in the case of Growth PRIDES, the treasury securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the purchase contract and the preferred shares or treasury securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the purchase contract and the preferred shares or treasury securities. Such gain or loss generally will be capital gain or loss. Capital gain or loss may be long-term capital gain or loss depending on the holding period of the FELINE PRIDES. Notwithstanding the above, to the extent that such U.S. Holder is treated as having received an amount with respect to accrued interest on the preferred shares, such amount will be treated as ordinary interest income to the extent not previously included in income. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

      If the disposition of FELINE PRIDES occurs when the purchase contract has negative value, the U.S. Holder should be considered to have received additional consideration for the preferred shares or treasury securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the purchase contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the purchase contract has negative value.

Backup Withholding Tax and Information Reporting

      Payments under the FELINE PRIDES, preferred shares or ordinary shares acquired under a purchase contract, the proceeds received with respect to a fractional ordinary share upon the settlement of a purchase contract, and the sale of FELINE PRIDES, preferred shares or ordinary shares acquired under a purchase contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                                  UNDERWRITING

      Subject to the terms and conditions contained in the underwriting agreement among us and the several underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the number of Income PRIDES set forth opposite its name below. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES offered hereby if any of those Income PRIDES are purchased.

                                                                      Number of
                                                                       Income
             Underwriter                                               PRIDES
             -----------                                              ---------
     Merrill Lynch, Pierce, Fenner & Smith
          Incorporated............................................... 3,720,000
     Banc of America Securities LLC.................................. 1,800,000
     Donaldson, Lufkin & Jenrette Securities Corporation.............   480,000
                                                                      ---------
          Total ..................................................... 6,000,000
                                                                      =========

Commissions and Discounts

      The underwriters have advised us that they propose initially to offer the Income PRIDES to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $.90 per Income PRIDES. After the initial public offering, the public offering price and concessions may be changed.

Over-Allotment Option

      The underwriters have an option to purchase up to an additional 900,000 Income PRIDES at the public offering price to cover over-allotments, if any. The underwriters can exercise this option for a period of 30 days after the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will have a firm commitment, subject to some conditions, to purchase approximately the same percentage of any additional Income PRIDES as the percentage of the Income PRIDES initially offered that such underwriter has agreed to purchase.

New Issue of Securities

      The Income PRIDES are a new issue of securities with no established trading market. The Income PRIDES have been approved for listing on the NYSE. However, we do not intend to apply for listing of the Growth PRIDES or the preferred shares on a national securities exchange. If Growth PRIDES or preferred shares are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will use our reasonable best efforts to cause the Growth PRIDES or the preferred shares, as the case may be, to be listed on the same exchange that the Income PRIDES are then listed. We have been advised by the underwriters that they intend to make a market in the securities, but they are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurance as to the liquidity of, or any trading market for, the securities.

Price Stabilization and Short Positions

      Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and any selling group members to bid for and purchase the securities or our ordinary shares. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities or our ordinary shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities or our ordinary shares.

      If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security and our ordinary shares to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security if it were to discourage resales of the security.

      Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities or our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Indemnification

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or if indemnification is not allowed, to contribute to payments the underwriters may be required to make because of those liabilities.

Restrictions on Sales of Similar Securities

      We have agreed, with certain exceptions, not to sell or transfer any FELINE PRIDES, purchase contracts, preferred shares, ordinary shares or any similar securities for 90 days after the date of this prospectus supplement without first obtaining the written consent of Merrill Lynch. Specifically, we have agreed, with certain exceptions, not to directly or indirectly:

     . offer, pledge, sell or contract to sell any FELINE PRIDES, purchase contracts, preferred shares, ordinary shares or any similar securities,

     . sell any option or contract to purchase any FELINE PRIDES, purchase contracts, preferred shares, ordinary shares or any similar securities,

     . purchase any option or contract to sell any FELINE PRIDES, purchase contracts, preferred shares, ordinary shares or any similar securities,

     . grant any option for the sale of any FELINE PRIDES, purchase contracts, preferred shares, ordinary shares or any similar securities, or

     . transfer or otherwise dispose of FELINE PRIDES, purchase contracts, preferred shares, ordinary shares or any similar securities.

      This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing or upon early settlement or cash settlement of the purchase contracts.

Other Relationships

      In the ordinary course of business, certain of the underwriters and their affiliates have from time to time provided investment banking and financial advisory services to us and have also acted as representatives of various other underwriters in connection with public offerings of our ordinary shares and debt securities.

Fees and Expenses

      We estimate that we will spend approximately $1,000,000 for fees and expenses associated with the offering of the securities.

                                 LEGAL MATTERS

      Certain legal matters with respect to the offering of the securities will be passed upon for us by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters with respect to Cayman Islands law will be passed upon for ACE by Maples and Calder, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain legal matters with respect to Bermuda law will be passed upon for ACE by Conyers, Dill & Pearman, Hamilton, Bermuda. Certain legal matters with respect to the offering of the securities will be passed upon for the underwriters by Brown & Wood llp, New York, New York.

                                    EXPERTS

      The consolidated financial statements and financial statement schedules incorporated in the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers llp, independent accountants, given on the authority of that firm as experts in accounting and auditing. Any audited financial statements and schedules that are incorporated or that are deemed to be incorporated by reference into the accompanying prospectus that are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents of these accountants filed with the SEC.

     PROSPECTUS

                                $4,000,000,000

                                  ACE Limited

    Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants to Purchase Ordinary Shares, Warrants to Purchase Preferred Shares,
      Warrants to Purchase Debt Securities, Stock Purchase Contracts and
                             Stock Purchase Units

                                ---------------

                             ACE INA Holdings Inc.

                                Debt Securities
                    Fully and Unconditionally Guaranteed by

                                  ACE Limited

                                ---------------

                              ACE Capital Trust I
                             ACE Capital Trust II
                             ACE Capital Trust III

                             Preferred Securities
Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by

                                  ACE Limited

       ACE, ACE INA or the applicable ACE Trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                                ---------------

       ACE's ordinary shares are traded on the New York Stock Exchange under the symbol "ACL."

       ACE's principal executive offices are located at: The ACE Building, 30 Woodbourne Avenue, Hamilton, HM 08, Bermuda, telephone number: (441) 295-5200. The principal executive offices of ACE INA and each of the ACE Trusts are located at: Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19101, telephone (215) 761-1000.

                                ---------------

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

                 The date of this prospectus is April 6, 2000.

      You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of ACE, ACE INA or any ACE Trust has authorized anyone else to provide you with different information. ACE, ACE INA and the ACE Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. ACE's business, financial condition, results of operations and prospects may have changed since that date.

      Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in the Cayman Islands or Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

      In this prospectus, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that ACE, ACE INA and the ACE Trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the ordinary shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, stock purchase contracts, stock purchase units, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, ACE, ACE INA and the ACE Trusts may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $4,000,000,000. This prospectus provides you with a general description of the securities ACE, ACE INA or an ACE Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding ACE, ACE INA, the ACE Trusts and the offered securities, please refer to the registration statement. Each time ACE, ACE INA or an ACE Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                  ACE LIMITED

      ACE is a holding company incorporated with limited liability in the Cayman Islands and maintains its principal business office in Bermuda. Through its Bermuda-based operating subsidiaries, ACE Bermuda Insurance Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, and its Dublin, Ireland based subsidiaries, ACE Insurance Company Europe Limited and ACE Reinsurance Company Europe Limited, ACE provides a broad range of insurance and reinsurance products to a diverse group of international clients. Through ACE INA and its subsidiaries, ACE provides a broad range of insurance products to insureds in the United States and 46 other countries worldwide. ACE also provides insurance products to a broad range of clients in the United States through its U.S. based subsidiary, ACE USA, Inc. ACE also indirectly owns four Lloyd's managing agencies, ACE UK Underwriting Limited, ACE London Aviation Limited, ACE London Underwriters Limited and ACE Underwriting Agencies Limited, and provides corporate capital to Lloyd's syndicates under their management to support underwriting capacity.

      ACE was incorporated in August 1985. ACE's principal executive offices are located at The ACE Building, 30 Woodbourne Avenue, Hamilton, HM 08, Bermuda, and its telephone number is (441) 295-5200.

                                    ACE INA

      ACE INA is an indirect subsidiary of ACE that was formed in December 1998 to acquire and hold the international and domestic property and casualty businesses of CIGNA Corporation. ACE INA is a U.S. holding company and has no direct operations. ACE INA's principal asset is the capital stock of its insurance subsidiaries. The principal executive offices of ACE INA are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19101 and its telephone number is (215) 761-1000.

                                 THE ACE TRUSTS

      Each ACE Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by ACE, as original sponsor of the ACE Trust, and the ACE Trustees for the ACE Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 19, 1999. On August 5, 1999, ACE assigned its rights and obligations as sponsor of each ACE Trust to ACE INA. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each ACE Trust exists for the exclusive purposes of:

    . issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the ACE Trust,

    . using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of ACE INA subordinated debt securities, and

    . engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the ACE INA subordinated debt securities.

      ACE INA will directly or indirectly own all of the common securities of each ACE Trust. The common securities of an ACE Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that ACE Trust, except that, if an event of default under the restated trust agreement resulting from an event of default under the ACE INA subordinated debt securities held by the ACE Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, ACE INA will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each ACE Trust. Each of the ACE Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

      Unless otherwise disclosed in the related prospectus supplement, each ACE Trust has a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the ACE Trust. Unless otherwise disclosed in the applicable prospectus supplement, each ACE Trust's business and affairs will be conducted by the trustees (the "ACE Trustees") appointed by ACE INA, as the direct or indirect holder of all of the common securities. ACE INA, as the direct or indirect holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ACE Trustees of an ACE Trust, subject to the terms of the restated trust agreement of the ACE Trust. The duties and obligations of the ACE Trustees of an ACE Trust will be governed by the restated trust agreement of the ACE Trust. Unless otherwise disclosed in the related prospectus supplement, two of the ACE Trustees (the "Administrative Trustees") of each ACE Trust will be persons who are employees or officers of or affiliated with ACE INA. One ACE Trustee of each ACE Trust will be a financial institution (the "Property Trustee") that is not affiliated with ACE INA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one ACE Trustee of each ACE Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). ACE will pay all fees and expenses related to each ACE Trust and the offering of preferred securities and common securities.

      The office of the Delaware Trustee for each ACE Trust in the State of Delaware is located at c/o Bank One Delaware, Inc., Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801. The principal executive offices for each of the ACE Trusts are located at c/o ACE INA Holdings Inc., Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19101. The telephone number of each of the ACE Trusts is (215) 761-1000.

                                USE OF PROCEEDS

      Unless otherwise disclosed in the applicable prospectus supplement, ACE and ACE INA intend to use the net proceeds from the sale of the offered securities to repay debt incurred to acquire the international and domestic property and casualty businesses of CIGNA. Each ACE Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of ACE INA, which will use such funds to repay debt incurred to acquire the CIGNA businesses.

    RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF ACE

      For purposes of computing the following ratios, earnings consist of net income before income tax expense (excluding interest costs capitalized) plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest costs (including interest costs capitalized) plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals). Because ACE paid no preferred share dividends during any of the periods presented, the ratio of earnings to combined fixed charges and preferred share dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

                                      Three Months
                          Year Ended      Ended         Year Ended September
                         December 31, December 31,               30,
                         ------------ ---------------  ---------------------------
                             1999      1998     1997   1998  1997  1996  1995
                         ------------ ------   ------  ----  ----  ----  ----
Ratio of Earnings to
 Fixed Charges..........     4.1x       48.4x    72.5x 22.4x 40.7x 32.3x 47.1x
Ratio of Earnings to
 Combined Fixed Charges
 and Preferred Share
 Dividends..............     4.1x       48.4x    72.5x 22.4x 40.7x 32.3x 47.1x

      ACE INA and the ACE Trusts had no operations during the periods set forth above.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

      ACE may from time to time offer under this prospectus, separately or together:

    .ordinary shares,

    .preferred shares, which may be represented by depositary shares as described below,

    .unsecured senior or subordinated debt securities,

    .warrants to purchase ordinary shares,

    .warrants to purchase preferred shares,

    .warrants to purchase debt securities of ACE,

    .stock purchase contracts to purchase ordinary shares, and

    . stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase ordinary shares under the stock purchase contract, any of (1) debt securities of ACE INA, fully and unconditionally guaranteed by ACE,
       (2) debt obligations of third parties, including U.S. Treasury securities or (3) preferred securities of an ACE Trust.

      ACE INA may from time to time offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by ACE.

      Each of ACE Capital Trust I, ACE Capital Trust II and ACE Capital Trust III may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by ACE.

      The aggregate initial offering price of the offered securities will not exceed $4,000,000,000.

                        DESCRIPTION OF ACE CAPITAL STOCK

      The following is a summary of certain provisions of ACE's Memorandum of Association and Articles of Association. Because this summary is not complete, you should refer to ACE's Memorandum and Articles for complete information regarding the provisions of the Memorandum and Articles, including the definitions of some of the terms used below. Copies of the Memorandum and Articles are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever particular sections or defined terms of the Memorandum and Articles are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

      ACE's authorized share capital consists of two classes of shares: (1) 300,000,000 ordinary shares, par value $0.041666667 per share, of which 194,059,295 ordinary shares were issued and outstanding as of November 12, 1999 and (2) 10,000,000 other shares, none of which are outstanding.

Ordinary Shares

      The ordinary shares are listed on the New York Stock Exchange under the symbol "ACL." The ordinary shares currently issued and outstanding are fully paid and nonassessable. The ordinary shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable. There are no provisions of Cayman Islands law or the Memorandum or the Articles which impose any limitation on the rights of shareholders to hold or vote ordinary shares by reason of their not being residents of the Cayman Islands.

      Dividend Rights

      After all dividends on all classes or series of preferred shares have been paid or declared and set apart for payment, holders of ordinary shares are entitled to receive such dividends as may be declared from time to time by ACE's Board of Directors (the "Board"), in its discretion, out of funds legally available therefor.

      Liquidation

      In the event of any dissolution, liquidation or winding up of ACE, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the ordinary shares as to distribution on liquidation, dissolution or winding up, the full amounts to which they shall be entitled, the holders of the then outstanding ordinary shares will be entitled to receive, pro rata according to the number of ordinary shares registered in the names of such shareholders, any remaining assets of ACE available for distribution to its shareholders; provided, if, at such time, any holder of ordinary shares has any outstanding debts, liabilities or engagements to or with ACE (whether presently payable or not), either alone or jointly with any other person, whether a shareholder or not (including, without limitation, any liability associated with the unpaid purchase price of such ordinary shares), the liquidator appointed to oversee the liquidation of ACE will deduct from the amount payable in respect of such ordinary shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with ACE (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the ordinary shares remaining assets of ACE or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the ordinary shares.

      Voting Rights

      The Articles provide that the quorum required for a general meeting of shareholders is not less than six shareholders present in person or by proxy holding at least 50% of the issued and outstanding shares entitled to vote at such meeting. A quorum for considering a "special resolution" is 66 2/3% of the issued and outstanding shares entitled to vote at such meeting. Subject to applicable law and any provision of the Articles requiring a greater majority, ACE may from time to time by special resolution alter or amend the Memorandum or Articles; voluntarily liquidate, dissolve or wind-up its affairs; increase its share capital; consolidate and divide all or any of its share capital; subdivide the whole or any part of its share capital; reduce its share capital, any capital redemption reserve fund, or any share premium account; or change its name or alter its objects.

      Each holder of ordinary shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any such meeting, subject to the 10% voting limitation described below. All matters, including the election of directors, voted upon at any duly held shareholders' meeting will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy, except (1) approval of a merger, consolidation or amalgamation, or the sale, lease or exchange of all or substantially all of the assets of ACE, which requires (in addition to any regulatory or court approvals) the approval of at least 66 2/3% of the outstanding voting shares, voting together as a single class, (2) approval of a special resolution, (3) amendment of certain provisions of the Articles which require the approval of at least 66 2/3% of the outstanding voting shares, voting together as a single class and (4) as otherwise provided in the Articles. A special resolution requires the approval of at least 66 2/3% of the votes cast by such shareholders represented in person or by proxy at a duly convened meeting.

      The Articles provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of shares issued by ACE having a preference over the ordinary shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of ACE's shareholders may be called only by (1) the directors or (2) at the request in writing of shareholders owning at least 25% of the outstanding shares generally entitled to vote.

      Each ordinary share has one vote, except that if, and so long as, the "Controlled Shares" of any person constitute 10% or more of the issued ordinary shares, the voting rights with respect to the controlled shares owned by such person will be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Articles. "Controlled Shares" means
(1) all shares of ACE directly, indirectly or constructively owned by any person within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and (2) all shares of ACE directly, indirectly or beneficially owned by such person within the meaning of Section 13(d) of the Exchange Act (including any shares owned by a group of persons as so defined and including any shares that would otherwise be excluded by the provisions of
Section 13(d)(6) of the Exchange Act).

      The ordinary shares have noncumulative voting rights, which means that the holders of a majority of the ordinary shares may elect all of ACE's directors and, in such event, the holders of the remaining shares will not be able to elect any directors. The Board is presently divided into three classes, two of which have four directors and one of which has five directors. At present, each class is elected for a three-year term, with the result that shareholders will not vote for the election of a majority of directors in any single year. Directors may be removed without cause only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares generally entitled to vote, voting together as a single class, at a meeting of shareholders. Directors may be removed with cause by the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders.

      This classified board provision could prevent a party who acquires control of a majority of the outstanding voting power from obtaining control of the Board until the second annual shareholders meeting following the date the acquiror obtains the controlling share interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of ACE and could thus increase the likelihood that incumbent directors will retain their positions.

      Preemptive Rights

      No holder of ordinary shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

Other Classes or Series of Shares

      The Articles authorize the directors to create and issue one or more other classes or series of shares and to determine the rights and preferences of each such class or series, to the extent permitted by the Articles and applicable law. Among other rights, the directors may determine:

    . the number of shares of that class or series and the distinctive designation thereof;

    . the voting powers, full or limited, if any, of the shares of that class or series;

    . the dividend rights of the shares of that class or series, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that class or series and any limitations, restrictions or conditions on the payment of dividends;

    . the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holders of the shares of that class or series will be entitled to receive upon any liquidation, dissolution or winding up of ACE;

    . the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that class or series may be redeemed, and any limitations, restrictions or conditions on such redemption;

    . the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that class or series;

    . the terms, if any, upon which the shares of that class or series will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by ACE;

    . the restrictions, limitations and conditions, if any, upon the issuance of indebtedness of ACE so long as any shares of that class or series are outstanding; and

    . any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or the Articles.

Preferred Shares

      From time to time, pursuant to the authority granted to the directors by the Articles to create other classes or series of shares, the Board may create and issue one or more classes or series of preferred shares, setting forth the rights and preferences of each such class or series in a Certificate of Designation, Preferences and Rights. The preferred shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement. Because the following summary of the terms of preferred shares is not complete, you should refer to the Memorandum, the Articles and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the class or series of preferred shares described in a prospectus supplement. Whenever particular sections or defined terms of the Memorandum, the Articles and the applicable Certificate of Designation, Preferences and Rights are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

      A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:

    . the number of shares to be issued and sold and the distinctive designation thereof;

    .  the voting powers, full or limited, if any, of the preferred shares;

    . the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of dividends on the preferred shares and the ordinary shares;

    . the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon any liquidation, dissolution or winding up of ACE;

    . the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, and any limitations, restrictions or conditions on such redemption;

    . the terms, if any, of any purchase, retirement or sinking fund to be provided for the preferred shares;

    . the terms, if any, upon which the preferred shares will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by ACE;

    . the restrictions, limitations and conditions, if any, upon the issuance of indebtedness of ACE so long as any preferred shares are outstanding; and

    . any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law, the Memorandum or the Articles.

      Dividends

      The holders of preferred shares will be entitled to receive dividends at the rate set by the Board, payable on specified dates each year for the respective dividend periods ending on such dates ("dividend periods"), when and as declared by the Board. Such dividends will accrue on each preferred share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preferred shares will be cumulative so that if ACE does not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preferred shares for any dividend period, the deficiency in the dividend on the preferred shares must thereafter be fully paid or declared and set apart for payment, but without interest, before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preferred shares will not be entitled to participate in any other or additional earnings or profits of ACE, except for such premiums, if any, as may be payable in case of redemption or liquidation, dissolution or winding up of ACE.

      Any dividend paid upon the preferred shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

      No dividends will be paid upon any shares of any class or series of preferred shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preferred shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preferred shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preferred shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preferred shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preferred shares.

      Liquidation, Dissolution or Winding Up

      In case of voluntary or involuntary liquidation, dissolution or winding up of ACE, the holders of each class or series of preferred shares will be entitled to receive out of the assets of ACE in money or money's worth the liquidation preference with respect to that class or series of preferred shares, together with all accrued but unpaid dividends thereon (whether or not earned or declared), before any of such assets will be paid or distributed to holders of ordinary shares. In case of voluntary or involuntary liquidation, dissolution or winding up of ACE, if the assets are insufficient to pay the holders of all of the classes or series of preferred shares then outstanding the full amounts to which they may be entitled, the holders of each outstanding class or series of preferred shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full. The consolidation or merger of ACE with or into any other corporation, or a sale of all or any part of its assets, will not be deemed a liquidation, dissolution or winding up of ACE within the meaning of this paragraph.

      Redemption

      Except as otherwise provided with respect to a particular class or series of preferred shares, the following general redemption provisions will apply to each class or series of preferred shares.

      On or prior to the date fixed for redemption of a particular class or series of preferred shares or any part thereof as specified in the notice of redemption for such class or series, ACE will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to ACE will cease and terminate except only the right of the holders of the shares
(1) to transfer such shares prior to the date fixed for redemption, (2) to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and (3) on or before the close of business on the fifth day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired. Any moneys so deposited by ACE which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to ACE upon its request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to ACE for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may be forfeited in the manner and with the effect provided under Cayman Islands law. Any portion of the moneys so deposited by ACE, in respect of preferred shares called for redemption that are converted into ordinary shares, will be repaid to ACE upon its request.

      In case of redemption of only a part of a class or series of preferred shares, ACE will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.

      Conversion Rights

      Except as otherwise provided with respect to a particular class or series of preferred shares, the following general conversion provisions will apply to each class or series of preferred shares that is convertible into ordinary shares.

      All ordinary shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the Articles.

      The number of ordinary shares issuable upon conversion of a particular class or series of preferred shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of ordinary shares then in effect for such class or series. ACE will not be required, however, upon any such conversion, to issue any fractional share of ordinary shares, but instead ACE will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per ordinary share on the NYSE at the date of determination. Preferred shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

      The basic conversion price per ordinary share for a class or series of preferred shares, as fixed by the Board, will be subject to adjustment from time to time as follows:

    . In case ACE (1) pays a dividend or makes a distribution to all holders of outstanding ordinary shares as a class in ordinary shares,
       (2) subdivides or splits the outstanding ordinary shares into a larger number of shares or (3) combines the outstanding ordinary shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preferred shares which by its terms is convertible into ordinary shares will thereafter be entitled to receive upon the conversion of such share the number of ordinary shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

    . In case ACE issues to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preferred shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of ordinary shares outstanding at such record date and the number of ordinary shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of ACE in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of ordinary shares outstanding at such record date and the number of additional ordinary shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

    . In case ACE distributes to all holders of ordinary shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preferred shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one ordinary share and of which the denominator will be the current market price per ordinary share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

      For the purpose of any computation under the last clause above, the current market price per ordinary share on any date will be deemed to be the average of the high and low sales prices of the ordinary shares, as reported in the New York Stock Exchange--Composite Transactions (or such other principal market quotation as may then be applicable to the ordinary shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

      No adjustment will be made in the basic conversion price for any class or series of preferred shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

      In the case of any capital reorganization or reclassification of ordinary shares, or if ACE consolidates with or merges into, or sells or disposes of all or substantially all of its property and assets to, any other corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, consolidation, merger or sale that any shares of a particular class or series of preferred shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of such preferred shares would have been entitled upon such capital reorganization, reclassification, consolidation or merger.

      No dividend adjustment with respect to any preferred shares or ordinary shares will be made in connection with any conversion.

      Whenever there is an issue of additional ordinary shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preferred shares, ACE will file with its transfer agent or agents, a statement signed by the Chairman, President and Chief Executive Officer or by any Executive Officer of ACE, describing specifically such issue of additional ordinary shares or such other event (and, in the case of a capital reorganization, reclassification, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever there are issued by ACE to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares, ACE will also file in like manner a statement describing the same and the consideration it will receive therefrom. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preferred shares.

      ACE will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized ordinary shares for the conversion of all shares of all then outstanding classes or series of preferred shares which are convertible into ordinary shares.

      Reissuance of Shares

      Any preferred shares retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preferred shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preferred shares.

      Voting Rights

      Except as indicated below or as otherwise required by applicable law, the holders of preferred shares will have no voting rights.

      Whenever dividends payable on any class or series of preferred shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preferred shares of that class or series then outstanding, the holders of preferred shares of that class or series will have the exclusive and special right, voting separately as a class, to elect two directors of ACE, and the number of directors constituting the Board will be increased to the extent necessary to effectuate such right. Whenever such right of the holders of any class or series of the preferred shares has vested, such right may be exercised initially either at an extraordinary meeting of the holders of such class or series of the preferred shares, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of any class or series of the preferred shares voting separately as a class to elect members of the Board will continue until such time as all dividends accumulated on such class or series of the preferred shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

      At any time when such special voting power has vested in the holders of any class or series of the preferred shares as described in the preceding paragraph, a proper officer of ACE will, upon the written request of the holders of record of at least 10% of such class or series of the preferred shares then outstanding addressed to the Secretary of ACE, call an extraordinary meeting of the holders of such class or series of the preferred shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Articles (or if there be no designation, at the principal office of ACE in Hamilton, Bermuda). If such meeting shall not be called by the proper officers of ACE within 20 days after the Secretary of ACE has been personally served with such request, or within 30 days after mailing the same within the United States by registered or certified mail addressed to the Secretary of ACE at its principal office, then the holders of record of at least 10% of such class or series of the preferred shares then outstanding may designate in writing one of their number to call such meeting at ACE's expense, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and will be held in Hamilton, Bermuda. Any holder of such class or series of preferred shares so designated will have access to the stock books of ACE for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such extraordinary meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

      At any annual or extraordinary meeting at which the holders of any class or series of the preferred shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 33 1/3% of such class or series of the preferred shares will be required to constitute a quorum of such class or series for the election of any director by the holders of such class or series, voting as a class. At any such meeting or adjournment thereof, (1) the absence of a quorum of such class or series of the preferred shares will not prevent the election of directors other than those to be elected by such class or series of the preferred shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such class or series of the preferred shares, voting as a class, and (2) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of any class or series of stock for which a quorum is lacking will have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time until a quorum shall be present, without notice other than announcement at the meeting.

      During any period in which the holders of any class or series of the preferred shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or series of stock which elected the directors whose office shall have become vacant. During such period the directors so elected by the holders of any class or series of the preferred shares will continue in office (1) until the next succeeding annual meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such class or series of the preferred shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of any class or series of the preferred shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such class or series will terminate.

      Whether or not ACE is being wound up, the rights attached to any class or series of preferred shares may only be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series, or with the sanction of a special resolution approved by at least 66 2/3% of the votes cast by the holders of the shares of that class or series at a duly convened meeting where at least one-third of the issued shares of that class or series are represented, either in person or by proxy. The rights attached to any class or series of preferred shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with such class or series of the preferred shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of preferred shares are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that such a transaction would vary the rights attached to any class or series of preferred shares, in which case any such variation is subject to the approval process described above. Holders of preferred shares are not entitled to vote on any sale of all or substantially all of the assets of ACE.

      On any item on which the holders of the preferred shares are entitled to vote, such holders will be entitled to one vote for each preferred share held.

      Restrictions in Event of Default in Dividends on Preferred Shares

      If at any time ACE has failed to pay dividends in full on the preferred shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preferred shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time ACE has failed to pay in full amounts payable with respect to any obligations to retire preferred shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment (1) ACE, without the affirmative vote or consent of the holders of at least 66 2/3% of the preferred shares at the time outstanding given in person or by proxy, either in writing or by resolution adopted at an extraordinary meeting called for the purpose, at which the holders of the preferred shares shall vote separately as a class, regardless of class or series, may not redeem less than all of the preferred shares at such time outstanding; (2) ACE may not purchase any preferred shares except in accordance with a purchase offer made in writing to all holders of preferred shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) ACE, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preferred shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and (3) ACE may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of stock of ACE ranking junior to the preferred shares as to dividends and upon liquidation.

      Preemptive Rights

      No holder of preferred shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

Transfer Agent

      ACE's registrar and transfer agent for the ordinary shares and the preferred shares is The Bank of New York.

Transfer of Shares

      The Articles contain various provisions affecting the transferability of ACE's shares. Under the Articles, the Board has absolute discretion to decline to register a transfer of shares (1) unless a registration statement under the Securities Act is in effect with respect to such shares or a written opinion from counsel acceptable to the directors is obtained to the effect that such registration is not required or (2) if the Board determines that such transfer would result in a person having controlled shares that constitute 10% or more of any class or series of ACE's issued shares. The Board also has absolute discretion to decline to register any transfer of shares. The Board has waived its right to decline to register any transfer of shares which have been traded in the public market (including the ordinary and preferred shares offered by a prospectus supplement) or which were outstanding immediately prior to ACE's initial public offering.

      Maples and Calder, ACE's Cayman Islands counsel, has advised it that while the precise form of the restrictions on transfers contained in the Articles is untested, as a matter of general principle, restrictions on transfers are enforceable under Cayman Islands law and are not uncommon. The transferor of such shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on our stock transfer records.

      The restrictions on voting and ownership of more than 10% of any class or series of our issued shares described above, as well as the provisions discussed below under "Anti-Takeover Effects of Articles of Association" and "Shareholder Rights Plan," may have the effect of discouraging an attempt to obtain control of ACE through certain actions.

      The Articles also provide that the Board may suspend the registration of transfer for such periods as the Board may determine, but shall not suspend the registration of transfer for more than 45 days in any year.

Lloyd's Related Requirements

      Under Lloyd's regulations as currently in effect, any person who (with any associates) beneficially holds 10% or more of the votes or economic interest in ACE or who controls decisions by ACE's Board is deemed to be a "controller" of any ACE subsidiary that is a Lloyd's corporate member or Lloyd's managing agent. Lloyd's imposes an absolute prohibition on any company being a 10% controller of a Lloyd's corporate member or Lloyd's managing agent without first notifying Lloyd's and receiving their consent. This prohibition is qualified in respect of a person who breaches the 20%, 33%, 50% or majority controller thresholds in that the Lloyd's corporate member or Lloyd's managing agent must do all that lies within its powers to comply with Lloyd's requirements. In these latter circumstances, this essentially means that notice must have been given to the Council of Lloyd's that the relevant threshold will be exceeded and that the Council of Lloyd's has not objected. Lloyd's requires each "controller" of a Lloyd's corporate member or Lloyd's managing agent to execute and deliver a declaration and undertaking to Lloyd's containing representations concerning the absence of criminal activities, censure, insolvency, civil liabilities and government investigations, etc., and submitting to the jurisdiction of the English courts. Any person that becomes the owner of 10% (or subsequently 20%, 33%, 50% or a majority) of the ordinary shares would have to deliver this declaration and undertaking to Lloyd's in the form prescribed by Lloyd's, unless Lloyd's exempts such person from this requirement. Lloyd's regulations give Lloyd's the right to withhold consent to a person becoming a controller of a Lloyd's corporate member, even where the declaration and undertaking has been provided, if Lloyd's, in its discretion, does not consider such person to be "fit and proper."

      In addition under English law, if any person who is connected with a Lloyd's broker holds or subsequently becomes the holder of more than 5% of the ordinary shares in ACE, that Lloyd's broker risks losing its Lloyd's license. For these purposes, a person is treated as connected with a Lloyd's broker if that person is the subsidiary or holding company of a corporate Lloyd's broker or a subsidiary of any such holding company (all being regarded as related companies) or a director of such a Lloyd's broker or any related company that controls (a test based on one-third voting rights or control of the Board) or is controlled by such a Lloyd's broker or any related company or, if the Lloyd's broker is a partnership, any person who is a partner in or who controls or is controlled by (on a similar test) such a Lloyd's broker or any company which is controlled by a partner in such a Lloyd's broker or any related company of any such partner or any director of any such controlled or related company.

Lien on Shares

      The Articles provide that ACE will have a first lien on all shares for all debts, liabilities or engagements to or with ACE (whether presently payable or not) by the holder of such shares, except for shares declared to be exempt by the Board. This lien would extend to the payment of dividends or other money payable in respect of any ordinary shares or preferred shares subject to the lien. The Articles also provide that the directors may deduct from any dividend payable to a shareholder all sums of money presently payable by such shareholder to ACE on any account. The Board has exempted from these provisions the ordinary and preferred shares offered by a prospectus supplement.

Anti-Takeover Effects of Articles of Association

      The Articles contain certain provisions that make it more difficult to acquire control of ACE by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions, as well as the shareholder rights plan described under "Shareholder Rights Plan" below, are designed to encourage persons seeking to acquire control of ACE to negotiate with its directors. The directors believe that, as a general rule, the interests of its shareholders would be best served if any change in control results from negotiations with the directors.

The directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of ACE. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

      In addition to those provisions of the Articles discussed above, set forth below is a description of other material provisions of the Articles. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Articles, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

      No Shareholder Action by Written Consent

      The Articles provide that any action required or permitted to be taken by ACE's shareholders must be taken at a duly called annual general or extraordinary general meeting of its shareholders and may not be taken by consent in writing or otherwise.

      The affirmative vote of the holders of at least 66-2/3% of the outstanding shares generally entitled to vote, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this provision of the Articles.

      Availability of Shares of Capital Stock for Future Issuances

      The availability of shares for issue by ACE's directors without further action by shareholders (except as may be required by applicable stock exchange requirements) could be viewed as enabling the directors to make more difficult a change in control of ACE, including by issuing warrants or rights to acquire shares to discourage or defeat unsolicited stock accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter stock ownership of persons seeking to obtain control of ACE.

      Shareholder Proposals

      The Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must be given and received by the Secretary of ACE at its principal executive offices not later than (1) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting, and
(2) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The notice must describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and must set forth (1) the name and address of the shareholder, (2) a representation that the shareholder is a holder of record of shares of ACE entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination and (iii) the class and number of shares of ACE that are beneficially owned by the shareholder. In addition, the notice must set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. In the case of a nomination of any person for election as a director, the notice must set forth: (1) the name and address of any person to be nominated; (2) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons; (3) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not we are then subject to such Regulation; and (4) the consent of each nominee to serve as a director of ACE, if so elected. The presiding officer of the annual general meeting or extraordinary general meeting will, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

      The affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, the foregoing provision of the Articles.

      The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Shareholder Rights Plan

      On May 7, 1999, ACE's Board of Directors declared a dividend of one preference share purchase right for each outstanding ordinary share to shareholders of record at the close of business on June 1, 1999. Subject to certain exceptions, each right, when exercisable, entitles the holder to purchase from ACE one one-thousandth of a series A junior participating preference share at an exercise price of $150, subject to certain antidilution adjustments. Because of the nature of the preference shares' dividend, liquidation and voting rights, the value of the one one-thousandth of a preference share purchasable upon the exercise of each right should approximate the value of one ordinary share.

      The rights generally will only be exercisable:

    . 10 days following a public announcement that a person or a group of affiliated or associated persons has acquired, or obtained the right to acquire, 15% or more of the outstanding ordinary shares of ACE, or

    . 15 business days following the commencement of, or the announcement of an intention to make, a tender or exchange offer for 15% or more of the outstanding ordinary shares of ACE.

      In the following description, a person or group that acquires, or obtains the right to acquire, 15% or more of the outstanding ordinary shares of ACE is referred to as an "Acquiring Person."

      Generally, if any person or group becomes an Acquiring Person, each right, except for rights held by the Acquiring Person, will entitle its holder to purchase ordinary shares having a value equal to two times the exercise price of the right.

      If ACE is acquired in a merger, amalgamation or other business combination transaction or if 50% or more of ACE's assets or earnings power is sold, then proper provision will be made so that each holder of a right, except for the Acquiring Person, will be entitled to receive common stock of the acquiring or surviving company having a value equal to two times the exercise price of the right.

      ACE's board of directors has the option, at any time after any person or group becomes an Acquiring Person but before the Acquiring Person acquires 50% or more of the outstanding ordinary shares, to exchange each right, except for rights held by the Acquiring Person, for one ordinary share.

      At any time prior to the time that any person or group becomes an Acquiring Person, ACE's board of directors may redeem the rights in whole, but not in part, at a price of $0.01 per right. The rights will expire on June 1, 2009 if they have not been previously exercised, exchanged or redeemed.

                      DESCRIPTION OF THE DEPOSITARY SHARES

General

      ACE may, at its option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred shares) of a share of a particular series of preferred shares as described below. In the event ACE elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

      The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among ACE, a depositary selected by ACE and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the preferred shares represented thereby (including dividend, voting, redemption and liquidation rights).

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

      Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of ACE, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preferred shares to the record holders of depositary shares relating to such class or series of preferred shares in proportion to the number of such depositary shares owned by such holders.

      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of ACE, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

      Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred shares on the basis set forth in the prospectus supplement for such class or series of preferred shares, but holders of such whole preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional preferred shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

      Whenever ACE redeems preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Shares

      Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by such depositary shares in accordance with such instructions, and ACE will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between ACE and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by ACE or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the related class or series of preferred shares in connection with any liquidation, dissolution or winding up of ACE and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

      ACE will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. ACE will pay charges of the depositary in connection with the initial deposit of the related class or series of preferred shares and any redemption of such preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

      The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preferred shares are paid by the holders thereof.

Miscellaneous

      The depositary will forward all reports and communications from ACE which are delivered to the depositary and which ACE is required to furnish to the holders of the preferred shares.

      Neither the depositary nor ACE will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of ACE and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither ACE nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. ACE and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to ACE notice of its election to do so, and ACE may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                       DESCRIPTION OF ACE DEBT SECURITIES

      The following description of the ACE debt securities sets forth the material terms and provisions of the ACE debt securities to which any prospectus supplement may relate. The ACE senior debt securities are to be issued under an indenture (the "ACE senior indenture") between ACE and The First National Bank of Chicago, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The ACE subordinated debt securities are to be issued under an indenture (the "ACE subordinated indenture") between ACE and The First National Bank of Chicago, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The ACE senior indenture and the ACE subordinated indenture are sometimes referred to herein collectively as the "ACE indentures" and each individually as an "ACE indenture." The particular terms of the ACE debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered ACE debt securities, will be described in the prospectus supplement.

      Because the following summaries of the material terms and provisions of the ACE indentures and the ACE debt securities are not complete, you should refer to the forms of the ACE indentures and the ACE debt securities for complete information regarding the terms and provisions of the ACE indentures, including the definitions of some of the terms used below, and the ACE debt securities. Wherever particular articles, sections or defined terms of an ACE indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The ACE indentures are substantially identical, except for certain covenants of ACE and provisions relating to subordination.

General

      The ACE indentures do not limit the aggregate principal amount of ACE debt securities which ACE may issue thereunder and provide that ACE may issue ACE debt securities thereunder from time to time in one or more series. (Section 3.1) The ACE indentures do not limit the amount of other Indebtedness (as defined below) or ACE debt securities, other than certain secured Indebtedness as described below, which ACE or its subsidiaries may issue.

      Unless otherwise provided in a prospectus supplement, the ACE senior debt securities will be unsecured obligations of ACE and will rank equally with all of its other unsecured and unsubordinated indebtedness. The ACE subordinated debt securities of each series will be unsecured obligations of ACE, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes ACE senior debt securities) of ACE with respect to such series, as described below under "Subordination of ACE Subordinated Debt Securities" and in the applicable prospectus supplement.

      Because ACE is a holding company, its rights and the rights of its creditors (including the holders of ACE debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of creditors of ACE (including the holders of ACE debt securities) to participate in the distribution of stock owned by ACE in certain of its subsidiaries, including ACE's insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

      The prospectus supplement relating to the particular ACE debt securities offered thereby will describe the following terms of the offered ACE debt securities:

    . the title of such ACE debt securities and the series in which such ACE debt securities will be included, which may include medium-term notes;

    . any limit upon the aggregate principal amount of such ACE debt securities;

    . the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such ACE debt securities will be payable;

    . the rate or rates at which such ACE debt securities will bear interest, if any, which rate may be zero in the case of certain ACE debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

    . the date or dates on which interest, if any, on such ACE debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

    . whether and on what terms ACE will have the option to redeem such ACE debt securities in lieu of paying additional amounts in respect of certain Bermuda or Cayman Islands taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such ACE debt securities (and the terms of such option);

    . the place or places where the principal of, any premium or interest on or any additional amounts with respect to such ACE debt securities will be payable, any of such ACE debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such ACE debt securities may be surrendered for conversion or exchange;

    . whether any of such ACE debt securities are to be redeemable at the option of ACE and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such ACE debt securities may be redeemed, in whole or in part, at the option of ACE;

    . whether ACE will be obligated to redeem or purchase any of such ACE debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such ACE debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such ACE debt securities so redeemed or purchased;

    . if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any ACE debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any ACE debt securities to be issued in bearer form will be issuable;

    . whether the ACE debt securities will be convertible into ordinary shares and/or exchangeable for other securities, whether or not issued by ACE, and, if so, the terms and conditions upon which such ACE debt securities will be so convertible or exchangeable;

    . if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such ACE debt securities that will be payable upon declaration of acceleration of the maturity thereof;

    . if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such ACE debt securities;

    . whether the principal of, any premium or interest on or any additional amounts with respect to such ACE debt securities will be payable, at the election of ACE or a holder, in a currency other than that in which such ACE debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

    . any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such ACE debt securities;

    . whether such ACE debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

    . whether such ACE debt securities are ACE senior debt securities or subordinated debt securities and, if ACE subordinated debt securities, the specific subordination provisions applicable thereto;

    . in the case of ACE subordinated debt securities, the relative degree, if any, to which such ACE subordinated debt securities of the series will be senior to or be subordinated to other series of ACE subordinated debt securities or other indebtedness of ACE in right of payment, whether such other series of ACE subordinated debt securities or other indebtedness is outstanding or not;

    . any deletions from, modifications of or additions to the Events of Default or covenants of ACE with respect to such ACE debt securities;

    . whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such ACE debt securities;

    . whether any of such ACE debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such ACE debt securities to be authenticated and delivered; and

    . any other terms of such ACE debt securities and any other deletions from or modifications or additions to the applicable ACE indenture in respect of such ACE debt securities. (Section 3.1)

      ACE will have the ability under the ACE indentures to "reopen" a previously issued series of ACE debt securities and issue additional ACE debt securities of that series or establish additional terms of that series. ACE is also permitted to issue ACE debt securities with the same terms as previously issued ACE debt securities. (Section 3.1)

      Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any ACE debt securities will be payable at the office or agency maintained by ACE for such purposes (initially the corporate trust office of the trustee). In the case of ACE debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on ACE debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the ACE debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by ACE for the ACE debt securities will be named in the related prospectus supplement. ACE may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that ACE will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE debt securities are payable. (Sections 3.7 and 10.2)

      Unless otherwise provided in the related prospectus supplement, the ACE debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by ACE or the security registrar) or exchanged for other ACE debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by ACE for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but ACE may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE will not be required to (1) issue, register the transfer of, or exchange, ACE debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such ACE debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any ACE debt security so selected for redemption in whole or in part, except the unredeemed portion of any ACE debt security being redeemed in part. (Section 3.5) ACE has appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by ACE for any ACE debt securities will be named in the related prospectus supplement. ACE may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that ACE will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE debt securities are payable. (Section 10.2)

      Unless otherwise provided in the related prospectus supplement, the ACE debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The ACE debt securities may be represented in whole or in part by one or more global ACE debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global ACE debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where ACE debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such ACE debt securities and to payment on and transfer and exchange of such ACE debt securities will be described in the related prospectus supplement.

      The ACE debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

      If the purchase price of any ACE debt securities is payable in one or more foreign currencies or currency units or if any ACE debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any ACE debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such ACE debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

      ACE will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ACE to purchase ACE debt securities at the option of the holders. Any such obligation applicable to a series of ACE debt securities will be described in the related prospectus supplement.

      Unless otherwise described in a prospectus supplement relating to any ACE debt securities, other than as described below under "--Covenants Applicable to ACE Senior Debt Securities--Limitation on Liens on Stock of Designated Subsidiaries," the ACE indentures do not contain any provisions that would limit ACE's ability to incur indebtedness or that would afford holders of ACE debt securities protection in the event of a sudden and significant decline in the credit quality of ACE or a takeover, recapitalization or highly leveraged or similar transaction involving ACE. Accordingly, ACE could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect ACE's capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of ACE debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or covenants of ACE contained in the ACE indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

      The terms, if any, on which ACE debt securities of any series are convertible into or exchangeable for ordinary shares, preferred shares or other securities, whether or not issued by ACE, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of ACE, in which the securities, property or cash to be received by the holders of the ACE debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Global Securities

      The ACE debt securities of a series may be issued in whole or in part in the form of one or more global ACE debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

      The specific terms of the depositary arrangement with respect to a series of ACE debt securities will be described in the prospectus supplement relating to such series. ACE anticipates that the following provisions will apply to all depositary arrangements.

      Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the ACE debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such ACE debt securities or by ACE if such ACE debt securities are offered and sold directly by ACE. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

      So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the ACE debt securities represented by such global security for all purposes under the applicable ACE indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have ACE debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of ACE debt securities of that series in definitive form.

      Principal of, any premium and interest on, and any additional amounts with respect to, ACE debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such ACE debt securities. None of ACE, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such ACE debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      ACE expects that the depositary for a series of ACE debt securities or its nominee, upon receipt of any payment with respect to such ACE debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such ACE debt securities as shown on the records of such depositary or its nominee. ACE also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

      The ACE indentures provide that if (1) the depositary for a series of ACE debt securities notifies ACE that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable ACE indenture and a successor depositary is not appointed by ACE within 90 days of written notice, (2) ACE determines that ACE debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect or (3) an Event of Default with respect to a series of ACE debt securities has occurred and is continuing, the global securities will be exchanged for ACE debt securities of such series in definitive form of like tenor and of an equal aggregate

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

principal amount, in authorized denominations. Such definitive ACE debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

      ACE will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the ACE debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, ACE will, subject to certain limitations and exceptions described below, pay to the holder of any such ACE debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such ACE debt security and the applicable ACE indenture to be then due and payable.

      ACE will not be required to pay any additional amounts for or on account of:

    1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
  (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such ACE debt security, (b) presented such ACE debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such ACE debt security could not have been presented for payment elsewhere, or (c) presented such ACE debt security for payment more than 30 days after the date on which the payment in respect of such ACE debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such ACE debt security for payment on any day within that 30-day period;

    2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

    3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such ACE debt security to comply with any reasonable request by ACE addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

    4. any combination of items (1), (2) and (3).

      In addition, ACE will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such ACE debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such ACE debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the ACE debt security. (Section 10.4)

Covenants Applicable to ACE Senior Debt Securities

      Limitation on Liens on Stock of Designated Subsidiaries

      Under the ACE senior indenture, ACE will covenant that, so long as any ACE senior debt securities are outstanding, it will not, nor will it permit any Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the ACE senior debt securities (and, if ACE so elects, any other Indebtedness of ACE that is not subordinate to the ACE senior debt securities and with respect to which the governing instruments require, or pursuant to which ACE is otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 10.5 of the ACE senior indenture)

      For purposes of the ACE senior indenture, "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity. (Section 1.1 of the ACE senior indenture)

      The term "Designated Subsidiary" means any present or future consolidated Subsidiary of ACE, the Consolidated Net Worth of which constitutes at least 5% of ACE's Consolidated Net Worth. (Section 1.1 of the ACE senior indenture) As of July 31, 1999, ACE's Designated Subsidiaries were ACE Bermuda, Tempest, ACE INA and ACE USA.

      For purposes of the ACE indentures, the term "Indebtedness" means, with respect to any Person, (1) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (2) all Capitalized Lease Obligations of such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (5) all obligations of the type referred to in clauses (1) through (4) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; (6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above. (Section 1.1)

      Limitations on Disposition of Stock of Designated Subsidiaries

      The ACE senior indenture also provides that, so long as any ACE senior debt securities are outstanding and except in a transaction otherwise governed by such ACE indenture, ACE will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options

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

to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to ACE) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, ACE would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by ACE may only be made for at least a fair market value consideration as determined by ACE's board of directors pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority. Notwithstanding the foregoing, (1) ACE may merge or consolidate any Designated Subsidiary into or with another direct or indirect Subsidiary of ACE, the shares of capital stock of which ACE owns at least 80%, and (2) ACE may, subject to the provisions described under "--Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by ACE's board of directors pursuant to a resolution adopted in good faith. (Section 10.6 of the ACE senior indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

      Each ACE indenture provides that ACE may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into ACE, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE, unless (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, Bermuda or the Cayman Islands and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the ACE debt securities issued thereunder, and the performance of ACE's obligations under such ACE indenture and the ACE debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the ACE debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ACE or a Subsidiary as a result of such transaction as having been incurred by ACE or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met. (Section 8.1)

Events of Default

      Each of the following events will constitute an Event of Default under the applicable ACE indenture with respect to any series of ACE debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (1) default in the payment of any interest on any ACE debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

    (2) default in the payment of the principal of or any premium on any ACE debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;


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

    (3) default in the deposit of any sinking fund payment, when and as due by the terms of any ACE debt security of such series;

    (4) default in the performance, or breach, of any covenant or warranty of ACE contained in the applicable ACE indenture for the benefit of such series or in the ACE debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such ACE indenture;

    (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ACE (including an Event of Default under any other series of ACE debt securities), whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof (after giving effect to any applicable grace period) or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable ACE indenture;

    (6) ACE shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

    (7) certain events in bankruptcy, insolvency or reorganization of ACE;
        and

    (8) any other Event of Default provided in or pursuant to the applicable ACE indenture with respect to ACE debt securities of such series. (Section 5.1)

      If an Event of Default with respect to the ACE debt securities of any series (other than an Event of Default described in (7) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding ACE debt securities of such series by written notice as provided in the applicable ACE indenture may declare the principal amount (or such lesser amount as may be provided for in the ACE debt securities of such series) of all outstanding ACE debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable ACE indenture, the holders of not less than a majority in principal amount of the ACE debt securities of such series may, under certain circumstances, rescind and annul such declaration of acceleration. An Event of Default described in (7) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the ACE debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

      Each ACE indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the ACE debt securities of any series (a "default"), the trustee will transmit, in the manner set forth in such ACE indenture, notice of such default to the holders of the ACE debt securities of such series unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any ACE debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of ACE debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

      If an Event of Default occurs and is continuing with respect to the ACE debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of ACE debt securities of such series by all appropriate judicial proceedings. (Section 5.3) Each ACE indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such ACE indenture at the request or direction of any of the holders of ACE debt securities, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable ACE indenture, the holders of a majority in principal amount of the outstanding ACE debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE debt securities of such series. (Section 5.12)

Modification and Waiver

      ACE and the trustee may modify or amend either ACE indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding ACE debt security affected thereby,

    . change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any ACE debt security,

    . reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE debt security,

    . change the obligation of ACE to pay additional amounts with respect to any ACE debt security,

    . reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

    . change the redemption provisions of any ACE debt security or adversely affect the right of repayment at the option of any holder of any ACE debt security,

    . change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE debt security is payable,

    . impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

    . reduce the percentage in principal amount of the outstanding ACE debt securities, the consent of whose holders is required in order to take specific actions,

    . reduce the requirements for quorum or voting by holders of ACE debt securities in Section 15.4 of each ACE indenture,

    . modify any of the provisions in the applicable ACE indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of ACE debt securities except to increase any percentage vote required or to provide that other provisions of such ACE indenture cannot be modified or waived without the consent of the holder of each ACE debt security affected thereby,

    . make any change that adversely affects the right to convert or exchange any ACE debt security into or for ordinary shares of ACE or other securities (whether or not issued by ACE), cash or property in accordance with its terms,

    . modify any of the provisions of the ACE subordinated indenture relating to the subordination of the ACE subordinated debt securities in a manner adverse to holders of ACE subordinated debt securities, or

    .  modify any of the above provisions. (Section 9.2)

      In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the ACE subordinated indenture in any manner which might terminate or impair the subordination of the ACE subordinated debt securities of any series to Senior Indebtedness with respect to such series without the prior written consent of the holders of such Senior Indebtedness. (Section 9.7 of the ACE subordinated indenture)

      ACE and the trustee may modify or amend either ACE indenture and the ACE debt securities of any series without the consent of any holder in order to, among other things;

    . provide for a successor to ACE pursuant to a consolidation, amalgamation, merger or sale of assets;

    . add to the covenants of ACE for the benefit of the holders of all or any series of ACE debt securities or to surrender any right or power conferred upon ACE by the applicable ACE indenture;

    . provide for a successor trustee with respect to the ACE debt securities of all or any series;

    . cure any ambiguity or correct or supplement any provision in either ACE indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE indenture which will not adversely affect the interests of the holders of ACE debt securities of any series;

    . change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE debt securities under either ACE indenture;

    . add any additional Events of Default with respect to all or any series of ACE debt securities;

    .  secure the ACE debt securities;

    . provide for conversion or exchange rights of the holders of any series of ACE debt securities; or

    . make any other change that does not materially adversely affect the interests of the holders of any ACE debt securities then outstanding under the applicable ACE indenture. (Section 9.1)

      The holders of at least a majority in principal amount of the outstanding ACE debt securities of any series may, on behalf of the holders of all ACE debt securities of that series, waive compliance by ACE with certain covenants of the applicable ACE indenture. (Section 10.8 of the ACE senior indenture;
Section 10.6 of the ACE subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE debt securities of any series may, on behalf of the holders of all ACE debt securities that series, waive any past default and its consequences under the applicable ACE indenture with respect to the ACE debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to ACE debt securities of that series or (2) in respect of a covenant or provision of the applicable ACE indenture that cannot be modified or amended without the consent of the holder of each outstanding ACE debt security of any series affected. (Section 5.13)

      Under each ACE indenture, ACE is required to furnish the trustee annually a statement as to performance by ACE of certain of its obligations under that ACE indenture and as to any default in such performance. ACE is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default, or any event which after notice or lapse of time or both would constitute an Event of Default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable ACE indenture or the ACE debt securities of any series. (Section 10.9 of the ACE senior indenture; Section 10.7 of the ACE subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

      ACE may discharge certain obligations to holders of any series of ACE debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such ACE debt securities are payable in an amount sufficient to pay the entire indebtedness on such ACE debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such ACE debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.1)

      Each ACE indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to the ACE debt securities of or within any series pursuant to Section 3.1 thereof, ACE may elect either (1) to defease and be discharged from any and all obligations with respect to such ACE debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such ACE debt securities and other obligations to register the transfer or exchange of such ACE debt securities, to replace temporary or mutilated, destroyed, lost or stolen ACE debt securities, to maintain an office or agency with respect to such ACE debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from its obligations with respect to such ACE debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such ACE debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by ACE with the Trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such ACE debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such ACE debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such ACE debt securities on the scheduled due dates. (Section 4.2)

      Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE indenture or any other material agreement or instrument to which ACE is a party or by which it is bound, (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the ACE debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) ACE has delivered to the trustee an opinion of counsel (as specified in the ACE indenture) to the effect that the holders of such ACE debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by ACE, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable ACE indenture. (Section 4.2)

      "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

      "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the ACE debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the ACE debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

      If after ACE has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to ACE debt securities of any series, (1) the holder of an ACE debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable ACE indenture or the terms of such ACE debt security to receive payment in a currency other than that in which such deposit has been made in respect of such ACE debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such ACE debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such ACE debt security as such ACE debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such ACE debt security into the currency in which such ACE debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

      "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. All payments of principal of, any premium and interest on, and any additional amounts with respect to, any ACE debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section 1.1)

      In the event ACE effects covenant defeasance with respect to any ACE debt securities and such ACE debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such ACE debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such ACE debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such ACE debt securities at the time of the acceleration resulting from such Event of Default. However, ACE would remain liable to make payment of such amounts due at the time of acceleration.

Subordination of ACE Subordinated Debt Securities

      The ACE subordinated debt securities of each series will, to the extent set forth in the ACE subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness with respect to such series. (Section 16.1 of the ACE subordinated indenture). Upon any payment or distribution of assets of ACE of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness with respect to the ACE subordinated debt securities of any series will first be paid in full, or payment thereof

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

provided for in money in accordance with its terms, before the holders of ACE subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE subordinated debt securities of such series, and to that end the holders of such Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ACE being subordinated to the payment of ACE subordinated debt securities of such series, which may be payable or deliverable in respect of the ACE subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE subordinated indenture)

      By reason of such subordination, in the event of liquidation or insolvency of ACE, holders of Senior Indebtedness with respect to the ACE subordinated debt securities of any series and holders of other obligations of ACE that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the ACE subordinated debt securities of such series.

      Subject to the payment in full of all Senior Indebtedness with respect to the ACE subordinated debt securities of any series, the rights of the holders of the ACE subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of ACE applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE subordinated debt securities of such series have been paid in full. (Section 16.4 of the ACE subordinated indenture)

      No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the ACE subordinated debt securities of any series may be made (1) if any Senior Indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness with respect to such series has been accelerated because of a default. (Section 16.2 of the ACE subordinated indenture)

      The ACE subordinated indenture does not limit or prohibit ACE from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the ACE subordinated debt securities of any series, but subordinate to other obligations of ACE. The ACE senior debt securities will constitute Senior Indebtedness with respect to the ACE subordinatd debt securities of each series under the ACE subordinated indenture.

      The term "Senior Indebtedness" means, with respect to the ACE subordinated debt securities of any particular series, all Indebtedness of ACE outstanding at any time, except (1) the ACE subordinated debt securities of such series, (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the ACE subordinated debt securities of such series, (3) Indebtedness of ACE to an Affiliate of ACE, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws and (5) trade accounts payable. Senior Indebtedness with respect to the ACE subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the ACE subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the ACE subordinated indenture)

      The ACE subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of ACE subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

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

New York Law to Govern

      The ACE indentures and the ACE debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13)

Information Concerning the Trustee

      ACE may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with The First National Bank of Chicago and its affiliates in the ordinary course of business.

      Under each ACE indenture, The First National Bank of Chicago is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable ACE indenture and related matters. (Section 7.3)

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

            DESCRIPTION OF ACE INA DEBT SECURITIES AND ACE GUARANTEE

      The following description of the ACE INA debt securities and the ACE guarantee sets forth the material terms and provisions of the ACE INA debt securities and the ACE guarantee to which any prospectus supplement may relate. The ACE INA senior debt securities are to be issued under an indenture (the "ACE INA senior indenture") among ACE INA, ACE and The First National Bank of Chicago, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA subordinated debt securities are to be issued under an indenture (the "ACE INA subordinated indenture") among ACE INA, ACE and The First National Bank of Chicago, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA senior indenture and the ACE INA subordinated indenture are sometimes referred to herein collectively as the "ACE INA indentures" and each individually as an "ACE INA indenture". The particular terms of the ACE INA debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered ACE INA debt securities, will be described in the prospectus supplement.

      Because the following summaries of the material terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee are not complete, you should refer to the forms of the ACE INA indentures and the ACE INA debt securities for complete information regarding the terms and provisions of the ACE INA indentures, including the definitions of some of the terms used below, the ACE INA debt securities and the ACE guarantee. Wherever particular articles, sections or defined terms of an ACE INA indenture are referred to, such articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The ACE INA indentures are substantially identical, except for certain covenants of ACE INA and ACE and provisions relating to subordination.

General

      The ACE INA indentures do not limit the aggregate principal amount of ACE INA debt securities which ACE INA may issue thereunder and provide that ACE INA may issue ACE INA debt securities thereunder from time to time in one or more series. (Section 3.1) The ACE INA indentures do not limit the amount of other Indebtedness (as defined below) or ACE INA debt securities, other than certain secured Indebtedness as described below, which ACE, ACE INA or their respective subsidiaries may issue.

      Unless otherwise provided in a prospectus supplement, the ACE INA senior debt securities will be unsecured obligations of ACE INA and will rank equally with all of its other unsecured and unsubordinated indebtedness. The ACE INA subordinated debt securities of each series will be unsecured obligations of ACE INA, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes ACE INA senior debt securities) of ACE INA with respect to such series, as described below under "Subordination of ACE INA Subordinated Debt Securities" and in the related prospectus supplement. The ACE INA subordinated debt securities of any series issued to an ACE Trust will rank equally with each other series of ACE INA subordinated debt securities issued to other ACE Trusts.

      Because ACE INA is a holding company, its rights and the rights of its creditors (including the holders of ACE INA debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE INA may itself be a creditor with recognized claims against the subsidiary. The rights of creditors of ACE INA (including the holders of ACE INA debt securities) to participate in the distribution of stock owned by ACE INA in certain of its subsidiaries, including ACE INA's insurance subsidiaries, may also be subject to the approval of certain insurance regulatory authorities having jurisdiction over such subsidiaries.

      In the event ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust, such ACE INA subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of that ACE Trust upon the occurrence of certain events described in the prospectus supplement relating to such preferred securities and common securities. Only one series of ACE INA subordinated debt securities will be issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust.

      The prospectus supplement relating to the particular ACE INA debt securities offered thereby will describe the following terms of the offered ACE INA debt securities:

    . the title of such ACE INA debt securities and the series in which such ACE INA debt securities will be included, which may include medium-term notes;

    . any limit upon the aggregate principal amount of such ACE INA debt securities;

    . the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such ACE INA debt securities will be payable;

    . the rate or rates at which such ACE INA debt securities will bear interest, if any, which rate may be zero in the case of certain ACE INA debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

    . the date or dates on which interest, if any, on such ACE INA debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

    . whether and under what circumstances additional amounts in respect of certain taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such ACE INA debt securities will be payable and, if so, whether and on what terms ACE INA will have the option to redeem such ACE INA debt securities in lieu of paying such additional amounts (and the terms of such option);

    . the place or places where the principal of, any premium or interest on or any additional amounts with respect to such ACE INA debt securities will be payable, any of such ACE INA debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such ACE INA debt securities may be surrendered for conversion or exchange;

    . whether any of such ACE INA debt securities are to be redeemable at the option of ACE INA and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such ACE INA debt securities may be redeemed, in whole or in part, at the option of ACE INA;

    . whether ACE INA will be obligated to redeem or purchase any of such ACE INA debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such ACE INA debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such ACE INA debt securities so redeemed or purchased;

    . if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any ACE INA debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any ACE INA debt securities to be issued in bearer form will be issuable;

    . whether the ACE INA debt securities will be convertible into other securities of ACE INA and/or exchangeable for securities of ACE or other issuers and, if so, the terms and conditions upon which such ACE INA debt securities will be so convertible or exchangeable;

    . if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such ACE INA debt securities that will be payable upon declaration of acceleration of the maturity thereof;

    . if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such ACE INA debt securities;

    . whether the principal of, any premium or interest on or any additional amounts with respect to such ACE INA debt securities will be payable, at the election of ACE INA or a holder, in a currency other than that in which such ACE INA debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

    . any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such ACE INA debt securities;

    . whether such ACE INA debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

    . whether such ACE INA debt securities are ACE INA senior debt securities or ACE INA subordinated debt securities and, if ACE INA subordinated debt securities, the specific subordination provisions applicable thereto;

    . in the case of ACE INA subordinated debt securities issued to an ACE Trust, the terms and conditions of any obligation or right of ACE INA or a holder to convert or exchange such ACE INA subordinated debt securities into preferred securities of that ACE Trust;

    . in the case of ACE INA subordinated debt securities issued to an ACE Trust, the form of restated trust agreement and, if applicable, the agreement relating to ACE's guarantee of the preferred securities of that ACE Trust;

    . in the case of ACE INA subordinated debt securities, the relative degree, if any, to which such ACE INA subordinated debt securities of the series and the ACE guarantee in respect thereof will be senior to or be subordinated to other series of ACE INA subordinated debt securities and the ACE guarantee in respect thereof or other indebtedness of ACE INA or ACE, as the case may be, in right of payment, whether such other series of ACE INA subordinated debt securities or other indebtedness is outstanding or not;

    . any deletions from, modifications of or additions to the Events of Default or covenants of ACE INA or ACE with respect to such ACE INA debt securities;

    . whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such ACE INA debt securities;

    . whether any of such ACE INA debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such ACE INA debt securities to be authenticated and delivered; and

    . any other terms of such ACE INA debt securities and any other deletions from or modifications or additions to the applicable ACE INA indenture in respect of such ACE INA debt securities. (Section 3.1)

      ACE INA will have the ability under the ACE INA indentures to "reopen" a previously issued series of ACE INA debt securities and issue additional ACE INA debt securities of that series or establish additional terms of that series. ACE INA is also permitted to issue ACE INA debt securities with the same terms as previously issued ACE INA debt securities. (Section 3.1)

      Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any ACE INA debt securities will be payable at the office or agency maintained by ACE INA and ACE for such purposes (initially the corporate trust office of the trustee). In the case of ACE INA debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on ACE INA debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the ACE INA debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by ACE INA for the ACE INA debt securities will be named in the related prospectus supplement. ACE INA may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that ACE INA and ACE will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable. (Sections 3.7 and 10.2)

      Unless otherwise provided in the related prospectus supplement, the ACE INA debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by ACE INA or the security registrar) or exchanged for other ACE INA debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by ACE INA for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but ACE INA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE INA will not be required to (1) issue, register the transfer of, or exchange, ACE INA debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such ACE INA debt securities and ending at the close of business on the day of such mailing or
(2) register the transfer of or exchange any ACE INA debt security so selected for redemption in whole or in part, except the unredeemed portion of any ACE INA debt security being redeemed in part. (Section 3.5) ACE INA has appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by ACE INA for any ACE INA debt securities will be named in the related prospectus supplement. ACE INA may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that ACE INA and ACE will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable. (Section 10.2)

      Unless otherwise provided in the related prospectus supplement, the ACE INA debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The ACE INA debt securities may be represented in whole or in part by one or more global ACE INA debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global ACE INA debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where ACE INA debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such ACE INA debt securities and to payment on and transfer and exchange of such ACE INA debt securities will be described in the related prospectus supplement.

      The ACE INA debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

      If the purchase price of any ACE INA debt securities is payable in one or more foreign currencies or currency units or if any ACE INA debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any ACE INA debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such ACE INA debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

      ACE INA will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ACE INA to purchase ACE INA debt securities at the option of the holders. Any such obligation applicable to a series of ACE INA debt securities will be described in the related prospectus supplement.

      Unless otherwise described in a prospectus supplement relating to any ACE INA debt securities, other than as described below under "--Covenants Applicable to ACE INA Senior Debt Securities--Limitation on Liens on Stock of Designated Subsidiaries," the ACE INA indentures do not contain any provisions that would limit the ability of ACE INA or ACE to incur indebtedness or that would afford holders of ACE INA debt securities protection in the event of a sudden and significant decline in the credit quality of ACE INA or ACE or a takeover, recapitalization or highly leveraged or similar transaction involving ACE INA or ACE. Accordingly, ACE INA or ACE could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect ACE INA's or ACE's capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of ACE INA debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants of ACE INA or ACE contained in the ACE INA indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

ACE Guarantee

      ACE will fully and unconditionally guarantee all payments with respect to the ACE INA debt securities. Unless otherwise provided in a prospectus supplement, the ACE guarantee of the ACE INA senior debt securities will be an unsecured obligation of ACE and will rank equally with all of its other unsecured and unsubordinated indebtedness (including the ACE senior debt securities). The ACE guarantee of the ACE INA subordinated debt securities of any particular series will be an unsecured obligation of ACE, subordinated in right of payment to the prior payment in full of all ACE Senior Indebtedness (which term includes ACE senior debt securities and the ACE guarantee of the ACE INA senior debt securities) with respect to such series as described below under "Subordination of ACE Guarantee" and in the related prospectus supplement. The ACE guarantee of the ACE INA subordinated debt securities of any series issued to an ACE Trust will rank equally with the ACE guarantee of each other series of ACE subordinated debt securities issued to other ACE Trusts.

      Since ACE is a holding company, its rights and the rights of its creditors (including the holders of the ACE INA debt securities who are creditors of ACE by virtue of the ACE guarantee) and shareholders to participate in any distribution of the assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of creditors of ACE (including the holders of the ACE INA debt securities who are creditors of ACE by virtue of the ACE guarantee) to participate in the distribution of the stock owned by ACE in certain of its subsidiaries, including ACE's insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

      ACE will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the ACE INA debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, ACE will, subject to certain limitations and exceptions described below, pay to the holder of any such ACE INA debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such ACE INA debt security and the applicable ACE INA indenture to be then due and payable.

      ACE will not be required to pay any additional amounts for or on account of:

      1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such ACE INA debt security, (b) presented such ACE INA debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such ACE INA debt security could not have been presented for payment elsewhere, or (c) presented such ACE INA debt security for payment more than 30 days after the date on which the payment in respect of such ACE INA debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such ACE INA debt security for payment on any day within that 30-day period;

      2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

      3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such ACE INA debt security to comply with any reasonable request by ACE addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

      4. any combination of items (1), (2) and (3).

      In addition, ACE will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such ACE INA debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such ACE INA debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the ACE INA debt security. (Section 10.4)

Conversion and Exchange

      The terms, if any, on which ACE INA debt securities of any series are convertible into or exchangeable for other securities, whether or not issued by ACE INA, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of ACE INA, in which the securities, property or cash to be received by the holders of the ACE INA debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Global Securities

      The ACE INA debt securities of a series may be issued in whole or in part in the form of one or more global ACE INA debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

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      The specific terms of the depositary arrangement with respect to a series of ACE INA debt securities will be described in the prospectus supplement relating to such series. ACE INA anticipates that the following provisions will apply to all depositary arrangements.

      Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the ACE INA debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such ACE INA debt securities or by ACE INA if such ACE INA debt securities are offered and sold directly by ACE INA. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

      So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the ACE INA debt securities represented by such global security for all purposes under the applicable ACE INA indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have ACE INA debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of ACE INA debt securities of that series in definitive form.

      Principal of, any premium and interest on, and any additional amounts with respect to, ACE INA debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such ACE INA debt securities. None of ACE INA, ACE, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such ACE INA debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      ACE INA expects that the depositary for a series of ACE INA debt securities or its nominee, upon receipt of any payment with respect to such ACE INA debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such ACE INA debt securities as shown on the records of such depositary or its nominee. ACE INA also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

      The ACE INA indentures provide that if (1) the depositary for a series of ACE INA debt securities notifies ACE INA that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable ACE INA Indenture and a successor depositary is not appointed by ACE INA within 90 days of written notice, (2) ACE INA determines that ACE INA debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect or (3) an Event of Default with respect to a series of ACE INA debt securities will have occurred and be continuing, the global securities will be exchanged for ACE INA debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive ACE INA debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

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Option to Extend Interest Payment Date

      If provided in the related prospectus supplement, ACE INA will have the right at any time and from time to time during the term of any series of ACE INA subordinated debt securities issued to an ACE Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such Extension Period may not extend beyond the stated maturity of such series of ACE INA subordinated debt securities. Certain United States Federal income tax consequences and special considerations applicable to such ACE INA subordinated debt securities will be described in the related prospectus supplement. (Section 3.11 of the ACE INA subordinated indenture)

Option to Extend Maturity Date

      If provided in the related prospectus supplement, ACE INA will have the right to (x) change the stated maturity of the principal of the ACE INA subordinated debt securities of any series issued to an ACE Trust upon the liquidation of that ACE Trust and the exchange of the ACE INA subordinated debt securities for the preferred securities of that ACE Trust or (y) extend the stated maturity of the principal of the ACE INA subordinated debt securities of any series, provided that (1) neither ACE INA nor ACE is in bankruptcy, otherwise insolvent or in liquidation; (2) neither ACE INA nor ACE has defaulted on any payment on such ACE INA subordinated debt securities or under ACE's guarantee in respect thereof, as the case may be, and no deferred interest payments have accrued, (3) the applicable ACE Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated, (4) the ACE INA subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization and (5) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the applicable ACE Trust. If ACE INA exercises its right to liquidate the applicable ACE Trust and exchange the ACE INA subordinated debt securities for the preferred securities of the ACE Trust as described above, any changed stated maturity of the principal of the ACE INA subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the applicable ACE Trust. (Section 3.14 of the ACE INA subordinated indenture)

Redemption

      Except as otherwise provided in the related prospectus supplement, in the case of any series of ACE INA subordinated debt securities issued to an ACE Trust, if an Investment Company Event or a Tax Event (each, a "Special Event") shall occur and be continuing, ACE INA may, at its option, redeem such series of ACE INA subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such ACE INA subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the ACE INA subordinated indenture)

      For purposes of the ACE INA subordinated indenture, "Investment Company Event" means, in respect of an ACE Trust, the receipt by such ACE Trust of an opinion of independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, such ACE Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such ACE Trust. (Section 1.1 of the ACE INA subordinated indenture)

      "Tax Event" means, in respect of an ACE Trust, the receipt by such ACE Trust or ACE INA of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official

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

administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of such ACE Trust, there is more than an insubstantial risk that (i) such ACE Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of ACE INA subordinated debt securities, (ii) interest payable by ACE INA on such ACE INA subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by ACE INA, in whole or in part, for United States Federal income tax purposes or (iii) such ACE Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges. (Section 1.1 of the ACE INA subordinated indenture)

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of ACE INA subordinated debt securities to be redeemed at its registered address. Unless ACE INA and ACE, as guarantor, default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the ACE INA subordinated debt securities or portions thereof called for redemption.

Covenants Applicable to ACE INA Senior Debt Securities

      Limitation on Liens on Stock of Designated Subsidiaries

      Under the ACE INA senior indenture, each of ACE INA and ACE will covenant that, so long as any ACE INA senior debt securities are outstanding, it will not, nor will it permit any of its Subsidiaries to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares are now owned or hereafter acquired) without effectively providing concurrently that the ACE INA senior debt securities (and, if ACE INA and ACE so elect, any other Indebtedness of ACE INA that is not subordinate to the ACE INA senior debt securities and with respect to which the governing instruments require, or pursuant to which ACE INA is otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 10.5 of the ACE INA senior indenture)

      For purposes of the ACE INA senior indenture, "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity. (Section 1.1 of the ACE INA senior indenture)

      The term "Designated Subsidiary" means any present or future consolidated Subsidiary of ACE, the Consolidated Net Worth of which constitutes at least 5% of ACE's Consolidated Net Worth. (Section 1.1 of the ACE INA senior indenture) As of July 31, 1999, ACE's Designated Subsidiaries were ACE Bermuda, CODA, Tempest, ACE INA and ACE USA.

      For purposes of the ACE INA indentures, the term "Indebtedness" means, with respect to any Person, (1) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (2) all Capitalized Lease Obligations of such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person

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

of a demand for reimbursement following payment on the letter of credit); (5) all obligations of the type referred to in clauses (1) through (4) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise;
(6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above. (Section 1.1)

      Limitations on Disposition of Stock of Designated Subsidiaries

      The ACE INA senior indenture also provides that, so long as any ACE INA senior debt securities are outstanding and except in a transaction otherwise governed by such indenture, neither ACE INA nor ACE will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to ACE INA or ACE) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, ACE would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by ACE INA or ACE may only be made for at least a fair market value consideration as determined by the board of directors of ACE INA or ACE, as the case may be, pursuant to a resolution adopted in good faith and (2) the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority. Notwithstanding the foregoing, (1) ACE INA or ACE, as the case may be, may merge or consolidate any Designated Subsidiary into or with another direct or indirect Subsidiary of ACE, the shares of capital stock of which ACE owns at least 80%, and (2) ACE INA or ACE, as the case may be, may, subject to the provisions described under "--Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the board of directors of ACE INA or ACE, as the case may be, pursuant to a resolution adopted in good faith. (Section 10.6 of the ACE INA senior indenture)

Covenants Applicable to ACE INA Subordinated Debt Securities Issued to an ACE Trust

      Each of ACE INA and ACE will also covenant, as to each series of ACE INA subordinated debt securities issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust, that it will not, and will not permit any of its Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of ACE INA or ACE, as the case may be, or (2) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ACE INA or ACE that ranks junior in interest to the ACE INA subordinated debt securities of such series or the ACE guarantee in respect thereof, as the case may be, or make any guarantee payments with respect to any guarantee by ACE INA or ACE, as the case may be, of the debt securities of any Subsidiary of ACE INA or ACE, as the case may be, if such guarantee ranks junior in interest to the ACE INA subordinated debt securities of such series or the ACE guarantee in respect thereof, as the case may be (other than (a) dividends or distributions on the capital stock of ACE INA paid or made to ACE and dividends or distributions in common stock of ACE INA or ordinary shares of ACE, as the case may be, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of ACE INA or ACE, as the case may be, or the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any preferred securities

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guarantee and (d) purchases of common stock or ordinary shares related to the issuance of common stock or ordinary shares under any of ACE INA's or ACE's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which ACE INA or ACE has actual knowledge that (A) with the giving of notice or lapse of time or both would constitute an Event of Default and (B) in respect of which ACE INA or ACE, as the case may be, shall not have taken reasonable steps to cure, (ii) ACE shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to such related preferred securities or
(iii) ACE INA shall have given notice of its election to begin an Extension Period as provided in the ACE INA subordinated indenture with respect to the ACE INA subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. (Section 10.9 of the ACE INA subordinated indenture)

      In the event ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of preferred securities and common securities of such ACE Trust, for so long as such ACE INA subordinated debt securities remain outstanding, ACE INA will also covenant (1) to maintain directly or indirectly 100% ownership of the common securities of such ACE Trust; provided, however, that any permitted successor of ACE INA under the ACE INA subordinated indenture may succeed to ACE INA's ownership of such common securities, (2) not to voluntarily dissolve, wind-up or liquidate such ACE Trust, except in connection with the distribution of ACE INA subordinated debt securities to the holders of preferred securities and common securities in liquidation of such ACE Trust, the redemption of all of the preferred securities and common securities of such ACE Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of such ACE Trust, and (3) to use its reasonable efforts, consistent with the terms of the related trust agreement, to cause such ACE Trust to remain classified as a grantor trust for United States Federal income tax purposes. (Section 10.9 of the ACE INA subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

      Each ACE INA indenture provides that ACE INA may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into ACE INA, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE INA, unless (a) in the case of
(1) above, such Person is a Corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the ACE INA debt securities issued thereunder, and the performance of ACE INA's obligations under such ACE INA indenture and the ACE INA debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the ACE INA debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ACE INA or a Subsidiary as a result of such transaction as having been incurred by ACE INA or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and (c) certain other conditions are met. (Section 8.1)

      Each ACE INA indenture provides that ACE may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into ACE, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE, unless (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, Bermuda or the Cayman Islands and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the ACE INA debt securities issued thereunder, and the performance of ACE's obligations under such ACE INA indenture and the

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

ACE INA debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ACE or a Subsidiary as a result of such transaction as having been incurred by ACE or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and (c) certain other conditions are met. (Section 8.3)

Events of Default

      Each of the following events will constitute an Event of Default under the applicable ACE INA indenture with respect to any series of ACE INA debt securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (1) default in the payment of any interest on any ACE INA debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

    (2) default in the payment of the principal of or any premium on any ACE INA debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

    (3) default in the deposit of any sinking fund payment, when and as due by the terms of any ACE INA debt security of such series;

    (4) default in the performance, or breach, of any covenant or warranty of ACE INA or ACE contained in the applicable ACE INA indenture for the benefit of such series or in the ACE INA debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such ACE INA indenture;

    (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ACE INA or ACE (including an Event of Default under any other series of ACE INA debt securities), whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof (after giving effect to any applicable grace period) or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable ACE INA indenture;

    (6) ACE INA or ACE shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

    (7) certain events in bankruptcy, insolvency or reorganization of ACE INA or ACE; and

    (8) any other Event of Default provided in or pursuant to the applicable ACE INA indenture with respect to ACE INA debt securities of such series. (Section 5.1)

      If an Event of Default with respect to the ACE INA debt securities of any series (other than an Event of Default described in (7) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding ACE INA debt securities of such series by written notice as provided in the applicable ACE INA indenture may declare the principal amount (or such lesser amount as may be provided for in the ACE INA debt securities of such series) of all outstanding ACE

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

INA debt securities of such series to be due and payable immediately. In the case of an Event of Default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust, if the trustee or such holders fail to declare such principal amount (or lesser amount) to be due and payable immediately, the holders of at least 25% in liquidation amount of the outstanding preferred securities of the ACE Trust may do so by written notice as provided in the ACE INA subordinated indenture. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable ACE INA indenture, the holders of not less than a majority in principal amount of the outstanding ACE INA debt securities of such series may, under certain circumstances, rescind and annul such declaration of acceleration. In the case of a series of ACE INA subordinated debt securities issued to an ACE Trust, if such holders fail to rescind and annul such declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of such ACE Trust may, subject to satisfaction of certain conditions, rescind and annul such declaration by written notice as provided in the ACE INA subordinated indenture. An Event of Default described in (7) of the preceding paragraph shall cause the principal amount and accrued interest (or such lesser amount as provided for in the ACE INA debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

      Each ACE INA indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the ACE INA debt securities of any series (a "default"), the trustee must transmit, in the manner set forth in such ACE INA indenture, notice of such default to the holders of the ACE INA debt securities of such series unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any ACE INA debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of ACE INA debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

      If an Event of Default occurs and is continuing with respect to the ACE INA debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of ACE INA debt securities of such series by all appropriate judicial proceedings. (Section 5.3) Each ACE INA indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such ACE INA indenture at the request or direction of any of the holders of ACE INA debt securities, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable ACE INA indenture, the holders of a majority in principal amount of the outstanding ACE INA debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE INA debt securities of such series. (Section 5.12)

      If an Event of Default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust has occurred and is continuing and such event is attributable to a default in the payment of principal of, any premium or interest on, or additional amounts with respect to, the related ACE INA subordinated debt securities on the date such principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of such ACE Trust may institute directly a legal proceeding against ACE INA or ACE (pursuant to the ACE guarantee) for enforcement of payment to such holder of the principal of, any premium and interest on, and additional amounts with respect to, such related ACE INA subordinated debt securities having a principal amount equal to the liquidation amount of the related preferred securities of such holder (a "Direct Action"). (Section 5.8 of the ACE INA subordinated indenture) ACE INA and ACE may not amend

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the ACE INA subordinated indenture to remove the foregoing right to bring a
Direct Action without the prior consent of the holders of all of the outstanding preferred securities of such ACE Trust. (Section 9.2 of the ACE INA subordinated indenture) If the right to bring a Direct Action is removed, the applicable ACE Trust may become subject to the reporting obligations under the Exchange Act. Each of ACE INA and ACE will have the right under the ACE INA subordinated indenture to set-off any payment made to such holder of preferred securities by ACE INA or ACE, as the case may be, in connection with a Direct Action. (Section 3.12 of the ACE INA subordinated indenture)

      The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related ACE INA subordinated debt securities.

Modification and Waiver

      ACE INA, ACE and the trustee may modify or amend either ACE INA indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE INA debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding ACE INA debt security affected thereby,

    . change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any ACE INA debt security,

    . reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE INA debt security,

    . change the obligation of ACE INA or ACE to pay additional amounts with respect to any ACE INA debt security,

    . reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

    . change the redemption provisions of any ACE INA debt security or adversely affect the right of repayment at the option of any holder of any ACE INA debt security,

    . change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE INA debt security is payable,

    . impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE INA debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

    . reduce the percentage in principal amount of the outstanding ACE INA debt securities, the consent of whose holders is required in order to take specific actions,

    . reduce the requirements for quorum or voting by holders of ACE INA debt securities in Section 15.4 of each ACE INA indenture,

    . modify any of the provisions of the ACE subordinated indenture relating to the subordination of the ACE INA debt securities or the ACE guarantee in a manner adverse to the holders of ACE INA subordinated debt securities,

    . modify or effect in any manner adverse to the holders of ACE INA debt securities the terms and conditions of the obligations of ACE in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the ACE INA debt securities,

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

    . modify any of the provisions in the applicable ACE INA indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of ACE INA debt securities except to increase any percentage vote required or to provide that other provisions of such ACE INA indenture cannot be modified or waived without the consent of the holder of each ACE INA debt security affected thereby,

    . make any change that adversely affects the right to convert or exchange any ACE INA debt security into or for other securities of ACE INA, ACE or other securities, cash or property in accordance with its terms, or

    .  modify any of the above provisions. (Section 9.2)

      In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the ACE INA subordinated indenture in any manner which might terminate or impair the subordination of the ACE INA subordinated debt securities of any series to Senior Indebtedness with respect to such series or the subordination of the ACE guarantee with respect to the ACE INA subordinated debt securities of any series to ACE Senior Indebtedness with respect to such series, without the prior written consent of the holders of such Senior Indebtedness or such ACE Senior Indebtedness, respectively. (Section 9.7 of the ACE INA Subordinated Indenture)

      ACE INA, ACE and the trustee may modify or amend either ACE INA indenture and the ACE INA debt securities of any series without the consent of any holder in order to, among other things:

    . provide for a successor to ACE INA or ACE pursuant to a consolidation, amalgamation, merger or sale of assets;

    . add to the covenants of ACE INA or ACE for the benefit of the holders of all or any series of ACE INA debt securities or to surrender any right or power conferred upon ACE INA or ACE by the applicable ACE INA indenture;

    . provide for a successor trustee with respect to the ACE INA debt securities of all or any series;

    . cure any ambiguity or correct or supplement any provision in either ACE INA indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE INA indenture which will not adversely affect the interests of the holders of ACE INA debt securities of any series;

    . change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE INA debt securities under either ACE INA indenture;

    . add any additional Events of Default with respect to all or any series of ACE INA debt securities;

    .  secure the ACE INA debt securities;

    . provide for conversion or exchange rights of the holders of any series of ACE INA debt securities; or

    . make any other change that does not materially adversely affect the interests of the holders of any ACE INA debt securities then outstanding under the applicable ACE INA indenture. (Section 9.1)

      The holders of at least a majority in principal amount of the outstanding ACE INA debt securities of any series may, on behalf of the holders of all ACE INA debt securities of that series, waive compliance by ACE INA and ACE with certain covenants of the applicable ACE INA indenture. (Section 10.8 of the ACE INA senior indenture; Section 10.6 of the ACE INA subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE INA debt securities of any series on behalf of the holders of all ACE INA debt securities of that series and, in the case of any ACE INA subordinated debt securities issued to an ACE Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the ACE Trust, may waive any past default and its consequences under the applicable ACE INA indenture with respect to the ACE INA debt securities of that series, except a default (1) in the payment of principal, any premium or interest on or any additional amounts with respect to ACE INA debt securities of such series or (2) in respect of a covenant or provision of the applicable ACE INA indenture that cannot be modified or amended without the consent of the holder of each outstanding ACE INA debt security of any series affected. (Section 5.13)

      Under each ACE INA indenture, each of ACE INA and ACE is required to furnish the trustee annually a statement as to its performance of certain of its obligations under that ACE INA indenture and as to any default in such performance. Each of ACE INA and ACE is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default, or any event which after notice or lapse of time or both would constitute an Event of Default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable ACE INA indenture or the ACE INA debt securities of any series. (Sections 10.9 and 10.10 of the ACE INA senior indenture; Sections 10.7 and 10.8 of the ACE INA subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

      ACE INA or ACE may discharge certain obligations to holders of any series of ACE INA debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such ACE INA debt securities are payable in an amount sufficient to pay the entire indebtedness on such ACE INA debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such ACE INA debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.1)

      Each ACE INA indenture provides that, unless the provisions of Section
4.2 thereof are made inapplicable to the ACE INA debt securities of or within any series pursuant to Section 3.1 thereof, ACE INA may elect either (1) to defease and discharge itself and ACE from any and all obligations with respect to such ACE INA debt securities (except for, among other things, the obligation of ACE to pay additional amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such ACE INA debt securities and other obligations to register the transfer or exchange of such ACE INA debt securities, to replace temporary or mutilated, destroyed, lost or stolen ACE INA debt securities, to maintain an office or agency with respect to such ACE INA debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to release itself and ACE from their respective obligations with respect to such ACE INA debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such ACE INA debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by ACE INA or ACE with the Trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such ACE INA debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such ACE INA debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such ACE INA debt securities on the scheduled due dates. (Section 4.2)

      Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE INA indenture or any other material agreement or instrument to which ACE INA or ACE is a party or by which either of them is bound, (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the ACE INA debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) ACE INA or ACE has delivered to the trustee an opinion of counsel (as specified in the ACE INA indenture) to the effect that the holders of such

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

ACE INA debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by ACE INA or ACE, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable ACE INA indenture. (Section 4.2)

      "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

      "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the ACE INA debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the ACE INA debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

      If after ACE INA or ACE has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to ACE INA debt securities of any series, (1) the holder of an ACE INA debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable ACE INA indenture or the terms of such ACE INA debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such ACE INA debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such ACE INA debt security as such ACE INA debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such ACE INA debt security into the currency in which such ACE INA debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause
(1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

      "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. All payments of principal of, any premium and interest on, and any additional amounts with respect to, any ACE INA debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance shall be made in U.S. dollars. (Section 1.1)

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

      In the event ACE INA effects covenant defeasance with respect to any ACE INA debt securities and such ACE INA debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such ACE INA debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such ACE INA debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such ACE INA debt securities at the time of the acceleration resulting from such Event of Default. However, ACE INA and ACE would remain liable to make payment of such amounts due at the time of acceleration.

Subordination of ACE INA Subordinated Debt Securities

      The ACE INA subordinated debt securities of each series will, to the extent set forth in the ACE INA subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness with respect to such series. (Section 16.1 of the ACE INA subordinated indenture). Upon any payment or distribution of assets of ACE INA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE INA, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness with respect to the ACE INA subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities of such series, and to that end the holders of such Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ACE INA being subordinated to the payment of ACE INA subordinated debt securities of such series, which may be payable or deliverable in respect of the ACE INA subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE INA subordinated indenture)

      By reason of such subordination, in the event of liquidation or insolvency of ACE INA, holders of Senior Indebtedness with respect to the ACE INA subordinated debt securities of any series and holders of other obligations of ACE INA that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities of such series.

      Subject to the payment in full of all Senior Indebtedness with respect to the ACE INA subordinated debt securities of any series, the rights of the holders of the ACE INA subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of ACE INA applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA subordinated debt securities of such series have been paid in full. (Section 16.4 of the ACE INA subordinated indenture)

      No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities of any series may be made by ACE INA (1) if any Senior Indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness with respect to such series has been accelerated because of a default. (Section 16.2 of the ACE INA subordinated indenture)

      The ACE INA subordinated indenture does not limit or prohibit ACE INA from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the ACE INA subordinated debt securities of any series, but subordinate to other obligations of ACE INA. The ACE INA senior debt securities will constitute Senior Indebtedness with respect to the ACE INA subordinated debt securities of each series under the ACE INA subordinated indenture.

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

      The term "Senior Indebtedness" means, with respect to the ACE INA subordinated debt securities of any particular series, all Indebtedness of ACE INA outstanding at any time, except (1) the ACE INA subordinated debt securities of such series, (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the ACE INA subordinated debt securities of such series, (3) Indebtedness of ACE INA to an Affiliate of ACE INA, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against ACE INA in a proceeding under federal or state bankruptcy laws, (5) trade accounts payable and (6) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) any ACE Trust or (y) any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any Affiliate of ACE in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantees described under "Description of the Preferred Securities Guarantees" below. Senior Indebtedness with respect to the ACE INA subordinated debt securities of any particular series shall continue to be Senior Indebtedness with respect to the ACE INA subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the ACE INA subordinated indenture)

      The ACE INA subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of ACE Guarantee of ACE INA Subordinated Debt Securities

      The ACE guarantee of ACE INA subordinated debt securities of each series will, to the extent set forth in the ACE INA subordinated indenture, be subordinate in right of payment to the prior payment in full of all ACE Senior Indebtedness with respect to such series. (Section 18.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all ACE Senior Indebtedness with respect to the ACE INA subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities of such series are entitled to receive or retain any payment from ACE on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities of such series, and to that end the holders of such ACE Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution by ACE of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by ACE by reason of the payment of any other Indebtedness of ACE being subordinated to the payment of ACE INA subordinated debt securities of such series, which may be payable or deliverable by ACE in respect of the ACE INA subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the ACE INA subordinated indenture)

      By reason of such subordination, in the event of liquidation or insolvency of ACE, holders of ACE Senior Indebtedness with respect to the ACE INA subordinated debt securities of any series and holders of other obligations of ACE that are not subordinated to such ACE Senior Indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities of such series.

      Subject to the payment in full of all ACE Senior Indebtedness with respect to the ACE INA subordinated debt securities of any series, the rights of the holders of the ACE INA subordinated debt securities of such series under the ACE guarantee will be subrogated to the rights of the holders of such ACE Senior Indebtedness to receive payments or distributions of cash, property or securities of ACE applicable to such

ACE Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA subordinated debt securities of such series have been paid in full. (Section 18.4 of the ACE INA subordinated indenture)

      No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities of any series may be made by ACE (i) if any ACE Senior Indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any ACE Senior Indebtedness with respect to such series has been accelerated because of a default. (Section 18.2 of the ACE INA subordinated indenture)

      The ACE INA subordinated indenture does not limit or prohibit ACE from incurring additional ACE Senior Indebtedness, which may include Indebtedness that is senior to the ACE guarantee of the ACE INA subordinated debt securities of any series, but subordinate to other obligations of ACE. The ACE senior debt securities will constitute ACE Senior Indebtedness with respect to the ACE INA subordinated debt securities of each series under the ACE INA subordinated indenture.

      The term "ACE Senior Indebtedness" means, with respect to the ACE INA subordinated debt securities of any particular series, all Indebtedness of ACE outstanding at any time, except (1) ACE's obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities of such series, (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with ACE's obligations under the ACE guarantee in respect of the ACE subordinated debt securities of such series, (3) Indebtedness of ACE to an Affiliate of ACE, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws, (5) trade accounts payable, (6) ACE's obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities of any series initially issued to (x) any ACE Trust or (y) any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any Affiliate of ACE in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by ACE pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under "Description of Preferred Securities Guarantees" below and (7) all preferred securities guarantees and all similar guarantees issued by ACE on behalf of holders of preferred securities of an ACE Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with ACE which is a financing vehicle for ACE or any affiliate of ACE.

      The ACE INA subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

New York Law to Govern

      The ACE INA indentures, the ACE INA debt securities and the ACE guarantee will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13)

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                      ORDINARY SHARES OR PREFERRED SHARES

      The following statements with respect to the ordinary share warrants and preferred share warrants are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by ACE and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Stock Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part.

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General

      The stock warrants, evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the related prospectus supplement will describe the designation and terms of the stock warrants, including without limitation the following:

    .  the offering price, if any;

    . the designation and terms of the ordinary shares or preferred shares purchasable upon exercise of the stock warrants;

    . if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

    . the number of ordinary shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which such shares may be purchased upon exercise;

    . the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

    . a discussion of certain United States Federal income tax considerations;

    .  the call provisions, if any;

    . the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

    .  the antidilution provisions of the stock warrants; and

    .  any other terms of the stock warrants.

      The ordinary shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

      Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder's election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates shall be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the ordinary shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of ordinary shares or preferred shares purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent shall deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

Antidilution and Other Provisions

      The exercise price payable and the number of ordinary shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of ordinary shares or preferred shares, respectively, or a combination, subdivision or reclassification of ordinary shares or preferred shares, respectively. In lieu of adjusting the number of ordinary shares or preferred shares purchasable upon exercise of

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each stock warrant, ACE may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. ACE may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but ACE will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of ACE as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preferred shares into which such stock warrants were exercisable immediately prior thereto.

No Rights as Shareholders

      Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of ACE or any other matter, or to exercise any rights whatsoever as shareholders of ACE.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

      The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by ACE and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part.

General

      The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

    .  the offering price, if any;

    . the designation, aggregate principal amount and terms of the ACE debt securities purchasable upon exercise of the debt warrants;

    . if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

    . the principal amount of ACE debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of ACE debt securities may be purchased upon exercise;

    . the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

    . a discussion of certain United States Federal income tax considerations;

    . whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

    . the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

    .  the antidilution provisions of the debt warrants; and

    .  any other terms of the debt warrants.

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

      Warrantholders will not have any of the rights of holders of ACE debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the ACE debt securities or to enforce any of the covenants of the ACE debt securities or the applicable ACE indenture except as otherwise provided in the applicable ACE indenture.

Exercise of Debt Warrants

      Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, ACE will issue the ACE debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

                      DESCRIPTION OF PREFERRED SECURITIES

      Each ACE Trust will be governed by the terms of the applicable restated trust agreement. Under the restated trust agreement of an ACE Trust, the ACE Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the ACE INA subordinated debt securities purchased by the ACE Trust using the proceeds from the sale of its preferred securities and its common securities. The ACE INA subordinated debt securities issued to an ACE Trust will be guaranteed by ACE on a subordinated basis and are referred to as the "corresponding ACE INA subordinated debt securities" relating to that ACE Trust. See "Use of Proceeds."

      The following summary sets forth the material terms and provisions of each restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever particular sections or defined terms of a restated trust agreement are referred to, such sections or defined terms are incorporated herein by reference, and the statements in connection with which such reference is made is qualified in its entirety by such reference.

Issuance, Status and Guarantee of Preferred Securities

      Under the terms of the restated trust agreement for each ACE Trust, the Administrative Trustees will issue the preferred securities on behalf of that ACE Trust. The preferred securities will represent preferred beneficial interests in the ACE Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of such ACE Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of an ACE Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that ACE Trust except as described under "--Subordination of Common Securities." The Property Trustee will hold legal title to the corresponding ACE INA subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of an ACE Trust are collectively referred to as the "trust securities" of that ACE Trust.

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      ACE will issue a guarantee agreement for the benefit of the holders of each ACE Trust's preferred securities (the "preferred securities guarantee" for those preferred securities). Under each preferred securities guarantee, ACE will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the related ACE Trust has funds on hand to make such payments. See "Description of Preferred Securities Guarantees."

Distributions

      Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a "distribution date"). (Section 4.1). A "Business Day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding ACE INA subordinated debt securities is closed for business. (Section 1.1).

      Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. References to "distributions" include any accumulated or additional distributions unless otherwise stated. (Section 4.1).

      If provided in the applicable prospectus supplement, ACE INA has the right under the ACE INA subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding ACE INA subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding ACE INA subordinated debt securities. See "Description of ACE INA Debt Securities and ACE Guarantee--Option to Extend Interest Payment Date." As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities, which will match the interest rate payable on the corresponding ACE INA subordinated debt securities during the Extension Period) by the ACE Trust which issued such preferred securities during any such Extension Period. (Section 4.1)

      The funds of each ACE Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding ACE INA subordinated debt securities in which the ACE Trust will invest the proceeds from the issuance and sale of its trust securities. If ACE INA or ACE does not make interest payments on those corresponding ACE INA subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the ACE Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by ACE on a limited basis as set forth herein under "Description of Preferred Securities Guarantees."

      Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of such ACE Trust on the relevant record dates. As long as the preferred securities remain in book- entry form, the record dates will be one Business Day prior to the relevant distribution dates. Subject to any

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applicable laws and regulations and the provisions of the applicable restated
trust agreement, each distribution payment will be made as described under "Global Preferred Securities." In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

Redemption or Exchange

      Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding ACE INA subordinated debt securities held by an ACE Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding ACE INA subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by ACE INA or ACE upon the concurrent repayment or redemption of the corresponding ACE INA subordinated debt securities (the "redemption price"). (Section 4.2) If less than all of any series of corresponding ACE INA subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

      ACE INA will have the right to redeem any series of corresponding ACE INA subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under "Description of ACE INA Debt Securities and ACE Guarantee-- Redemption," or (2) as may be otherwise specified in the applicable prospectus supplement.

      Special Event Redemption or Distribution of Corresponding ACE INA Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of an ACE Trust shall occur and be continuing, ACE INA has the right to redeem the corresponding ACE INA subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, ACE INA has the right to dissolve the related ACE Trust and after satisfaction of the liabilities of creditors of such ACE Trust as provided by applicable law, cause such corresponding ACE INA subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the ACE Trust. If ACE INA does not elect to redeem the corresponding ACE INA subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding ACE INA subordinated debt securities. "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an ACE Trust on the outstanding preferred securities and common securities of the ACE Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such ACE Trust has become subject as a result of a Tax Event. (Section 1.1)

      On and from the date fixed for any distribution of corresponding ACE INA subordinated debt securities upon dissolution of an ACE Trust (1) the trust securities will no longer be deemed to be outstanding, (2) the depositary or its nominee, as the record holder of the applicable preferred securities, will receive a registered global certificate or certificates representing the corresponding ACE INA subordinated debt securities to be delivered upon such distribution, upon surrender of the related preferred securities certificates for exchange and (3) any certificates representing such preferred securities not so surrendered for exchange will be deemed to represent beneficial interests in the corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such preferred securities, and accruing interest at the rate provided for in such debt securities (which will equal the distribution rate on the

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

preferred securities) until such certificates are presented to the Administrative Trustees or their agent for exchange. (Section 9.4)

      There can be no assurance as to the market prices for the preferred securities or the corresponding ACE INA subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of an ACE Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding ACE INA subordinated debt securities that you may receive on dissolution and liquidation of an ACE Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

      Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding ACE INA subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related ACE Trust has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

      If an ACE Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the ACE Trust or by ACE pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees", distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the ACE Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to applicable law (including, without limitation, United States Federal securities law), ACE or its subsidiaries, including ACE INA, may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

      Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be one Business Day prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

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      If less than all of the preferred securities and common securities issued by an ACE Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property
Trustee from the outstanding preferred securities not previously called for redemption, by such method (including without limitation by lot) as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of ACE INA and ACE defaults in payment of the redemption price on the corresponding ACE INA subordinated debt securities, on and after the redemption date interest will cease to accrue on such ACE INA subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2)

Subordination of Common Securities

      Payment of distributions on, and the redemption price of, each ACE Trust's preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding ACE INA subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the ACE Trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the ACE Trust's outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the ACE Trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the ACE Trust's preferred securities then due and payable.

      In the case of any Event of Default under the restated trust agreement resulting from a event of default under the corresponding ACE INA subordinated debt securities, the holder of such ACE Trust's common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the ACE Trust's common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of ACE Trust

      Pursuant to each restated trust agreement, each ACE Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

      1. certain events of bankruptcy, dissolution or liquidation of ACE INA or ACE;

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      2. the written direction to the Property Trustee from ACE INA, as
    Depositor, at any time (which direction is optional and wholly within the discretion of ACE INA, as Depositor) to dissolve the ACE Trust and distribute corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

      3. the redemption of all of the ACE Trust's trust securities following a Special Event;

      4. the redemption of all of the ACE Trust's preferred securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and

      5. the entry of an order for the dissolution of the ACE Trust by a court of competent jurisdiction. (Section 9.2)

      If an early dissolution occurs as described in clause (1), (2) or (5) above or upon the date designated for automatic dissolution of the ACE Trust, the ACE Trust shall be liquidated by the ACE Trustees as expeditiously as the ACE Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such ACE Trust as provided by applicable law, to the holders of such trust securities corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the ACE Trust available for distribution to holders, after satisfaction of liabilities to creditors of such ACE Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such ACE Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such ACE Trust on its preferred securities shall be paid on a pro rata basis. The Holder of such ACE Trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

      Any one of the following events constitutes an "Event of Default" under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (1) the occurrence of an event of default in respect of the corresponding ACE INA subordinated debt securities (see "Description of ACE INA Debt Securities and ACE Guarantee--Events of Default"); or

    (2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable; or

    (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the ACE Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
        (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting ACE Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the applicable ACE Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such restated trust agreement; or

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    (5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by ACE INA, as Depositor, to appoint a successor Property Trustee within 60 days thereof. (Section 1.1)

      Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such ACE Trust's preferred securities, the Administrative Trustees and ACE INA, as Depositor, unless such Event of Default shall have been cured or waived. (Section 8.2) ACE INA, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement. (Sections 8.15 and 8.16)

      If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each ACE Trust as described above. See "--Liquidation Distribution Upon Dissolution of ACE Trust." The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

Removal of ACE Trustees

      Unless a event of default under the corresponding ACE INA subordinated debt securities shall have occurred and be continuing, any ACE Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of an ACE Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement.
(Section 8.10)

Co-Trustees and Separate Property Trustee

      Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any ACE Trust may at the time be located, ACE INA, as Depositor, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of such ACE Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.9)

Merger or Consolidation of ACE Trustees

      Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such ACE Trustee shall be a party shall be the successor of such ACE Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

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Mergers, Consolidations, Amalgamations or Replacements of the ACE Trusts

      An ACE Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of ACE Trust." An ACE Trust may, at the request of ACE INA, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

      1. such successor entity either (a) expressly assumes all of the obligations of such ACE Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the "Successor Securities") so long as the Successor Securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

      2. ACE expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding ACE INA subordinated debt securities,

      3. the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any,

      4. such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

      5. such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any Successor Securities) in any material respect,

      6. such successor entity has a purpose substantially identical to that of the ACE Trust,

      7. prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, ACE INA has received an opinion from independent counsel to the ACE Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any Successor Securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the ACE Trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act, and

      8. ACE INA or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the preferred securities guarantee.

      Notwithstanding the foregoing, an ACE Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the ACE Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. (Section 9.5)

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Voting and Preemptive Rights

      Except as provided below and under "--Removal of ACE Trustees," "Description of ACE INA Debt Securities and ACE Guarantee--Events of Default," "Description of Preferred Securities Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1)

Amendment of Restated Trust Agreements

      Each restated trust agreement may be amended from time to time by ACE INA and the ACE Trustees, without the consent of the holders of the trust securities:

      1. to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

      2. to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the ACE Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the ACE Trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the applicable ACE Trust.

      Each restated trust agreement may be amended by the ACE Trustees and ACE INA with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the ACE Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the ACE Trustees in accordance with such amendment will not affect the ACE Trust's status as a grantor trust for United States Federal income tax purposes or the ACE Trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

      1. change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

      2. restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

      So long as any corresponding ACE INA subordinated debt securities are held by the Property Trustee, the ACE Trustees shall not:

      1. direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the ACE INA subordinated indenture, or executing any trust or power conferred on that trustee with respect to such corresponding ACE INA subordinated debt securities,

      2. waive any past default that is waivable under Section 5.13 of the ACE INA subordinated indenture (as described in "Description of the ACE INA Debt Securities and ACE Guarantee-- Modification and Waiver"),

      3. exercise any right to rescind or annul a declaration that the principal of all the ACE INA subordinated debt securities shall be due and payable, or

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

      4. consent to any amendment, modification or termination of the ACE INA subordinated indenture or such corresponding ACE INA subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

      However, where a consent under the ACE INA subordinated indenture would require the consent of each holder of corresponding ACE INA subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding preferred securities. The ACE Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding ACE INA subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the ACE Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the ACE Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action. (Section 6.1)

      Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement. (Sections 6.2, 6.3 and 6.6)

      No vote or consent of the holders of preferred securities will be required for an ACE Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

      Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by ACE INA, the ACE Trustees or any affiliate of ACE INA or any ACE Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

      The preferred securities of an ACE Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

      The specific terms of the depositary arrangement with respect to the preferred securities of an ACE Trust will be described in the related prospectus supplement. ACE INA anticipates that the following provisions will generally apply to depositary arrangements.

      Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its bookentry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by ACE INA if such preferred securities are offered and sold directly by ACE INA. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee

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(with respect to interests of participants) and the records of participants
(with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

      So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the restated trust agreement.

      Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of ACE, ACE INA, the Property Trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      ACE INA expects that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing any ACE Trust's preferred securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. ACE INA also expects that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

      Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of each ACE Trust will provide that (1) if ACE INA advises the ACE Trustees in writing that the depositary is no longer willing or able to act as depositary and ACE fails to appoint a qualified successor within 90 days, (2) ACE INA at its option advises the ACE Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding ACE INA subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

Payment and Paying Agency

      Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any ACE Trust's preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register that ACE Trust. (Section 4.4) Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be The First

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

National Bank of Chicago and any co-paying agent chosen by The First National Bank of Chicago and acceptable to the Administrative Trustees and ACE. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the Administrative Trustees, the Property Trustee and ACE INA. In the event The First National Bank of Chicago shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and ACE INA) to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

      Unless otherwise specified in the applicable prospectus supplement, The First National Bank of Chicago will act as registrar and transfer agent for the preferred securities.

      Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each ACE Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The ACE Trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

      The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by ACE INA. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Sections 8.1 and 8.3)

Administrative Trustees

      The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the ACE Trusts in such a way that no ACE Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding ACE INA subordinated debt securities will be treated as indebtedness of ACE INA for United States Federal income tax purposes. In this connection, ACE INA and the Administrative Trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each ACE Trust or each restated trust agreement, that ACE INA and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

      Concurrently with the issuance by each ACE Trust of its preferred securities, ACE will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred

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

securities guarantee will be qualified as an indenture under the Trust Indenture Act. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. Reference in this summary to preferred securities means that ACE Trust's preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold each preferred securities guarantee for the benefit of the holders of the related ACE Trust's preferred securities.

General

      ACE will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the ACE Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that such ACE Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related ACE Trust (the "Guarantee Payments"), will be subject to the preferred securities guarantee:

      1. any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the ACE Trust has funds on hand available for payment at such time,

      2. the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the ACE Trust has funds on hand available for payment at such time, and

      3. upon a voluntary or involuntary dissolution, winding up or liquidation of the ACE Trust (unless the corresponding ACE INA subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent such ACE Trust has funds available for payment at such time and (b) the amount of assets of such ACE Trust remaining available for distribution to holders of preferred securities.

      ACE's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by ACE to the holders of the applicable preferred securities or by causing the ACE Trust to pay such amounts to such holders. (Section 5.1)

      Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related ACE Trust's payment obligations under the preferred securities, but will apply only to the extent that such related ACE Trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See "--Status of the Preferred Securities Guarantees."

      If ACE INA or ACE does not make interest payments on the corresponding ACE INA subordinated debt securities held by an ACE Trust, the ACE Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of ACE (including all ACE debt securities and ACE's obligations as guarantor under the ACE INA subordinated indenture) as described below under "--Status of the Preferred Securities Guarantees" and in the related prospectus supplement. Because ACE is a holding company, its rights and the rights of its creditors (including the holders of preferred securities who are creditors of ACE by virtue of a preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of creditors of ACE (including the holders of preferred securities who are creditors of ACE by virtue of a preferred securities guarantee) to participate in the distribution of stock owned by ACE in certain of its subsidiaries, including ACE's insurance subsidiaries, may

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

also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit the ability of ACE or ACE INA to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

      ACE's obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the ACE INA subordinated indenture (including the ACE guarantee of the ACE INA subordinated debt securities) and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by ACE of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the ACE Trust's obligations under the preferred securities. See "The ACE Trusts," "Description of Preferred Securities," and "Description of ACE INA Debt Securities and ACE Guarantee."

      ACE will also agree to guarantee the obligations of each ACE Trust with respect to the common securities issued by the ACE Trust to the same extent as under the preferred securities guarantee, except that if an Event of Default under the ACE INA subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

      Each preferred securities guarantee will constitute an unsecured obligation of ACE and will rank subordinate and junior in right of payment to all Senior Indebtedness of ACE (including all ACE debt securities and ACE's obligations as guarantor under the ACE INA subordinate indenture). (Section 6.2) For purposes of any preferred securities guarantee, "Senior Indebtedness" means all Indebtedness of ACE (including its obligations as guarantor under the ACE INA subordinated indenture) outstanding at any time, except (a) the Indebtedness under the preferred securities guarantee, (b) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other Indebtedness of ACE which is subordinated to or ranks equally with the preferred securities guarantee, (c) Indebtedness of ACE to an affiliate of ACE, (d) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws, (e) trade accounts payable and (f) similar preferred securities guarantees issued by ACE on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with the issuance by such entity of preferred securities or other similar securities that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. "Indebtedness" has the same meaning given to that term under the ACE indentures. (Section 1.1).

      Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by ACE on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with the issuance by such entity of preferred securities or other similar securities that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may, to the extent permitted by law, institute a legal proceeding directly against ACE to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (including the applicable ACE Trust) (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments

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in full to the extent not paid by the ACE Trust or upon distribution to the holders of the preferred securities of the corresponding ACE INA subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by ACE or ACE INA. ACE expects from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

Payment of Additional Amounts

      ACE will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, ACE will, subject to certain limitations and exceptions described below, pay to the holder of any related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

      ACE will not be required to pay any additional amounts for or on account of:

      1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities, (b) presented such preferred security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such preferred security could not have been presented for payment elsewhere, or (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

      2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

      3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by ACE or the applicable ACE Trust addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

      4. any combination of items (1), (2) and (3).

      In addition, ACE will not pay any additional amounts with respect to any Guarantee Payment to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the related preferred security

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to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such preferred security. (Section 5.8)

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no consent will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of ACE and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1) Except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease involving ACE that is permitted under the ACE INA subordinated indenture and under which the person formed by such consolidation or amalgamation or into which ACE is merged or which acquires or leases the properties and assets of ACE agrees in writing to perform ACE's obligations under the preferred securities guarantee, ACE may not assign its obligations thereunder.

Events of Default

      An event of default under each preferred securities guarantee will occur upon the failure of ACE to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee. (Section 5.4)

      Any holder of the preferred securities may institute a legal proceeding directly against ACE to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the ACE Trust, the Guarantee Trustee or any other person or entity. (Section 5.4)

      ACE, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not ACE is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by ACE in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1). Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

Termination of the Preferred Securities Guarantees

      Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding ACE INA subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the related ACE Trust. Each preferred securities guarantee will

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continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

New York Law to Govern

      Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.5)

The Expense Agreement

      Pursuant to the expense agreement entered into by ACE under the restated trust agreement, ACE will irrevocably and unconditionally guarantee to each person or entity to whom an ACE Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the ACE Trust, other than obligations of the ACE Trust to pay to the holders of the preferred securities or other similar interests in the ACE Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

      ACE may issue stock purchase contracts, representing contracts obligating holders to purchase from ACE, and obligating ACE to sell to the holders, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the ordinary shares under the stock purchase contracts, either (1) senior debt securities or subordinated debt securities of ACE INA, fully and unconditionally guaranteed by ACE, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of ACE or an ACE Trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to
(1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

                              PLAN OF DISTRIBUTION

      ACE, ACE INA and/or any ACE Trust may sell offered securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through dealers; or (4) directly to purchasers. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to ACE, ACE INA and/or an ACE Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed

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

or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      Offers to purchase offered securities may be solicited by agents designated by ACE from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by ACE, ACE INA and/or the applicable ACE Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

      If offered securities are sold by means of an underwritten offering, ACE, ACE INA and/or the applicable ACE Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

      ACE, ACE INA and/or the applicable ACE Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If ACE, ACE INA and/or the applicable ACE Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

      If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, ACE, ACE INA and/or the applicable ACE Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

      Offers to purchase offered securities may be solicited directly by ACE, ACE INA and/or the applicable ACE Trust and the sale thereof may be made by ACE, ACE INA and/or the applicable ACE Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or

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

repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for ACE, ACE INA and/or the applicable ACE Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with ACE, ACE INA and/or an ACE Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

      Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with ACE, ACE INA and/or the applicable ACE Trust to indemnification by ACE, ACE INA and/or the applicable ACE Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

      If so indicated in the prospectus supplement, ACE, ACE INA and/or the applicable ACE Trust will authorize underwriters or other persons acting as ACE's, ACE INA's and/or the applicable ACE Trust's agents to solicit offers by certain institutions to purchase offered securities from ACE, ACE INA and/or the applicable ACE Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by ACE, ACE INA and/or the applicable ACE Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

      Each series of offered securities will be a new issue and, other than the ordinary shares, which are listed on the NYSE, will have no established trading market. ACE, ACE INA and/or the applicable ACE Trust may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, none of ACE, ACE INA or any ACE Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

      Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, ACE and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

      Certain legal matters with respect to United States and New York law will be passed upon for ACE, ACE INA and the ACE Trusts by Mayer, Brown & Platt, Chicago, Illinois. The validity of the preferred securities under Delaware law will be passed upon on behalf of ACE, ACE INA and the ACE Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Cayman Islands law will be passed upon for ACE by Maples and Calder, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain legal matters with respect to Bermuda law will be passed upon for ACE by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters, dealers or agents, if any, by Brown & Wood LLP, New York, New York. Mayer, Brown & Platt and Brown & Wood LLP will rely on the opinion of Maples and Calder with respect to Cayman Islands law and the opinion of Conyers, Dill & Pearman with respect to Bermuda law.

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

                                    EXPERTS

      The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to ACE's Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. Any audited financial statements and schedules that are incorporated or that are deemed to be incorporated by reference into this prospectus that are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents of these accountants filed with the SEC.

                     ENFORCEMENT OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS

      ACE is a Cayman Islands company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against ACE or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve ACE with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent irrevocably appointed for that purpose.

      ACE has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States or (ii) original actions brought in the Cayman Islands against such persons or ACE predicated solely upon U.S. Federal securities laws. ACE has also been advised by Maples and Calder that there is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the U.S. Federal securities laws, would not be allowed in Cayman Islands courts as contrary to that nations's public policy.

                      WHERE YOU CAN FIND MORE INFORMATION

ACE

      ACE files annual, quarterly and special reports, proxy statements and other information with the SEC. ACE's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document ACE files with the SEC at its public reference facilities in Washington, D.C., New York, New York or Chicago, Illinois. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. ACE's SEC filings are also available at the office of the New York Stock Exchange, 20

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

Broad Street, New York, New York 10005. For further information on obtaining copies of ACE's public filings at the NYSE, you should call (212) 656-5060.

      ACE is allowed to "incorporate by reference" the information it files with the SEC, which means that ACE can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that ACE files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. ACE incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that ACE, ACE INA and the ACE Trusts sell all of the securities offered by this prospectus:

    . ACE's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

    .  ACE's Current Report on Form 8-K filed January 14, 2000;

      You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning ACE at the following address:

      Investor Relations
      ACE Limited
      The ACE Building
      30 Woodbourne Avenue
      Hamilton, HM 08, Bermuda
      Telephone: (441) 299-9283
ACE INA

      ACE INA is a newly formed entity and has no direct operations. ACE INA is directly and indirectly wholly owned by ACE. The obligations of ACE INA under its debt securities will be fully and unconditionally guaranteed by ACE. See "Description of ACE INA Debt Securities and ACE Guarantee." ACE INA is not currently subject to the information reporting requirements under the Exchange Act. ACE INA will become subject to the reporting requirements upon the effectiveness of the registration statement that contains this prospectus, although ACE INA intends to seek and expects to receive an exemption from those requirements. So long as any guaranteed debt securities of ACE INA are outstanding, ACE will include in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning ACE INA.

The ACE Trusts

      There are no separate financial statements of the ACE Trusts in this prospectus. ACE does not believe the financial statements would be helpful to the holders of the preferred securities of the ACE Trusts because:

    . ACE, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each ACE Trust;

    . None of the ACE Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the ACE Trust and investing the proceeds in subordinated debt securities issued by ACE INA and fully and unconditionally guaranteed by ACE; and

    . The obligations of each ACE Trust under the preferred securities will be fully and unconditionally guaranteed by ACE. See "Description of ACE INA Debt Securities and ACE Guarantee" and "Description of Preferred Securities Guarantees."

      None of the ACE Trusts is currently subject to the information reporting requirements of the Exchange Act. Each ACE Trust will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus, although each ACE Trust intends to seek and expects to receive an exemption from those requirements. If the ACE Trusts did not receive such an exemption, the expenses of operating the ACE Trusts would increase, as would the likelihood that ACE would exercise its option to dissolve and liquidate the ACE Trusts early.

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[LOGO
OF ACE]

                                  ACE Limited

                           6,000,000 FELINE PRIDESSM
                   (Consisting initially of Income PRIDESSM)

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                       --------------------------------

                             PROSPECTUS SUPPLEMENT

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                                 April 6, 2000

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                              Merrill Lynch & Co.
                         Banc of America Securities LLC
                          Donaldson, Lufkin & Jenrette